Exhibit 10.2

EXECUTION COPY

FIRST OMNIBUS AMENDMENT

THIS FIRST OMNIBUS AMENDMENT, dated as of July 31, 2020 (this “Amendment”), is by and among PENNANTPARK INVESTMENT FUNDING I, LLC (the “Borrower”), as borrower, PENNANTPARK SENIOR LOAN FUND, LLC, as the equityholder of the Borrower (the “JV”), PENNANTPARK INVESTMENT CORPORATION (“PNNT”), PENNANTPARK INVESTMENT ADVISERS, LLC (the “Servicer”), as servicer, THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (the “Collateral Agent”), as collateral agent, STERLING NATIONAL BANK (“SNB”), as a lender, and BNP PARIBAS (“BNPP”), as administrative agent (in such capacity, the “Administrative Agent”) and as a lender.

W I T N E S S E T H:

WHEREAS, the Borrower, PNNT, the Servicer, the Collateral Agent, SNB and BNPP are parties to the Revolving Credit and Security Agreement, dated as of February 22, 2019 (as amended by that certain First Amendment to Revolving Credit and Security Agreement, dated September 9, 2019, and as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, as purchaser, and PNNT, as seller, are party to the Purchase and Sale Agreement, dated as of February 22, 2019 (the “Existing Purchase and Sale Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Purchase and Sale Agreement”);

WHEREAS, PNNT has transferred all of its membership interests in the Borrower to the JV (the “Equity Transfer”);

WHEREAS, PNNT owns 72.00% of the membership interests in the JV and Pantheon Private Debt Program SCSp SICAV-RAIF – Pantheon Senior Debt Secondaries II (USD), a Luxembourg limited partnership (“PPDP”), and SOLUTIO PREMIUM Private Debt I SCSp, a Luxembourg limited partnership (“SPPD” and, together with PPDP and any Affiliate of either of the foregoing, “Pantheon”), collectively own 28.00% of the membership interests in the JV; and

WHEREAS, PNNT wishes for the Borrower, Administrative Agent and the Lenders party hereto to consent to the Equity Transfer and the JV wishes to join the Credit Agreement on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the parties hereto are willing, on the terms and subject to the conditions hereinafter set forth, to agree to the amendments set forth below and the other terms hereof; and

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article V.

“BNPP” is defined in the preamble.

“Borrower” is defined in the preamble.

“Collateral Agent” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Existing Purchase and Sale Agreement” is defined in the first recital.

“JV” is defined in the preamble.

“Pantheon” is defined in the fourth recital.

“PNNT” is defined in the preamble.

“PPDP” is defined in the fourth recital.

“Purchase and Sale Agreement” is defined in the second recital.

“Servicer” is defined in the preamble.

“SNB” is defined in the preamble.

“SPPD” is defined in the fourth recital.

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement or Existing Purchase and Sale Agreement, as applicable, are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

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ARTICLE II

CONSENT TO EQUITY TRANSFER AND JOINDER OF JV

SECTION 2.1. Consent to Equity Transfer. Each of the Borrower, the Administrative Agent and the Lenders hereby consents to the Equity Transfer subject to the condition that as of the date hereof PNNT shall own 72.00% of the membership interests in the JV and Pantheon shall own 28.00% of the membership interests in the JV.

SECTION 2.2. Joinder of JV to Credit Agreement. JV and each of the other parties hereto agree that (i) JV shall become a party to, and it shall be bound by the terms of, the Credit Agreement as of the Amendment Effective Date as though an original signatory thereof, (ii) JV will perform in accordance with the terms and conditions of the Credit Agreement all of its obligations thereunder and (iii) JV hereby makes as of the date hereof all representations made by it in the Credit Agreement. JV hereby acknowledges that it has received copies of the Credit Agreement and each of the other Facility Documents. Each of the parties hereto (other than JV) consents to the foregoing joinder of JV as a party to the Credit Agreement and waives any otherwise applicable conditions precedent thereto under the Credit Agreement and the other Facility Documents (other than as set forth herein).

ARTICLE III

AMENDMENT TO EXISTING CREDIT AGREEMENT

Subject to the occurrence of the Amendment Effective Date (as hereinafter defined), the Existing Credit Agreement (including the Exhibits and Schedules thereto) is hereby amended as follows:

SECTION 3.1. The Existing Credit Agreement (including the Exhibits and Schedules thereto) is hereby amended and restated in its entirety in the form of Annex A attached hereto.

ARTICLE IV

AMENDMENT TO EXISTING PURCHASE AND SALE AGREEMENT

Subject to the occurrence of the Amendment Effective Date (as hereinafter defined), the Existing Purchase and Sale Agreement (including the Exhibits and Schedules thereto) is hereby amended as follows:

SECTION 4.1. The Existing Purchase and Sale Agreement (including the Exhibits and Schedules thereto) is hereby amended and restated in its entirety in the form of Annex B attached hereto.

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ARTICLE V

CONDITIONS TO EFFECTIVENESS

SECTION 5.1. Effective Date. This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received, each in form and substance reasonably satisfactory to the Administrative Agent, the following:

SECTION 5.1.1. Counterparts of this Amendment duly executed by the parties hereto.

SECTION 5.1.2. A certificate of a Responsible Officer of the Borrower certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its directors approving this Amendment and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party.

SECTION 5.1.3. A recently dated certificate of good standing of the Borrower issued by the Secretary of State of the State of Delaware.

SECTION 5.1.4. A certificate of a Responsible Officer of the JV, in its capacity as Equityholder, certifying, respectively, (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Amendment and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party.

SECTION 5.1.5. A recently dated certificate of good standing of the JV issued by the Secretary of State of the State of Delaware.

SECTION 5.1.6. A certificate of a Responsible Officer of PNNT, in its capacity as Sponsor, certifying, respectively, (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Amendment and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party.

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SECTION 5.1.7. A recently dated certificate of good standing of the PNNT issued by the Secretary of State of the State of Maryland.

SECTION 5.1.8. Legal opinions (addressed to each of the Secured Parties) of counsel to the Borrower, the JV, PNNT and the Servicer, covering such matters as the Administrative Agent and its counsel shall reasonably request.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Representations. Each of the Borrower, the JV, PNNT and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (ii) upon the effectiveness of this Amendment, no Default, Event of Default or, solely with respect to the Servicer, Potential Servicer Removal Event or Servicer Removal Event shall exist and (iii) its representations and warranties contained in the Facility Documents shall be true and correct in all material respects as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date).

SECTION 6.2. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 6.3. Facility Document Pursuant to Existing Credit Agreement. This Amendment is a Facility Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article XIII thereof.

SECTION 6.4. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.6. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

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SECTION 6.7. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement, Existing Purchase and Sale Agreement and the other Facility Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other terms or provisions of the Existing Credit Agreement, Existing Purchase and Sale Agreement or any other Facility Document or of any transaction or further or future action on the part of the Borrower. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the (i) Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Facility Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby, and (ii) Purchase and Sale Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Purchase and Sale Agreement, and each reference in the other Facility Documents to “the Purchase and Sale Agreement”, “thereunder”, “thereof” or words of like import referring to the Purchase and Sale Agreement, shall mean and be a reference to the Purchase and Sale Agreement as modified hereby.

SECTION 6.8. The Collateral Agent. By executing this Amendment, each Lender hereby consents to the terms of this Amendment, directs the Collateral Agent to execute and deliver this Amendment, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the gross negligence or willful misconduct of the Collateral Agent.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

PENNANTPARK INVESTMENT FUNDING I, LLC, as Borrower

By: PennantPark Senior Loan Fund, LLC, its Designated Manager

By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Managing Member of PennantPark Investment Administration, LLC, its administrative agent

SIGNATURE PAGE TO FIRST OMNIBUS AMENDMENT

PENNANTPARK SENIOR LOAN FUND, LLC

By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Managing Member of PennantPark Investment Administration, LLC, its administrative agent

SIGNATURE PAGE TO FIRST OMNIBUS AMENDMENT

PENNANTPARK INVESTMENT CORPORATION

By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Chief Executive Officer

SIGNATURE PAGE TO FIRST OMNIBUS AMENDMENT

PENNANTPARK INVESTMENT ADVISERS, LLC, as Servicer

By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Managing Member

SIGNATURE PAGE TO FIRST OMNIBUS AMENDMENT

STERLING NATIONAL BANK, as a Lender

By:	/s/ James Gelwicks
Name:	James Gelwicks
Title:	Sr. Managing Director

SIGNATURE PAGE TO FIRST OMNIBUS AMENDMENT

BNP PARIBAS, as Administrative Agent and a Lender

By:	/s/ Sohaib Naim
Name:	Sohaib Naim
Title:	Vice President

By:	/s/ Adnan Zuberi
Name:	Adnan Zuberi
Title:	Managing Director

SIGNATURE PAGE TO FIRST OMNIBUS AMENDMENT

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

SIGNATURE PAGE TO FIRST OMNIBUS AMENDMENT

ANNEX A

[Attached.]

ANNEX A to First Omnibus Amendment, dated July 31, 2020

CONFORMED COPY includes

EXECUTION COPY

First Amendment to Revolving Credit and Security Agreement, dated September 9, 2019

REVOLVING CREDIT AND SECURITY AGREEMENT

among

PENNANTPARK INVESTMENT FUNDING I, LLC,

as Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

BNP PARIBAS,

as Administrative Agent,

PENNANTPARK SENIOR LOAN FUND, LLC,

as Equityholder,

PENNANTPARK INVESTMENT CORPORATION,

as Sponsor,

PENNANTPARK INVESTMENT ADVISERS, LLC,

as Servicer,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of February 22, 2019

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(continued)

(continued)

SCHEDULES

Schedule 1	Initial Allocated Facility Amounts and Percentages
Schedule 2	[Reserved]
Schedule 3	Initial Collateral Loans
Schedule 4	Moody’s Industry Classifications
Schedule 5	Notice Information
Schedule 6	Authorized Signatories
Schedule 7	Diversity Score

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing (with attached form of Borrowing Base Calculation Statement)
Exhibit C	Form of Notice of Prepayment
Exhibit D	Form of Assignment and Acceptance
Exhibit E	Agreed-Upon Procedures
Exhibit F	Form of Data File
Exhibit G	Form of Approval Request

REVOLVING CREDIT AND SECURITY AGREEMENT

REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of February 22, 2019, among PennantPark Investment Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS from time to time party hereto, BNP PARIBAS (“BNP”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Administrative Agent”), PENNANTPARK SENIOR LOAN FUND, LLC, a Delaware limited liability company, as equityholder of the Borrower (the “Equityholder”), PENNANTPARK INVESTMENT CORPORATION, a Maryland corporation (“PNNT”), as sponsor (the “Sponsor”), PENNANTPARK INVESTMENT ADVISERS, LLC, a Delaware limited liability company (“PPIA”), as servicer (the “Servicer”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (“BNYM”), as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”).

W I T N E S E T H:

WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01. Definitions

As used in this Agreement, the following terms shall have the meanings indicated:

“Account Control Agreement” means that certain Account Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Custodian and the Collateral Agent, which agreement relates to the Covered Accounts.

“Adjusted Collateral Value” means, with respect to each Collateral Loan, as of any date of determination and expressed as a percentage of the Principal Balance of such Eligible Collateral Loan, a percentage equal to:

(a) if a Revaluation Event has not occurred with respect to such Collateral Loan:

(i)	the purchase price of such Collateral Loan (excluding any original issue discount of 3% or less) determined at the time the Borrower acquires such Collateral Loan; or

(ii)	the value of such Collateral Loan determined by the Administrative Agent in its sole discretion at the time the Borrower acquires such Collateral Loan;

(b) if a Revaluation Event has occurred with respect to such Collateral Loan, the value of such Collateral Loan as determined by the Administrative Agent in its sole discretion; and

(c) solely with respect to any Collateral Loan that is a PIK Loan or Equity Security, zero.

If the Borrower disagrees with the Adjusted Collateral Value assigned by the Administrative Agent to a Collateral Loan pursuant to clause (b) above (an “Agent Valuation”), then the Borrower may at its own expense and within ten (10) Business Days from the date on which the Administrative Agent assigned the Agent Valuation (the “Dispute Period”) obtain an Appraisal (the “New Valuation”) from a valuation firm selected by the Borrower with the consent of the Administrative Agent (such process, a “Valuation Agent Dispute”). If a New Valuation is obtained during the Dispute Period, then the New Valuation shall be treated as the amended Adjusted Collateral Value, otherwise the Agent Valuation shall be treated as the amended Adjusted Collateral Value. During the Dispute Period, the Adjusted Collateral Value shall be the Agent Valuation. Notwithstanding anything in this paragraph to the contrary, at any time after a Revaluation Event has occurred with respect to any Collateral Loan, the Administrative Agent may, in its sole discretion, further amend the Adjusted Collateral Value in respect of such Collateral Loan pursuant to clause (b) above on any subsequent date, subject to the valuation procedures and dispute mechanics set forth above, and such further determination shall constitute the Adjusted Collateral Value.

“Adjusted Eurodollar Rate” means, for any Interest Accrual Period an interest rate per annum equal to a fraction, expressed as a percentage, (i) the numerator of which is equal to the LIBOR Rate for such Interest Accrual Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Interest Accrual Period.

“Adjusted Principal Balance” means, for any Eligible Collateral Loan, as of any date of determination, an amount equal to the Adjusted Collateral Value of such Eligible Collateral Loan as of such date multiplied by the Principal Balance of such Eligible Collateral Loan as of such date; provided that the Adjusted Principal Balance of each Ineligible Collateral Loan shall be zero.

“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Administrative Agent Fee Letter” means that certain fee letter, dated as of the Closing Date, by and among the Administrative Agent, the Borrower, the Sponsor and the Servicer.

“Administrative Expense Cap” means, for any Payment Date, an amount not to exceed $100,000 for any twelve (12) month period.

“Administrative Expenses” means the fees and expenses (including indemnities) and other amounts of the Borrower due or accrued with respect to any Payment Date and payable in the following order:

(a) first, to the Collateral Agent and the Custodian, any amounts and indemnities payable to such entities pursuant to the Facility Documents; and

(b) second, on a pro rata basis, to:

(i) the Independent Accountants, agents (other than the Servicer) and outside counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents and to the Independent Manager of the Borrower for its fees and expenses incurred in acting in such capacity; and

(ii) to any rating agency for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Loan.

“Advance” means each loan advanced by the Lenders to the Borrower on a Borrowing Date pursuant to Article II.

“Advance Rate” means, with respect to any Collateral Loan, the corresponding percentage for the loan type set forth below:

Loan Type:	Sub-Category	Advance Rate
First Lien Loans	whose Obligors have an EBITDA of greater than the Dollar Equivalent of $35,000,000	67.50%

First Lien Loans	whose Obligors have an EBITDA of greater than the Dollar Equivalent of $15,000,000, but less than or equal to the Dollar Equivalent of $35,000,000	65.00%

First Lien Loans	whose Obligors have an EBITDA of less than or equal to the Dollar Equivalent of $15,000,000	62.50%

First Lien Last Out Loans		55.00%

Second Lien Loans		30.00%

Notwithstanding anything to the contrary set forth in the table above:

(a) First Lien Last Out Loans shall be assigned a 45% Advance Rate if the ratio of the sum of first out indebtedness and indebtedness under a Working Capital Revolver that is secured by a Permitted Working Capital Lien to EBITDA is more than 1.5x; and

(b) The portion of a First Lien Loan with a Senior Net Leverage Ratio of up to 5.00x shall be assigned the First Lien Loan Advance Rate (as applicable pursuant to the above chart) and the portion above 5.00x shall be assigned an Advance Rate of 45%.

“Affected Financial Institution” (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” means (a) the Administrative Agent, each Lender and each of their respective Affiliates and (b) any assignee or participant of any Lender (unless the benefit of any particular provision hereof to any such Affected Person is otherwise expressly excluded herein).

“Affiliate” means, in respect of a referenced Person at any time, another Person Controlling, Controlled by or under common Control with such referenced Person; provided that a Person shall not be deemed to be an “Affiliate” of an Obligor solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Obligor (except, for the avoidance of doubt, if any such Person or Obligor provides collateral for, guarantees or otherwise supports the obligations of the other such Person or Obligor).

“Agented Loan” means any Collateral Loan originated as part of a syndicated loan transaction that has one or more administrative, paying and/or collateral agents who receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Adjusted Collateral Balance” means, as of any date of determination, an amount equal to the sum of the Dollar Equivalent of the Adjusted Principal Balances of all Collateral Loans in the Collateral on such date, after giving effect to all Collateral Loans added to and removed from the Collateral on such date.

“Aggregate Funded Spread” means, as of any date, the sum of:

(a) in the case of each Floating Rate Loan (excluding any Floor Loan) that bears interest at a spread over an index (including any London interbank offered rate based index), (i) the excess of the sum of such spread and such index over the LIBOR Rate as then in effect (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of such Collateral Loan; and

(b) in the case of each Floor Loan, (i) the excess of the interest rate on such Floor Loan as of such date over the LIBOR Rate as then in effect (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Loan.

“Aggregate Net Collateral Balance” means, as of any date of determination, the Aggregate Adjusted Collateral Balance minus the Excess Concentration Amount, in each case, as of such date of determination.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Agreement” means this Revolving Credit and Security Agreement.

“Allocated Facility Amount” means, as to each Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, Advances to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding for such Lender up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Allocated Facility Amount, as applicable, as such amount may be reduced from time to time pursuant to Section 2.07 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 13.06(a).

“Applicable Law” means any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” has the meaning assigned to such term in the Lender Fee Letter.

“Appraisal” means an appraisal of a Collateral Loan that is conducted by an Approved Appraisal Firm, which may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an appraisal previously performed by such Approved Appraisal Firm or another Approved Appraisal Firm.

“Approval Request” has the meaning assigned to such term in Section 2.02.

“Approved Appraisal Firm” means any independent appraisal firm or independent financial advisor recognized as being experienced in conducting valuations of secured loans retained by the Borrower, the Servicer or the agent or lenders under any Collateral Loan and consented to by the Administrative Agent (such consent not to be unreasonably withheld).

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit D, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.

“AUP Report Date” has the meaning assigned to such term in Section 8.08.

“Available Currency” means, at any time, any of Pounds Sterling, Euros, Canadian Dollars, Australian Dollars or Dollars and, with the prior written consent of each Lender and the Administrative Agent and prior notice to the Collateral Agent, any other currency, so long as, in respect of any such specified currency, it is available to the Collateral Agent and at such time no central bank or other governmental authorization in the country of issue of such currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such currency by any Lender for making any Advance hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time)

and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, United States Code §§101 et seq., or foreign bankruptcy, insolvency, receivership or similar law from time to time in effect and affecting the rights of creditors generally.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% or (c) the LIBOR Rate for a one month period plus 1.0%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clauses (b) and (c) above will be determined based on a year of 360 days and actual days elapsed. If the calculation of the Base Rate results in a Base Rate of less than zero (0), the Base Rate shall be deemed to be zero (0) for all purposes hereunder.

“BDC Tax Distribution” means any distributions in cash or other property (excluding for this purpose the Borrower’s equity) in any taxable year of the Borrower in amounts not to exceed the amount that is estimated in good faith by the Borrower to be required to allow the Sponsor to make sufficient distributions to qualify as a RIC or to otherwise eliminate federal or state income or excise taxes payable by the Sponsor in or with respect to any taxable year of the Sponsor (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Sponsor shall not exceed the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii) above, calculated assuming that the Borrower had qualified to be taxed as a RIC, and (B) amounts may be distributed pursuant to this definition only to the extent of available Interest Proceeds and/or Principal Proceeds and only so long as (x) the Coverage Tests are satisfied immediately prior to and immediately after giving effect to such BDC Tax Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion), and (y) the Borrower certifies the above in a BDC Tax Distribution Notice to the Administrative Agent and the Collateral Agent at least two (2) Business Days prior to the applicable distribution.

“BDC Tax Distribution Notice” means a written notice setting forth (a) the calculation of the Borrower’s net undistributed taxable income (determined in good faith in accordance with good applicable accounting principles assuming for this purpose that the Borrower has elected to be subject to tax as a RIC under subchapter M of the Code), (b) the amount of any BDC Tax Distribution and (c) certifying that the Sponsor remains a RIC.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Accrual Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Adjusted Eurodollar Rate”, the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate: (1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the

LIBOR Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 2.17.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BNP” has the meaning assigned to such term in the introduction to this Agreement.

“Borrower” has the meaning assigned to such term in the introduction to this Agreement.

“Borrowing” has the meaning assigned to such term in Section 2.01.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of:

(a) product of (i) the Weighted Average Advance Rate as of such date, (ii) the Portfolio Advance Rate Adjustment as of such date and (iii) the Aggregate Net Collateral Balance as of such date (excluding the portion of the Aggregate Net Collateral Balance consisting of Collateral Loans that are subject to a disposition for which the Trade Date (and not the settlement date) has occurred);

(b) the Dollar Equivalent of the amount of Principal Proceeds on deposit in the Principal Collection Subaccount;

(c) the Dollar Equivalent of the amount on deposit in the Trust Account; and

(d) the Dollar Equivalent of the sales price of all Collateral Loans that are subject to a disposition for which the Trade Date (and not the settlement date) has occurred.

“Borrowing Base Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit B, as such form of Borrowing Base Calculation Statement may be modified by the Administrative Agent from time to time to the extent such form does not, in the good faith opinion of the Administrative Agent, accurately reflect the calculation of the Borrowing Base required hereunder.

“Borrowing Date” means the date of a Borrowing.

“Bridge Loan” means any loan that (a) is incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or similar transaction and (b) by its terms, is required to be repaid within one (1) year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

“Business Day” means any day of the year except: (a) a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; and (b) if such day relates to any interest rate setting as to an Advance determined by reference to the LIBOR Rate, any day on which banks are not open for dealings in the applicable Available Currency in the London interbank market.

“Cash” means Dollars or any other Available Currency immediately available on the day in question.

“Cash Interest Coverage Ratio” means, with respect to any Collateral Loan for any relevant testing period, the meaning of “Cash Interest Coverage Ratio,” “Pro Forma Cash Interest Coverage Ratio” or any comparable term in the Related Documents for such Collateral Loan, and in any case that “Cash Interest Coverage Ratio,” “Pro Forma Cash Interest Coverage Ratio” or such comparable term is not defined in such Related Documents, the ratio, for such Collateral Loan, of (a) EBITDA for the Relevant Test Period, to (b) interest for the Relevant Test Period, in each case, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the applicable Related Documents.

“CDOR Rate” means the rate per annum equal to the average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Accrual Period (or, if such day is not a Business Day, then on the immediately preceding Business Day) as reported on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to such Interest Accrual Period (or, if such Interest Accrual Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Accrual Period).

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (w) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof, (x) CRR, (y) Securitisation Regulation and (z) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” hereunder regardless of the date of effectiveness.

“Change of Control” means an event that shall be deemed to have occurred if any of the following occur:

(a) with respect to the Borrower, the Equityholder at any time for any reason ceases to own, directly or indirectly, 100% of the issued and outstanding membership interests of the Borrower (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units), free and clear of all Liens, rights options, warrants or other similar agreements or understandings;

(b) with respect to the Equityholder, (i) the Sponsor and Pantheon shall, collectively, at any time for any reason cease to own, directly, 100% of the issued and outstanding membership interests of the Equityholder (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units) and or (ii) the Sponsor at any time for any reason cease to own, directly, at least 50% of the issued and outstanding membership interests of the Equityholder (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units);

(c) with respect to the Sponsor, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Sponsor; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Sponsor by Persons who were neither (x) nominated by the requisite members of the board of directors of the Borrower nor (y) appointed by a majority of the directors so nominated; or (iii) the acquisition of direct or indirect Control of the Sponsor by any Person or group other than PennantPark Investment Advisers, LLC; or

(d) with respect to the Servicer, the Persons holding the outstanding equity interests in Servicer as of the Closing Date cease to own 51.0% of the outstanding equity interests in the Servicer; or the management agreement between the Sponsor and Servicer shall fail to be in full force and effect.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation” means each entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Closing Date” means February 22, 2019.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned to such term in Section 7.01(a).

“Collateral Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Collateral Agent Fee Letter” means the fee letter, dated as of the Closing Date, between the Collateral Agent and the Borrower setting forth the fees and other amounts payable by the Borrower to the Collateral Agent under the Facility Documents, in connection with the transactions contemplated by this Agreement.

“Collateral Loan” means a loan acquired by the Borrower.

“Collateral Quality Test” means a test that is satisfied if, as of any date of determination, in the aggregate, the Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, both owned and proposed to be owned) by the Borrower satisfy each of the tests set forth below, calculated, in each case, in accordance with Section 1.04:

(a) the Minimum Weighted Average Spread Test;

(b) the Minimum Weighted Average Coupon Test; and

(c) the Maximum Weighted Average Life Test.

“Collection Account” has the meaning assigned to such term in Section 8.02 and includes the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all Interest and fees and all other Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Collection Period” means, with respect to any Payment Date, the period commencing the day immediately following the prior Collection Period (or on the Closing Date, in the case of the Collection Period relating to the first Payment Date) and ending ten (10) Business Days prior to such Payment Date or, in the case of the Collection Period immediately preceding the Final Maturity Date or the Collection Period immediately preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received, by the Borrower from any Person in respect of any Collateral Loan constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans.

“Competitor” has the meaning assigned to such term in the Lender Fee Letter.

“Concentration Limitations” means, as of any date of determination, the following limitations (calculated without duplication) as applied to the Eligible Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, proposed to be owned) by the Borrower, calculated as a percentage of (I) clauses (a) – (i), the Aggregate Adjusted Collateral Balance (after giving effect to any proposed purchase of Collateral Loans) and (II) in the case clauses (j) and (k), the Maximum Portfolio Amount:

(a) not more than 25.00% may consist of Collateral Loans (other than First Lien Loans);

(b) not more than 40.00% may consist of First Lien Last Out Loans or Second Lien Loans;

(c) not more than 10.00% may consist of Second Lien Loans;

(d) not more than 10.00% may consist of Collateral Loans denominated in a Permitted Currency (other than Dollars);

(e) not more than 10.00% may consist of Collateral Loans with Obligors that are domiciled or have a principal place of business in an Eligible Country (other than the United States);

(f) not more than 25% may consist of Collateral Loans with Obligors with EBITDA of less than $15,000,000;

(g) not more than 10% may consist of Collateral Loans that are Cov-Lite Loans;

(h) not more than 25% may consist of Collateral Loans with Obligors with a Senior Net Leverage Ratio of greater than 5.5x;

(i) not more than 5% may consist of Collateral Loans that are Fixed Rate Loans;

(j) not more than 5.00% may consist of Collateral Loans with any Obligor and its Affiliates, except that (i) up to 10.00% may consist of Collateral Loans with the largest single Obligor and its Affiliates and (ii) up to 7.00% may consist of Collateral Loans with the second largest single Obligor and its Affiliates; and

(k) not more than 10.00% may consist of Collateral Loans with Obligors and their Affiliates that belong to any single Moody’s Industry Classification, except that (i) up to 20.00% may consist of Collateral Loans with Obligors and their Affiliates in the largest Moody’s Industry Classification, (ii) up to 15.00% may consist of Collateral Loans with Obligors and their Affiliates in the second largest Moody’s Industry Classification and (iii) up to 12.00% may consist of Collateral Loans with Obligors and their Affiliates in the third largest Moody’s Industry Classification.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, in respect of any Person, the certificate or articles of incorporation, formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contribution Notice” has the meaning assigned to such term in Section 10.05.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“Conversion Date” means the last day of the Reinvestment Period.

“Cost of Funds” means, with respect to an Advance in a currency other than Dollars, the actual cost to a Lender of funding or maintaining such Advance in the applicable currency from whatever source it may reasonably select for the relevant Interest Accrual Period.

“Cost of Funds Rate” means a rate per annum notified by the applicable Lender as soon as practicable after the occurrence of a Eurodollar Disruption Event which expresses as a percentage rate the actual Cost of Funds to such Lender.

“Cov-Lite Loan” means a Collateral Loan that is not subject to any Maintenance Covenants; provided that a Collateral Loan shall not constitute a Cov-Lite Loan if the Related Documents contain a cross-default or cross-acceleration provision to, or such Collateral Loan is pari passu with another loan of the Obligor that requires the Obligor to comply with one or more Maintenance Covenants.

“Coverage Test” means each of (a) the Maximum Advance Rate Test and (b) the Interest Coverage Ratio Test.

“Covered Account” means each of the Collection Accounts (including the Interest Collection Subaccount and Principal Collection Subaccount therein), the Payment Account and the Trust Account.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms, together with any guidelines, regulatory technical standards, implementing technical standards or related documents published from time to time in relation thereto by the European Banking Authority (or any predecessor or successor agency or authority) and the European Commission.

“Custodian” means The Bank of New York Mellon Trust Company, National Association and any successor thereto in its capacity as “Custodian” under the Custodian Agreement and “Securities Intermediary” under the Account Control Agreement.

“Custodian Agreement” means that certain Custodian Agreement, dated as of the Closing Date, among the Custodian, the Borrower, the Administrative Agent and the Collateral Agent.

“Data File” has the meaning assigned to such term in Section 8.06(a).

“Default” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulted Collateral Loan” means any Collateral Loan as to which at any time:

(a) a default as to all or any portion of one or more payments of principal, interest or commitment fees has occurred after the earlier of (i) any grace period applicable thereto and (ii) five (5) Business Days, in each case, past the applicable due date;

(b) a default (other than a default described in clause (a) of this definition) has occurred under the applicable Related Documents and for which the Borrower (or the agent or required lenders pursuant to the applicable Related Documents, as applicable) has elected to exercise any of its rights or remedies under the applicable Related Documents (including acceleration, foreclosing on collateral or the imposition of default pricing);

(c) any portion of principal and/or interest payable thereunder has been waived or forgiven by the holders of such obligation;

(d) a Revaluation Event under clause (b) of the definition thereof has occurred; or

(e) a Material Modification (other than as a result of clauses (e) or (f) of the definition thereof) has occurred.

“Defaulting Lender” means, at any time, any Lender that (a) has failed for three (3) or more Business Days after a Borrowing Date to fund its portion of an Advance required pursuant to the terms of this Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgment or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) shall be conclusive and binding absent manifest error.

“Delayed Drawdown Collateral Loan” means a Collateral Loan that (a) requires (whether or not subject to satisfaction of certain conditions precedent in the applicable Related Documents) the Borrower to make one or more future advances to the Obligor under the applicable Related Documents, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder.

“Deliver” or “Delivered” or “Delivery” means the taking of the following steps:

(a) in the case of each Instrument, causing the Custodian to maintain continuous possession of such Instrument;

(b) in the case of each Certificated Security (other than a Clearing Corporation Security):

(i) causing the delivery of such Certificated Security to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian in blank;

(ii) causing the Custodian to indicate continuously on its books and records that such Certificated Security is credited to the applicable Covered Account; and

(iii) causing the Custodian to maintain continuous possession of such Certificated Security;

(c) in the case of each Uncertificated Security (other than a Clearing Corporation Security):

(i) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(ii) causing the Custodian to continuously indicate on its books and records that such Uncertificated Security is credited to the applicable Covered Account;

(d) in the case of each Clearing Corporation Security:

(i) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian; and

(ii) causing the Custodian to continuously indicate on its books and records that such Clearing Corporation Security is credited to the applicable Covered Account;

(e) in the case of each security issued or guaranteed by the United States of America or an agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security a “Government Security”):

(i) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB; and

(ii) causing the Custodian to continuously indicate on its books and records that such Government Security is credited to the applicable Covered Account;

(f) in the case of each Security Entitlement not governed by clauses (a) through (e) above:

(i) causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the appropriate Covered Account, (y) to receive a Financial Asset from a Securities Intermediary or to acquire the underlying Financial Asset from a Securities Intermediary, and in either case, accepting it for credit to the appropriate Covered Account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account;

(ii) causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to one of the Covered Accounts, which shall at all times be securities accounts; and

(iii) causing the Custodian to continuously indicate on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Covered Account;

(g) in the case of Cash or Money:

(i) causing the delivery of such Cash or Money to the Custodian;

(ii) causing the Custodian to credit such Cash or Money to a “securities account” (as defined in Section 8-501(a) of the UCC), which may be a subaccount of the applicable Covered Account, in accordance with Article 9 of the UCC, pursuant to agreement by the Custodian to treat such Cash or Money as a Financial Asset; and

(iii) causing the Custodian to continuously indicate on its books and records that such Cash or Money so held is credited to the applicable Covered Account;

(h) with respect to such of the Collateral as constitutes an account or a general intangible or is not otherwise described in the foregoing clauses (a) through (g), causing to be filed with the Delaware Secretary of State a properly completed UCC financing statement that names the Borrower as debtor and the Collateral Agent as secured party and that describes such Collateral (which financing statement may have been previously filed) or any equivalent filing in any applicable jurisdiction; and

(i) in the case of each Collateral Loan, the Borrower (or the Servicer on behalf of the Borrower) shall have provided electronic copies of the Loan File for such Collateral Loan to the Collateral Agent and the Administrative Agent;

(j) in the case of each of clauses (a) through (h) above, such additional or alternative procedures as may hereafter become appropriate to perfect the security interest granted to the Collateral Agent hereunder in such items of the Collateral, consistent with Applicable Law.

In addition, the Servicer on behalf of the Borrower will obtain any and all consents required by the Related Documents relating to any Instruments, accounts or general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Determination Date” means the last day of each Collection Period.

“DIP Loan” means an obligation:

(a) obtained or incurred after the entry of an order of relief in a case pending under Chapter 11 of the Bankruptcy Code; and

(b) to a debtor in possession as described in Chapter 11 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code).

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 7 hereto, as such Diversity Scores shall be updated at the option of the Administrative Agent in its sole discretion if Moody’s publishes revised criteria.

“Dollar Equivalent” means (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in a currency other than Dollars, the Dollar equivalent of such amount determined by reference to (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer through customary banking channels at least 2 Business Days prior to the specified conversion date or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Dollars” and “$” mean lawful money of the United States of America.

“Due Date” means each date on which any payment is due on a Collateral Loan in accordance with its terms.

“Early Opt-in Election” means the occurrence of: (1) (i) a reasonable determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have reasonably determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.17, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and (2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EBITDA” means, with respect to any Relevant Test Period and any Collateral Loan, the meaning of the term “Adjusted EBITDA”, the term “EBITDA” or any comparable definition in the Related Documents for such period and Collateral Loan (or, in the case of a Collateral Loan for which the Related Documents have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Collateral Loan) as determined in the good faith discretion of the Servicer, and, in any case that the term “Adjusted EBITDA”, the term “EBITDA” or such comparable definition is not defined in such Related Documents, an amount, for the principal Obligor thereunder and any of its parents or subsidiaries that are obligated as guarantor pursuant to the Related Documents for such Collateral Loan (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Servicer in case of any acquisitions)) equal to earnings from continuing operations for such period plus interest expense, income taxes, unallocated depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), amortization of intangibles (including goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges, and any other item the Servicer and Administrative Agent deem to be appropriate.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Collateral Loan” means, as of any date of determination, a Collateral Loan that meets each of the following criteria unless otherwise approved by the Administrative Agent in its sole discretion:

(a) is a First Lien Loan, a Second Lien Loan or a First Lien Last Out Loan;

(b) for which the related Obligor has a EBITDA of not less than the Dollar Equivalent of $10,000,000;

(c) for which the related Obligor has a Senior Net Leverage Ratio of not more than 6.0x;

(d) as of its date of acquisition, was acquired at a price of at least 90% of its Principal Balance;

(e) is denominated in a Permitted Currency and does not permit the currency or country in which such Collateral Loan is payable to be changed;

(f) the relevant Obligor’s main place of business and/or incorporation and/or headquarter are in an Eligible Country;

(g) the Related Documents for such Collateral Loan are governed by the laws of any State in the United States, any province in Canada, the United Kingdom, Australia or the European Union or any other laws agreed to by the Administrative Agent and the Lenders;

(h) is not a Defaulted Collateral Loan at the time of acquisition by the Borrower;

(i) is not a Cov-Lite Loan unless the related Obligor has an EBITDA that is greater than the Dollar Equivalent of $45,000,000;

(j) is not a Structured Finance Obligation, a Zero Coupon Obligation, a Synthetic Security or a credit linked note;

(k) is not a corporate rescue loan, DIP Loan, PIK Loan, unsecured senior loan or Mezzanine Obligation;

(l) is not a project, shipping/aircraft or infrastructure/construction or single purpose real estate financing;

(m) does not constitute Margin Stock or an Equity Security;

(n) is not an obligation pursuant to which any future advances or payments to the Obligor may be required to be made by the Borrower (including any Revolving Collateral Loan or Delayed Drawdown Collateral Loan);

(o) does not have a legal final maturity which is longer than 8 years; and

(p) for which the Administrative Agent has approved an Approval Request;

(q) is originated in accordance with the Sponsor’s investment policies and for which the Sponsor and Servicer have conducted their respective usual investigations and due diligence for such Collateral Loan and has followed its typical investment procedures;

(r) the Borrower is the sole legal and beneficial owner of such Collateral Loan and the Borrower has received copies of customary legal opinions with respect to the Related Documents for such Collateral Loan (which may include any legal opinions provided to the Borrower on a non-reliance basis);

(s) is not a loan made to an Obligor which is a holding company and which does not have the benefit of a security interest over the assets of the Obligor or its Affiliates (other than in respect of the shares held by the Obligor in its subsidiary companies);

(t) permits the pledge to the Collateral Agent by the Borrower;

(u) with respect to any Collateral Loan for which the terms of the applicable Related Documents do not permit any portion of accrued and unpaid interest to be deferred or paid later, is scheduled to pay interest semi-annually (or such longer period consented to in writing by the Administrative Agent) or more frequently, with a minimum cash interest spread (after any withholding taxes levied exercised) of at least 3.5% (or such other percentage agreed to by the Administrative Agent in writing);

(v) provides for a fixed amount of principal payable on scheduled payment dates and/or at maturity and does not, by its terms, provide for earlier amortization or prepayment at a price of less than par;

(w) provides for payments that do not, at the time the obligation is acquired, subject to the Borrower to withholding tax or other similar taxes, unless the related Obligor is required to make “gross-up” payments that ensure that the net amount actually received by the Borrower (after payment of all taxes, whether imposed on such Obligor or the Borrower) will equal the full amount that the Borrower would have received had no such taxes been imposed;

(x) it is capable of being sold, assigned or participated to the Borrower, together with any associated security, without any breach of applicable selling restrictions, any contractual provisions or any legal or regulatory requirements and the Borrower does not require any authorizations, consents, approvals or filings (other than such as have been obtained or effected) as a result of or in connection with any such sale, assignment or participation under any Applicable Law;

(y) is not a sub-participation of a participation;

(z) is not subject to a tender offer from the related Obligor;

(aa) no event which constitutes a Revaluation Event has occurred in respect of such Collateral Loan from its original inception to the time of first inclusion in the Borrowing Base;

(bb) is not an obligation where the majority owner of the related Obligor is a Person controlled by the Servicer or its Affiliates unless the Servicer and its Affiliates control voting rights on less than 20% of the outstanding balance of each class of debt issued by such Obligor;

(cc) is not a lease;

(dd) is not a non “cash-flow” loan such as pure asset-backed, real estate, or finance company-sponsored special purpose vehicles;

(ee) is not a Bridge Loan;

(ff) for which the relevant the Obligor of such Collateral Loan is not a Governmental Authority;

(gg) for which the Obligor of such Collateral Loan is not a commodity trader and producer, oil field services company or other entity highly exposed to commodity price/volume risk;

(hh) for which the relevant Obligor is not operating in an Excluded Industry;

(ii) for which the relevant Obligor is not operating, domiciled or having business in a country subject to Sanctions;

(jj) is not by its terms convertible into or exchangeable for an equity security at the option of either the Borrower thereof or the holder, and does not have attached warrants to purchase equity securities with fair value in excess of 5% of the indebtedness acquired by Servicer and its Affiliates;

(kk) is not subject to a tender offer from the related Obligor other than (A) a Permitted Offer or (B) an exchange offer in which a debt obligation is exchanged for a debt obligation that would otherwise qualify for purchase herein;

(ll) will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act;

(mm) any applicable assignment or transfer agreement and, if evidenced by a note or other instrument, such note or other instrument have been delivered to the Custodian in accordance with the Custodian Agreement; and

(nn) is in “registered” form for U.S. federal income tax purposes.

“Eligible Country” means (i) the United States, Canada, the United Kingdom, the Netherlands Antilles, Bermuda, the Cayman Islands, the British Virgin Islands, the Channel Islands, the Isle of Man, Australia, the Netherlands, Germany, Sweden, Switzerland, Austria, Belgium, Denmark, Finland, Iceland, Ireland, Lichtenstein, Luxembourg and Norway, (ii) each other western European country with a country ceiling for foreign currency bonds of at least “Aa2” by Moody’s and a foreign country issuer credit rating of at least “AA” by S&P and (iii) any other country agreed to in writing by the Administrative Agent and each Lender.

“Eligible Investments” means any investment in an Available Currency that, at the time it is Delivered, is Cash or one or more of the following obligations or securities:

(a) direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, bank deposit products of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities

(including, if applicable, the Collateral Agent, the Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by S&P and “P-1” by Moody’s;

(c) commercial paper that (i) is payable in an Available Currency and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s; and

(d) units of money market funds having a rating of the Highest Required Investment Category from each of S&P and Moody’s.

No Eligible Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Custodian or any of their respective Affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Eligible Investment at the time of acquisition) or acts as offeror of; provided that, notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an officer’s certificate of the Borrower or the Servicer to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Eligible Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent and Custodian shall have no obligation to determine or oversee compliance with the foregoing.

“Equity Security” means any stock or similar security, certificate of interest or participation in any profit sharing agreement, reorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right.

“Equityholder” has the meaning given to such term in the recitals.

“Equityholder Purchase Event” means, with respect to any Collateral Loan, the occurrence of a breach of PNNT’s, as the seller under the Purchase and Sale Agreement, representations and warranties under Section 4.2 of the Purchase and Sale Agreement on the Purchase Date (as defined in the Purchase and Sale Agreement) for such Collateral Loan.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty

(30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any material liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan under Section 4041(c) of ERISA, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any material liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) or, for purposes of ERISA Section 302 or Code Section 412, (m) or (o) of the Code with the Borrower.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitisation Regulation” means Regulation (EU) 2017/2042 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other European Union directives and regulations.

“Eurocurrency Liabilities” is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender that it would be contrary to Law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain the applicable Available Currency in the London interbank market to fund any Advance, (b) the Administrative Agent shall have notified the Collateral Agent, the Borrower and each Lender that adequate and reasonable means do not exist to determine the Adjusted Eurodollar Rate, (c) the Required Lenders shall have notified the Administrative Agent of a determination by such Lenders that the rate at which deposits of the applicable Available Currency are being offered to such Lenders in the London interbank market does not accurately reflect the cost to such Lenders of making, funding or maintaining any

Advance; provided that such Lender has generally made a similar determination with respect to other similarly situated borrowers in similar facilities or (d) any Lender shall have notified the Administrative Agent of the inability, after using commercially reasonable efforts, of such Lender to obtain the applicable Available Currency in the London interbank market to make, fund or maintain any Advance.

“Eurodollar Reserve Percentage” means, for any period, the percentage, if any, applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.

“Euros” or “€” means the lawful currency of the EEA Member Countries that have adopted and retain the single currency in accordance with the treaty establishing the European Community.

“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

“Excess Concentration Amount” means, at any time in respect of which any one or more of the Concentration Limitations are exceeded, the Dollar Equivalent of the portions (calculated by the Servicer and without duplication) of each Eligible Collateral Loan that cause such Concentration Limitations to be exceeded.

“Excess Weighted Average Coupon” means, as of any date, an amount equal to (a) the excess, if any, of the Weighted Average Coupon over the Minimum Coupon, multiplied by (b) the Aggregate Principal Balance of all Fixed Rate Loans divided by the Aggregate Principal Balance of all Floating Rate Loans.

“Excess Weighted Average Floating Spread” means, as of any date, an amount equal to (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread, multiplied by (b) the Aggregate Principal Balance of all Floating Rate Loans divided by the Aggregate Principal Balance of all Fixed Rate Loans.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Collateral Loan included as part of the Collateral, which amount is attributable to the payment of any Taxes, fees or other charges imposed by any Governmental Authority on such Collateral Loan or on any underlying asset securing such Collateral Loan and (b) any amount received in the Collection Account (or other applicable account) representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Loans which are held in an escrow account for the benefit of the Obligor and the applicable secured party pursuant to escrow arrangements under a Related Document and (iii) any amount received in the Collection Account with respect to any Collateral Loan that is replaced by a Substitute Loan, or that is otherwise sold or transferred by the Borrower pursuant to Section 10.03, to the extent such amount is attributable to a time after the effective date of such replacement or sale.

“Excluded Industry” means each Moody’s Industry Classification in which BNP is not permitted to invest in accordance with the policies and procedures set forth on https://group.bnpparibas/en/financing-investment-policies (as such policies and procedures may be updated from time to time).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party: (a) Taxes imposed on or measured by a Secured Party’s net income (however denominated), franchise Taxes imposed on a Secured Party, and branch profits Taxes imposed on a Secured Party, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.03(h), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 13.03(g), and (d) U.S. federal withholding Taxes imposed under FATCA.

“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Collateral Agent Fee Letter, the Custodian Agreement, the Administrative Agent Fee Letter, the Lender Fee Letter, the Purchase and Sale Agreement, and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Collateral Agent’s security interest in the Collateral.

“Facility Reduction Fee” has the meaning assigned to such term in the Lender Fee Letter.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Agents in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Final Maturity Date” means the second anniversary of the last day of the Reinvestment Period.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“First Lien First Out Loan” means any Collateral Loan issued under the same Related Documents as a First Lien Last Out Loan that may become by its terms senior in right of payment to such First Lien Last Out Loan following an event of default under the applicable Related Documents or in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

“First Lien Last Out Loan” means any Collateral Loan that would constitute a First Lien Loan except that such Collateral Loan may become, by its terms, subordinate in right of payment to a First Lien First Out Loan following an event of default under the applicable Related Documents or in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

“First Lien Loan” means any Collateral Loan (for purposes of this definition, a “loan”) that meets the following criteria:

(a) is secured by a valid first priority perfected Lien in, to or on specified collateral securing the Obligor’s obligations under such loan (whether or not such loan is also secured by any lower priority Lien on other collateral), but subject to (1) a Lien in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets, a “Permitted Working Capital Lien”), (2) purchase money liens and (3) customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents; provided that such permitted Liens do not directly secure indebtedness for borrowed money;

(b) provides that the payment obligation of the Obligor on such loan is either senior to or pari passu with all other indebtedness of such Obligor;

(c) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation of the Obligor of such loan subject to purchase money liens and customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents; provided that such permitted Liens do not directly secure indebtedness for borrowed money;

(d) is secured, pursuant to such first priority perfected Lien, by collateral having a value (determined as set forth below) not less than the Principal Balance of such loan plus the aggregate Principal Balances of all other loans of equal seniority secured by a first Lien in the same collateral; and

(e) has otherwise been designated as a “First Lien Loan” by the Administrative Agent.

The determination as to whether clause (d) of this definition is satisfied shall be based on both (i) an analysis of the enterprise value of the related Obligor by the Servicer or an Appraisal or other valuation (which may be an internal Appraisal or valuation performed by the Servicer) performed on or about the date of acquisition by the Borrower or of the most recent restructuring of such Collateral Loan, and (ii) the Servicer’s judgment at the time such Collateral Loan is acquired by the Borrower.

Any First Lien Last Out Loan that is subordinated to indebtedness (including any ABL revolvers) that is less than 0.25x of the related Obligor’s EBITDA shall constitute a First Lien Loan (including for purposes of calculation of Concentration Limitations) and any First Lien Last Out Loan that is subordinated to indebtedness (including any ABL revolvers) that is greater than 0.25x of the related Obligor’s EBITDA but less than 0.50x of the related Obligor’s EBITDA may constitute a First Lien Loan at the discretion of the Administrative Agent, but any such First Lien Last Out Loan classified as a First Lien Loan at the discretion of the Administrative Agent shall still count as First Lien Last Out Loan for purposes of calculating Concentration Limitations under this Agreement.

“Fixed Rate Loan” means any Collateral Loan that bears a fixed rate of interest.

“Floating Rate Loan” means any Collateral Loan that bears a floating rate of interest.

“Floor Loan” means, as of any date:

(a) a Floating Rate Loan (i) for which the Related Documents provide for a Libor rate option and that such Libor rate is calculated as the greater of a specified “floor” rate per annum and the London interbank offered rate for the applicable interest period and (ii) that, as of such date, bears interest based on such Libor rate option, but only if as of such date the London interbank offered rate for the applicable interest period is less than such floor rate; and

(b) a Floating Rate Loan (i) for which the Related Documents provide for a base or prime rate option and such base or prime rate is calculated as the greater of a specified “floor” rate per annum and the base or prime rate for the applicable interest period and (ii) that, as of such date, bears interest based on such base or prime rate option, but only if as of such date the base or prime rate for the applicable interest period is less than such floor rate.

“FRB” has the meaning specified in the definition of Deliver.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase the Allocated Facility Amount or extend the term of the Reinvestment Period or change the Final Maturity Date (other than an increase of the Allocated Facility Amount of a particular Lender or the addition of a new Lender agreed to by the relevant Lender), (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which Interest is payable thereon or any fee is payable hereunder (other than in connection with the Benchmark Replacement), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 9.01 or Section 13.01(b), (g) modify the definition of the terms “Majority Lenders”, “Required Lenders”, “Advance Rate”, “Borrowing Base”, “Maximum Advance Rate Test”, “Interest Coverage Ratio Test”, “Collateral Loan”, “Eligible Collateral Loan”, “Eligible Country”, “Minimum Equity Amount”, “Collateral Quality Test”, “Fundamental Amendment” or any Collateral Quality Test set forth therein or component thereof defined therein; (h) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (i) extend the Reinvestment Period.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“Government Security” has the meaning specified in the definition of Deliver.

“Governmental Authority” means, with respect to any Person, any nation or government, any supranational, state or other political or subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator, in each case, having jurisdiction or authority over such Person.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities.

“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months and (b) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments.

“Indemnified Party” has the meaning assigned to such term in Section 13.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Accountants” has the meaning assigned to such term in Section 8.08(a).

“Independent Manager” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or any such Affiliate); (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Borrower or any Affiliate of the Borrower or (iv) any member of the immediate family of a person described in clauses (i), (ii) or (iii); provided that an independent manager may serve in similar capacities for other special purpose entities established from time to time by Affiliates of the Borrower and (B) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Manager thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Ineligible Collateral Loan” means, at any time, a Collateral Loan or any portion thereof, that fails to satisfy any criteria of the definition of Eligible Collateral Loan as of the date when such criteria are applicable.

“Initial AUP Report Date” has the meaning assigned to such term in Section 8.08.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Interest” means, for each day during an Interest Accrual Period, the sum of the products (for each day during such Interest Accrual Period) of:

IR x P x	1
D

where:

IR	=	the Interest Rate for such Interest Accrual Period;

P	=	the principal amount of the Advances outstanding on such day; and

D	=	360 days.

“Interest Accrual Period” means, with respect to any Advance, (a) the period beginning on (and including) the date on which such Advance is made and shall end on (but exclude) the last Business Day of the next succeeding month and (b) thereafter, the period beginning on (and including) the day immediately following the last day of the prior Interest Accrual Period and ending on (but excluding) the last Business Day of the calendar month that immediately follows the last day of the immediately preceding Interest Accrual Period.

“Interest Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).

“Interest Coverage Amount” means, as of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received in the Interest Collection Subaccount or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Collateral Loans and Ineligible Collateral Loans, in each case unless actually received), in each case, during the Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs.

“Interest Coverage Ratio” means, on any date of determination, the percentage equal to:

(a) an amount equal to the Interest Coverage Amount at such time minus all amounts payable on the related payment date pursuant to Section 9.01(a)(i)(A); divided by

(b) the amount payable on the Payment Date immediately following such date of determination, pursuant to Section 9.01(a)(i)(B).

“Interest Coverage Ratio Test” means a test that is satisfied on any date of determination if the Interest Coverage Ratio as of such date of determination is greater than or equal to 150%; provided that the Interest Coverage Ratio Test shall be deemed to be satisfied on any date prior to the initial Advance hereunder.

“Interest Proceeds” means, with respect to any Collection Period or the related Determination Date, without duplication, the sum of:

(a) all payments of interest and other income received in cash by the Borrower during such Collection Period on the Collateral Loans (including interest and other income received in cash on Ineligible Collateral Loans and the accrued interest received in cash in connection with a sale of any such Collateral Loan during such Collection Period);

(b) all principal and interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Interest Proceeds;

(c) all amendment and waiver fees, late payment fees (including compensation for delayed settlement or trades), and all protection fees and other fees and commissions received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds; and

(d) commitment fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds;

provided that:

(1) as to any Defaulted Collateral Loan (and only so long as it remains a Defaulted Collateral Loan), any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral Loan equals the Principal Balance of such Defaulted Collateral Loan at the time as of which it became a Defaulted Collateral Loan and all amounts received in excess thereof will constitute Interest Proceeds; and

(2) any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Collateral Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding Principal Balance of the related Collateral Loan, at the time it became a Defaulted Collateral Loan, for which such Equity Security was received in exchange.

“Interest Rate” means for any Interest Accrual Period, an interest rate per annum equal to (a)(i) with respect to any Advance denominated in Dollars, if a Eurodollar Disruption Event or an Event of Default has occurred and is continuing, the Base Rate plus the Applicable Margin and (ii) with respect to any Advance denominated in an Available Currency other than Dollars, if a Eurodollar Disruption Event has occurred and is continuing, the Cost of Funds Rate plus the Applicable Margin or (b) in all other cases, the Adjusted Eurodollar Rate plus the Applicable Margin.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Lender” means each Person listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Lender Fee Letter” means that certain fee letter, dated as of the Closing Date, by and among the Administrative Agent, the Lenders, the Borrower, the Sponsor and the Servicer.

“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever.

“LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro; and Pounds Sterling; in each case as long as there is a published LIBOR rate with respect thereto.

“LIBOR Rate” means, for any Interest Accrual Period:

(a) in the case of an Advance denominated in a LIBOR Quoted Currency, the ICE Benchmark Administration Limited London interbank offered rate per annum for deposits in the relevant currency for a period equal to the Interest Accrual Period as displayed in the Bloomberg Financial Markets System (or such other page on that service or such other service designated by the ICE Benchmark Limited for the display of such administration’s London interbank offered rate for deposits in the relevant currency) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the Interest Accrual Period (or, solely with respect to Advances denominated in Pounds Sterling, on the first day of the Interest Accrual Period) (the “Screen Rate”); provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Accrual Period, LIBOR Rate shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in the relevant currency are offered to the Administrative Agent two (2) business days preceding the first day of such Interest Accrual Period (or, solely with respect to Advances denominated in Pounds Sterling, on the first day of such Interest Accrual Period) by four leading banks (selected by the Administrative Agent after consultation with the Borrower) in the London or other offshore interbank market for the relevant currency as of 11:00 a.m. for delivery on the first day of such Interest Accrual Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Advance;

(b) in the case of an Advance denominated in Canadian Dollars, the CDOR Rate per annum;

(c) in the case of an Advance denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid rate or a successor thereto approved by the Administrative Agent (“BBSY”) as published by Reuters (or such other page or commercially available source providing BBSY (Bid) quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the day that is two Business Days prior to the first day of the Interest Accrual Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Accrual Period; and

(d) for all Non-LIBOR Quoted Currencies, the calculation of the applicable reference rate shall be determined in accordance with market practice;

provided in each case, if such rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).

“Loan File” means, for each Collateral Loan:

(a)	a copy of the assignment for such Collateral Loan, if any;

(b)	a copy of the executed Underlying Note (as defined in the Custodian Agreement), if any, endorsed by the Obligor or the prior holder of record of such Collateral Loan in blank or to the Borrower;

(c)	a copy of the Underlying Loan Agreement (as defined in the Custodian Agreement), together with a copy of all amendments and modifications thereto;

(d)	a copy of each related security agreement (if any) signed by each applicable Obligor; and

(e)	a copy of each related guarantee (if any) then executed in connection with such Collateral Loan.

“Maintenance Covenant” means, as of any date of determination, a covenant by the Obligor of a Collateral Loan to comply with one or more financial covenants during each reporting period applicable to such Collateral Loan; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related Collateral Loan shall be a Maintenance Covenant.

“Majority Lenders” means, as of any date of determination, Lenders having aggregate Percentages greater than 50%; provided, however, that if any Lender shall be a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Allocated Facility Amounts shall be excluded from the determination of Majority Lenders.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent) or financial condition of the Borrower, Servicer, Sponsor or Equityholder or the Borrower, Servicer, Sponsor or Equityholder and its subsidiaries taken as a whole; (b) the validity or enforceability of this Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Loans or the Related Documents generally or any material portion of the Collateral Loans or the Related Documents, (c) the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of each of the Borrower, the Equityholder, the Sponsor or the Servicer to perform its obligations under any Facility Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral.

“Material Modification” means, with respect to any Collateral Loan, any amendment, waiver, consent or modification of a Related Document with respect thereto (it being understood that a release document or similar instrument executed or delivered in connection with a disposition that is otherwise permitted under the applicable Related Documents shall not constitute an amendment or modification to such Related Document) executed or effected after the date on which such Collateral Loan is acquired by the Borrower, that:

(a)	reduces, defers or forgives any principal amount of such Collateral Loan;

(b)

reduces or waives one or more interest payments or permits any interest due with respect to such Collateral Loan in cash to be deferred or capitalized and added to the principal amount of such Collateral Loan (other than any deferral or capitalization already expressly permitted by the terms of its Related Documents or pursuant to the application of a pricing grid, in each case, as of the date such Collateral Loan was acquired by the Borrower);

(c)	waives, extends or postpones any date fixed for any scheduled payment (including at maturity) or mandatory prepayment of principal on such Collateral Loan;

(d)	contractually or structurally subordinates such Collateral Loan by operation of a priority of payments, turnover provisions or the transfer of assets in order to limit recourse to the related Obligor;

(e)

substitutes or releases any material portion of the underlying assets securing such Collateral Loan (other than as expressly permitted by the Related Documents as of the date such Collateral Loan was acquired by the Borrower) or releases any material guarantor or co-Obligor from its obligations with respect thereto;

(f)

modifies any term or provision of the Related Documents that materially impacts the calculation of any financial covenant or the determination of any default or event of default with respect to such Collateral;

(g)	results in a change in the currency in which such Collateral Loan is denominated; or

(h)	any other modification which, in the reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Collateral Loan.

“Maximum Advance Rate Test” means a test that will be satisfied at any time if, (a) the sum of (i) the Dollar Equivalent of the aggregate outstanding principal balance of the Advances at such time plus (ii) the Dollar Equivalent of the purchase price of all Collateral Loans that are to be acquired by the Borrower for which the Trade Date (and not settlement date) has occurred is less than or equal to (b) the lesser of (i) Borrowing Base and (ii) the Maximum Facility Amount.

“Maximum Facility Amount” means (a) on or prior to the Conversion Date, $250,000,000 (in each case as such amount may be reduced from time to time pursuant to Section 2.07) and (b) following the Conversion Date, the outstanding principal balance of all of the Advances; provided that the loan facility established under this Agreement is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request, the Lender(s) shall have committed to fund the related Advance(s) (up to the amount(s) specified in the related Approval Request) provided that the related conditions precedent set forth in Article III are satisfied.

“Maximum Portfolio Amount” means, as of any date of determination, the sum of (a) the Maximum Facility Amount as of such date plus (b) solely with respect to contributions made by the Sponsor and distribution made by the Borrower to the Sponsor, in each case prior to the Omnibus Amendment Effective Date, (i) the aggregate amount of contributions made by the Sponsor to the Borrower (other than any contributions made by the Sponsor to cure a Default or an Event of Default) minus (ii) any principal distributions made by the Borrower to the Sponsor plus (c) solely with respect to contributions made by the Equityholder on or after the Omnibus Amendment Effective Date, the aggregate amount of contributions made by the Equityholder to the Borrower (other than any contributions made by the Equityholder to cure a Default or an Event of Default).

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of the Collateral Loans as of such date is less than or equal to 6 years.

“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date, (c) each Monthly Report Determination Date, and (d) each Payment Date Report Determination Date.

“Mezzanine Obligations” means unsecured obligations that are contractually subordinated in right of payment to other debt of the same issuer.

“Minimum Coupon” means 6.50%.

“Minimum Equity Amount” means, at any time, the product of (a) 20% and (b) the Maximum Facility Amount.

“Minimum Floating Spread” means 4.00%.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Coupon.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

“Money” has the meaning specified in Section 1-201(24) of the UCC.

“Monthly Report” has the meaning assigned to such term in Section 8.06(a).

“Monthly Report Determination Date” has the meaning assigned to such term in Section 8.06(a).

“Monthly Reporting Date” has the meaning assigned to such term in Section 8.06(a).

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 4 hereto, as such industry classifications shall be updated at the option of the Servicer if Moody’s publishes revised industry classifications. The determination of which Moody’s Industry Classification to which an Obligor belongs shall be made in good faith by the Servicer.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001 (a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Non-Dollar Sublimit” means $25,000,000.

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Non-U.S. Lender” has the meaning assigned to such term in Section 13.03(g).

“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of Section 2.04, substantially in the form of Exhibit A.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.03.

“Notice of Prepayment” has the meaning assigned to such term in Section 2.06.

“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Notes or any other Facility Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, and all other amounts payable hereunder or thereunder by the Borrower.

“Obligor” means, in respect of any Collateral Loan, each Person obligated to pay Collections in respect of such Collateral Loan, including any applicable guarantors; provided that for purposes of determining the domicile of an Obligor for purposes of the definitions of Concentration Limitations and Eligible Collateral Loan, the term “Obligor” shall only include the Person in respect of which the Collateral Loan was principally underwritten.

“OFAC” means the U.S. Office of Foreign Assets Control.

“Omnibus Amendment Effective Date” means July 31, 2020.

“Other Connection Taxes” means, in the case of any Secured Party, any Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than a connection arising from such Secured Party having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, the Notes or any other Facility Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.03(h)).

“Pantheon” means, collectively, Pantheon Private Debt Program SCSp SICAV-RAIF – Pantheon Senior Debt Secondaries II (USD), a Luxembourg limited partnership, SOLUTIO PREMIUM Private Debt I SCSp, a Luxembourg limited partnership, and any Affiliate of either of the foregoing.

“Participant” means any bank or other Person to whom a participation is sold as permitted by Section 13.06(c).

“Participant Register” has the meaning assigned to such term in Section 13.06(c)(ii).

“PATRIOT Act” has the meaning assigned to such term in Section 13.15.

“Payment Account” has the meaning assigned to such term in Section 8.03.

“Payment Date” means the (i) the 20th day of each April, July, October and January, commencing with April 22, 2019; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day; and (ii) the Final Maturity Date.

“Payment Date Interest Period” means, with respect to any Payment Date, the period beginning on (and including) the immediately preceding Payment Date (or with respect to the initial Payment Date, the Closing Date) and ending on (but excluding) such Payment Date; provided that the final Payment Date Interest Period hereunder shall end on and include the day immediately prior to the date on which the Advances are paid in full.

“Payment Date Report” has the meaning assigned to such term in Section 8.06(b).

“Payment Date Report Determination Date” has the meaning assigned to such term in Section 8.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Percentage” of any Lender means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name on Schedule 1, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.

“Permitted Assignee” means (a) a Lender or any of its Affiliates or (b) any Person managed by a Lender or any of its Affiliates.

“Permitted Currencies” means Dollars, Canadian Dollars, Australian Dollars, Euro, Pounds Sterling and any other currency agreed to in writing by the Administrative Agent and each Lender (and available to the Collateral Agent).

“Permitted Liens” means (a) Liens created in favor of the Collateral Agent hereunder or under the other Facility Documents for the benefit of the Secured Parties; (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (c) with respect to the underlying collateral for any Collateral Loan, Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens upon such underlying assets, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (d) with respect to any Collateral Loan, Liens on the underlying collateral for such Collateral Loan permitted under the Related Documents that are customary for similar Collateral Loans and consistent with the Servicing Standard; and (e) with respect to Agented Loans and the underlying collateral for such Collateral Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of holders of the indebtedness of such Obligor.

“Permitted Offer” means a tender offer pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Loan) in exchange for consideration consisting of (x) cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Loans plus any accrued and unpaid interest in cash.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, exempted company, government (or an agency or political subdivision thereof) or other entity of any kind.

“PIK Loan” means a Collateral Loan on which a portion (but not all) of the interest accrued for a specified portion of time or until the maturity thereof is added to the principal balance of such loan or otherwise deferred rather than being paid in cash; provided that a loan that requires by the terms of its applicable Related Documents interest to be paid in cash at a rate of (in the case of a PIK Loan that is a Fixed Rate Obligation) at least 5.50% and (in the case of a PIK Loan that is a Floating Rate Obligation) at least the LIBOR Rate plus 3.50% per annum shall be deemed not to be a PIK Loan hereunder.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Plan Asset Rule” has the meaning assigned to such term in Section 4.01(n).

“Portfolio Advance Rate Adjustment” means, as of any date of determination, the highest applicable percentage set forth on the table below:

Diversity Score	Available Advance Rate

Less than 4	0%

Greater than or equal to 4, but less than 6	40%

Greater than or equal to 6, but less than 8	60%

Greater than or equal to 8, but less than 12	80%

Greater than 12	100%

“Portfolio Asset Buy Confirmation” means, with respect to any Collateral Loan, documentation evidencing, in reasonable detail, the Borrower’s acquisition of such Collateral Loan, and which shall identify at least the obligor, price and the Principal Balance of such Collateral Loan.

“Post-Default Rate” means a rate per annum equal to the rate of interest otherwise in effect pursuant to this Agreement (or, if no such rate is specified, the Base Rate) plus 2.00% per annum.

“Potential Servicer Removal Event” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute a Servicer Removal Event.

“Pounds Sterling” and “£” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate announced by BNP from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by BNP in connection with extensions of credit to debtors.

“Principal Amortization Target Amount” means, as of any Payment Date after the Reinvestment Period, the positive difference, if any, between (a) the Dollar Equivalent of the aggregate outstanding principal balance of the Advances (prior to giving effect to any payments under Section 9.01 on such Payment Date) and (b) the product of (i) the Maximum Facility Amount and (ii) (A) 100% minus (B) an amount (expressed as a percentage) equal to (x) 50% multiplied by (y) the lessor of (I) the number of years since the Conversion Date (including any fractional years), and (II) two (2).

“Principal Balance” means, with respect to any loan, as of any date of determination, the outstanding principal amount of such loan, excluding any capitalized interest.

“Principal Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).

“Principal Deficit Amount” means, as of any Payment Date after the Reinvestment Period, an amount equal to the positive difference, if any, of (a) Principal Amortization Target Amount minus (b) the Dollar Equivalent of all Principal Proceeds available to be applied on the related Payment Date pursuant to Section 9.01(a)(ii)(C) (after giving effect to Section 9.01(a)(ii)(A) and (B)).

“Principal Proceeds” means, with respect to any Collection Period or the related Determination Date, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds, including unapplied proceeds of the Advances and any amounts received by the Borrower as equity contributions (howsoever designated).

“Priority of Payments” has the meaning assigned to such term in Section 9.01(a).

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under Section 9-102(a)(64) of the UCC and, in any event, shall include any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Prohibited Transaction” means a transaction described in Section 406(a) of ERISA, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the Closing Date, between Sponsor, as the seller, and the Borrower, as the purchaser.

“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (a)(i) that has either (A) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (ii) the parent corporation of which has either (A) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (iii) is otherwise acceptable to the Administrative Agent and (b) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“Recipient” means the Administrative Agent, each Lender and each Secured Party.

“Register” has the meaning assigned to such term in Section 13.06(d).

“Regulation T”, “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) the date that is the third anniversary of the Closing Date and (b) the date of the termination of the Allocated Facility Amounts pursuant to Section 6.01.

“Related Documents” means, with respect to any Collateral Loan, (i) the loan or credit agreement evidencing such Collateral Loan, (ii) the principal security agreement, and (iii) if the same can be obtained without undue expense or effort, all other documents evidencing, securing, guarantying, governing or giving rise to such Collateral Loan.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Test Period” means, with respect to any Collateral Loan, the relevant test period for the calculation of EBITDA, Cash Interest Coverage Ratio, Senior Leverage Ratio or Total Net Leverage Ratio, as applicable, for such Collateral Loan in the applicable Related Documents or, if no such period is provided for therein, for Obligors delivering monthly financial statements, each period of the last twelve consecutive reported calendar months, and for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Collateral Loan; provided that, with respect to any Collateral Loan for which the relevant test period is not provided for in the applicable Related Documents, if an Obligor is a newly-formed entity as to which twelve consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor or closing date of the applicable Collateral Loan to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation or closing, as applicable, and shall subsequently include each period of the last twelve consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Replacement Servicer” has the meaning assigned to such term in Section 11.01(c).

“Repurchase Price” means, with respect to a Collateral Loan to be purchased pursuant to Section 10.06, an amount equal to (A) at any time during the Reinvestment Period so long as no Default exists and the Maximum Advance Rate Test is satisfied, the sum of (a)(i) the then-applicable Advance Rate of such Collateral Loan, multiplied by (ii) the outstanding Principal Balance of such Collateral Loan, plus (b) any expenses or fees with respect to such Collateral Loan and costs and damages incurred by the Borrower (or any of its assignees, including the Administrative Agent or any Lender) in connection with any violation by such Collateral Loan or the related Obligor of any Applicable Law and (B) at any time a Default exists, the Maximum Advance Rate Test is not satisfied or following the end of the Reinvestment Period, the Principal Balance of such Collateral Loan.

“Requested Amount” has the meaning assigned to such term in Section 2.03.

“Required Lenders” means, as of any date of determination, Lenders having aggregate Percentages greater than or equal to 66 2/3%; provided, however, that if any Lender shall be a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Allocated Facility Amounts shall be excluded from the determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) in the case of (i) a corporation or exempted company or (ii) a partnership or limited liability company that, in each case, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, managing director, president, senior vice president, vice president, assistant vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary (provided that a director or manager of the Borrower shall be a Responsible Officer regardless of whether its Constituent Documents provide for officers), (b) without limitation of clause (a)(ii), in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) without limitation of clause (a)(ii), in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee, (e) an “authorized signatory” or “authorized officer” that has been so authorized pursuant to customary corporate proceedings, limited partnership proceedings, limited liability company proceedings or trust proceedings, as the case may be, and that has responsibilities commensurate with the matter for which it is acting as a Responsible Officer: the initial “authorized signatories” of the parties hereto are set forth on Schedule 6 (as such Schedule 6 may be modified from time to time by written notice), and (f) in the case of the Custodian, the Collateral Agent or Administrative Agent, an officer of the Custodian, the Collateral Agent or Administrative Agent, as applicable, having direct responsibility for the administration of this Agreement.

“Retained Amount” means, with respect to any Agented Loan that is transferred to the Borrower, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Loan and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Loan that relate to such portions of the indebtedness that are owned by another lender.

“Retransfer Date” has the meaning assigned to such term in Section 10.03.

“Revaluation Event” means, with respect to any Collateral Loan as of any date of determination, the occurrence of any one or more of the following events (any of which, for the avoidance of doubt, may occur more than once):

(a) (i) the Cash Interest Coverage Ratio for the current period with respect to such Collateral Loan (A) with respect to any Obligor with a Cash Interest Coverage Ratio of greater than or equal to 1.90x at the time the Collateral Loan was acquired by the Borrower, is less than 1.75x and (B) with respect to any Obligor with a Cash Interest Coverage Ratio of less than 1.90x at the time the Collateral Loan was acquired by the Borrower, decreases by more than 15% from the ratio calculated on the date the Borrower acquired such Collateral Loan or (ii) the (A) Total Net Leverage Ratio for the current period of the related Obligor of any Second Lien Loan and the (B) Senior Net Leverage Ratio for the current period of the related Obligor of any First Lien Loan or First Lien Last Out Loan, in each case, increases by more than 1x from the ratio calculated on the date the Borrower acquired such Collateral Loan; provided, however, that upon any amendment to an Related Document for a Collateral Loan or any incurrence of indebtedness by the applicable Obligor which in any manner increases the level of any indebtedness which is senior or pari passu to the indebtedness held by the Borrower or allows the level of secured indebtedness to be increased, the financial ratios set forth above shall be recalculated on a pro forma basis giving effect to such amendment or incurrence and such Collateral Loan shall be assessed at such time to determine whether a Revaluation Event has occurred;

(b) an Insolvency Event occurs with respect to the Obligor;

(c) an Obligor default in the payment of principal, interest or unutilized/commitment fee (giving effect to any applicable grace period under the applicable Related Documents, but not to exceed five days) with respect to such Collateral Loan or any other debt obligation of such Obligor which is senior or pari passu to such Collateral Loan;

(d) the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Related Documents of such Collateral Loan (after giving effect to any applicable grace period thereunder) or the Borrower (or the Servicer on behalf of the Borrower) fails to deliver any such financial reporting information to the Administrative Agent within five (5) Business Days of receipt; or

(e) the occurrence of a Material Modification with respect to such Collateral Loan or such Collateral Loan becomes a Defaulted Collateral Loan;

“Revolving Collateral Loan” means any Collateral Loan (other than a Delayed Drawdown Collateral Loan) that is a loan (including revolving loans, funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the related Obligor by the Borrower and which provides that such borrowed money may be repaid and re-borrowed from time to time; provided that any such Collateral Loan will be a Revolving Collateral Loan only until all commitments to make revolving advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“RIC” means a Person qualifying for treatment as a “regulated investment company,” as defined in Section 851 of the Code.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services, LLC business.

“Sanctioned Country” has the meaning given to such term in Section 4.01(q).

“Sanctioned Person” has the meaning given to such term in Section 4.01(q).

“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, the French Republic, and/or Her Majesty’s Treasury.

“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan.

“Screen Rate” has the meaning assigned to it in the definition of “LIBOR Rate”.

“Second Lien Loan” means any Collateral Loan (for purposes of this definition, a “loan”) that meets the following criteria:

(a) is secured by a valid second priority perfected Lien in, to or on specified collateral securing the Obligor’s obligations under such loan (whether or not such loan is also secured by any higher or lower priority Lien on other collateral) which security interest is equivalent (to the extent legally possible) to the first priority perfected Lien in, to or on such specified collateral;

(b) is not (and is not permitted by its terms to become) subordinate in right of payment to any other obligation of the Obligor of such loan (excluding customary terms applicable to second lien lenders under intercreditor provisions);

(c) where intercreditor arrangements on terms reflecting market practice have been entered into between the Borrower and the lenders that have been granted a first priority lien on the specified collateral securing the Obligor’s obligations under such loan; and

(d) is secured, pursuant to such second priority perfected Lien, by collateral having a value (determined as set forth below) not less than the Principal Balance of such loan plus the aggregate Principal Balances of all other loans of equal or higher seniority secured by a first or second Lien in the same collateral.

The determination as to whether clause (d) of this definition is satisfied shall be based on both (x) an analysis of the enterprise value of the related Obligor by the Servicer or an appraisal or a valuation (which may be an internal appraisal or valuation performed by the Servicer) performed on or about the date of acquisition by the Borrower or of the most recent restructuring of such Collateral Loan, and (y) the Servicer’s judgment at the time such Collateral Loan is acquired by the Borrower.

“Secured Parties” means the Administrative Agent, the Collateral Agent, the Custodian, each Lender, the Servicer (to the extent the Servicer has not been removed), BNYM, in its capacity as securities intermediary under the Account Control Agreement, and, if applicable, the Replacement Servicer.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Securities Intermediary” has the meaning assigned to it in Section 8-102(a)(14) of the UCC.

“Securitisation Regulation” means, collectively, the EU Securitisation Regulation and any laws, regulations or directions amending the EU Securitisation Regulation as it applies or will apply in the United Kingdom.

“Securitisation Regulation Rules” means the Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and/or implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the Securitisation Regulation and, in each case, any relevant guidance and directions published in relation thereto by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority, and in relation to its application in the United Kingdom, the Financial Conduct Authority and/or the Prudential Regulation Authority (or in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as may be amended and in effect from time to time.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Net Leverage Ratio” means, with respect to any Collateral Loan for any Relevant Test Period, the meaning of “Senior Leverage Ratio”, “Senior Net Leverage Ratio”, “First Lien Leverage Ratio”, “First Lien Net Leverage Ratio” or any comparable term relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness defined in the Related Documents for such Loan, and in any case that “Senior Leverage Ratio”, “Senior Net Leverage Ratio”, “First Lien Leverage Ratio”, “First Lien Net Leverage Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness minus

Unrestricted Cash to (b) EBITDA as calculated by the Servicer in good faith using information from and calculations consistent with the relevant financial models, pro forma financial statements, compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents.

“Servicer” means PPIA, in its capacity as servicer hereunder and any successor thereto in accordance herewith.

“Servicer Removal Event” means any one of the following events:

(a) any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Covered Accounts any amount required hereunder to be so deposited credited or delivered by it, or to make any distributions therefrom required by it, in each case on or before the date occurring three (3) Business Days after the date such deposit or distribution is required to be made by the Servicer;

(b) any failure by the Servicer to deliver any statement or report required to be delivered by the Servicer pursuant to Section 5.02(d) and Section 8.06 on before the date occurring five (5) Business Days after the date such statement or report is required to be delivered by the Servicer; provided that, the subsequent delivery of any such statement or report shall be deemed to cure the breach of this clause (b) unless (i) the Administrative Agent has delivered written notice to the Servicer of its intent to remove the Servicer pursuant to and in accordance with Section 11.01(b) or (ii) such breach had a Material Adverse Effect on the Administrative Agent or any Lender;

(c) except as set forth in clauses (a) and (b) above, the Servicer breaches in any material respect any covenant or agreement applicable to it under this Agreement or any other Facility Document to which it is a party (it being understood that failure to meet any Coverage Test, Concentration Limitation or Collateral Quality Test is not a breach under this subclause (b)), and, if capable of being cured, is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) its receiving written notice from either Agent of such breach;

(d) the failure of any representation, warranty, or certification made or delivered by the Servicer in or pursuant to this Agreement or any other Facility Document to be correct when made which failure constitutes a Material Adverse Effect and, if capable of being cured, is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) its receiving written notice from either Agent of such failure;

(e) the occurrence and continuation of an Event of Default;

(f) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of the Dollar Equivalent of $1,000,000, with respect to Servicer (in each case, net of amounts covered by third party insurance), and Servicer shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within sixty (60) days from the date of entry thereof;

(g) (i) the failure of Servicer to make any payment when due (after giving effect to any related grace period set forth in the related agreements) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of the Dollar Equivalent of $1,000,000, if the effect of such failure has resulted in the acceleration of such debt or (ii) Servicer shall have made payments to settle any litigation, claim or dispute totaling more than, in the aggregate, the Dollar Equivalent of $1,000,000;

(h) a Change of Control occurs;

(i) an Insolvency Event relating to the Servicer occurs;

(j) any action shall be taken by the Servicer, or any of its senior executive officers involved in the management of any of the Collateral Loans, that constitutes fraud or a criminal offense in the performance of the Servicer’s obligations under this Agreement or any other Facility Document applicable to it;

(k) the Servicer shall be indicted for a criminal offense under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business, materially related to the Servicer’s asset management business; or

(l) any of the Servicer’s senior executive officers having responsibility for the management or administration of the Collateral Loans or the performance by the Servicer of its obligations under this Agreement or any other Facility Document applicable to the Servicer shall be convicted of a criminal offense under the laws of the United States or a state thereof or the laws of any other jurisdiction in which the Servicer conducts business, materially related to the Servicer’s asset management business.

“Servicer Removal Notice” shall have the meaning assigned to such term in Section 11.01(b).

“Servicing Standard” has the meaning assigned to such term in Section 11.02(d).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, as to any Person, such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

“Specified Eligible Investment” means an Eligible Investment meeting the requirements of Section 8.05(a) and that is available to the Collateral Agent, specified by the Servicer to the Collateral Agent (with a copy to the Administrative Agent) on or prior to the initial Borrowing Date; provided that, so long as no Event of Default shall have occurred and then be continuing, at any time with not less than five Business Days’ notice to the Collateral Agent (with a copy to the

Administrative Agent) the Servicer may (and, if the then Specified Eligible Investment is no longer available to the Collateral Agent, shall) designate another Eligible Investment that meets the requirements of Section 8.05(a) and that is available to the Collateral Agent to be the Specified Eligible Investment for purposes hereof. After the occurrence and continuation of an Event of Default, a Specified Eligible Investment shall mean an Eligible Investment meeting the requirements of Section 8.05(a) and which has been selected by the Administrative Agent and specified to the Collateral Agent.

“Sponsor” has the meaning given to such term in the recitals.

“Structured Finance Obligation” means any debt obligation owing by a finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations; provided that loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Substitute Loan” has the meaning assigned to such term in Section 10.03.

“Synthetic Security” means a security or swap transaction (excluding, for purposes of this Agreement, a participation interest) that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any taxing Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Net Leverage Ratio” means, with respect to any Collateral Loan for any Relevant Test Period, the meaning of “Total Leverage Ratio”, “Total Net Leverage Ratio” or any comparable term relating to total indebtedness defined in the Related Documents for such Collateral Loan, and in any case that “Total Leverage Ratio”, “Total Net Leverage Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) total indebtedness minus Unrestricted Cash to (b) EBITDA as calculated by the Servicer in good faith using information from and calculations consistent with the relevant financial models, pro forma financial statements, compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents.

“Trade Date” has the meaning assigned to such term in Section 1.04(m).

“Transaction” has the meaning specified in Section 13.22.

“Trust Account” has the meaning assigned to such term in Section 8.02.

“UCC” means the New York Uniform Commercial Code; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Unrestricted Cash” has the meaning assigned to the term “Unrestricted Cash” or any comparable term defined in the Related Documents for each Collateral Loan, and in any case that “Unrestricted Cash” or such comparable term is not defined in such Related Documents, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Related Documents).

“Unused Fees” has the meaning assigned to such term in the Lender Fee Letter.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.03(g)(iii).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Loans included in the Aggregate Net Collateral Balance, the sum for all such Eligible Collateral Loans of (a) the product of (i) the Advance Rate for such Eligible Collateral Loan and (ii) such Eligible Collateral Loan’s contribution to the Aggregate Net Collateral Balance and divided by (b) the Aggregate Net Collateral Balance.

“Weighted Average Coupon” means, as of any date, an amount equal to the number, expressed as a percentage, obtained by:

(a) summing the products of (i) the stated interest coupon on each Fixed Rate Loan multiplied by (ii) the Principal Balance of such Fixed Rate Loan; and

(b) dividing such sum by the Aggregate Principal Balance of all Fixed Rate Loans as of such date.

“Weighted Average Floating Spread” means, as of any date, the number obtained by dividing:

(a) the Aggregate Funded Spread (with respect to all Floating Rate Loans), by

(b) the Aggregate Principal Balance of all Floating Rate Loans as of such date.

“Weighted Average Life” means, as of any date of determination with respect to all Eligible Collateral Loans, the number of years following such date obtained by:

(a) summing the products of (i) the Average Life at such time of each Eligible Collateral Loan multiplied by (ii) the Principal Balance of such Collateral Loan; and

(b) dividing such sum by the sum of the Aggregate Principal Balance of all Eligible Collateral Loans as of such date.

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Eligible Collateral Loan, the quotient obtained by dividing (i) the sum of the products of (A) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Loan and (B) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Loan.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital Revolver” means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related Obligor, which current assets subject to such security interest do not constitute a material portion of the Obligor’s total assets (it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related Obligor).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In

Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Coupon Obligation” means a Collateral Loan that does not provide for periodic payments of interest in Cash or that pays interest only at its stated maturity.

Section 1.02. Rules of Construction

For all purposes of this Agreement and the other Facility Documents, except as otherwise expressly provided or unless the context otherwise requires, (a) singular words shall connote the plural as well as the singular and vice versa (except as indicated), as may be appropriate, (b) the words “herein,” “hereof” and “hereunder” and other words of similar import used in any Facility Document refer to such Facility Document as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision thereof, (c) the headings, subheadings and table of contents set forth in any Facility Document are solely for convenience of reference and shall not constitute a part of such Facility Document nor shall they affect the meaning, construction or effect of any provision hereof, (d) references in any Facility Document to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, (e) any definition of or reference to any Facility Document, agreement, instrument or other document shall be construed as referring to such Facility Document, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or any other Facility Document), (f) any reference in any Facility Document, including the introduction and recitals to such Facility Document, to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (g) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified, supplemented or replaced from time to time and (h) any Event of Default shall be continuing until expressly waived in writing by the requisite Lenders. Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees for the benefit of each of the other parties hereto: (a) the LIBOR Rate (i) may be subject to methodological or other changes which could affect its value, (ii) may not comply with applicable laws and regulations (such as the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended (EU Benchmarks Regulation)) and/or (ii) may be permanently discontinued; and (b) the occurrence of any of the aforementioned events and/or a Benchmark Replacement may have adverse consequences which may materially impact the economics and/or each party’s commercial expectations of the financing transactions contemplated under this Agreement.

Section 1.03. Computation of Time Periods

Unless otherwise stated in the applicable Facility Document, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the word “through” means “to and including” and the words “to” and “until” both mean “to but excluding”. Periods of days referred to in any Facility Document shall be counted in calendar days unless Business Days are expressly prescribed. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day.

Section 1.04. Collateral Value Calculation Procedures

In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loan, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on any Collateral Loan shall be made on the basis of information as to the terms of each such Collateral Loan and upon reports of payments, if any, received on such Collateral Loan that are furnished by or on behalf of the Obligor of such Collateral Loan and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b) For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include (i) scheduled interest and principal payments on Defaulted Collateral Loans and Ineligible Collateral Loans unless or until such payments are actually made and (ii) ticking fees and other similar fees in respect of Collateral Loans, unless or until such fees are actually paid.

(c) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Collateral Loan (other than a Defaulted Collateral Loan or an Ineligible Collateral Loan, which, except as otherwise provided herein, shall be assumed to have Scheduled Distributions of zero) shall be the total amount of (i) payments and collections to be received during such Collection Period in respect of such Collateral Loan, (ii) proceeds of the sale of such Collateral Loan received and, in the case of sales which have not yet settled, to be received during such Collection Period that are not reinvested in additional Collateral Loans or retained in a Collection Account for subsequent reinvestment pursuant to Article X, which proceeds, if received as scheduled, will be available in a Collection Account and available for distribution at the end of such Collection Period and (iii) amounts referred to in clause (i) or (ii) above that were received in prior Collection Periods but were not disbursed on a previous Payment Date or retained in a Collection Account for subsequent reinvestment pursuant to Article X.

(d) Each Scheduled Distribution receivable with respect to a Collateral Loan shall be assumed to be received on the applicable Due Date.

(e) References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(f) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Ineligible Collateral Loans will be treated as having a Principal Balance equal to zero.

(g) Determinations of the Collateral Loans, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the highest Borrowing Base at the time of determination, it being understood that a Collateral Loan (or portion thereof) that falls into more than one category of Collateral Loans will be deemed, solely for purposes of such determinations, to fall only into the category that produces the highest such Borrowing Base at such time (without duplication).

(h) Ineligible Collateral Loans will not be included in the calculation of the Collateral Quality Tests.

(i) For purposes of determining the Minimum Weighted Average Spread Test and the Minimum Weighted Average Coupon Test (and related computations of stated interest coupons and Aggregate Funded Spread), capitalized or deferred interest (and any other interest that is not paid in cash) will be excluded.

(j) References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s acquisition of such Collateral Loan by way of a sale from the Sponsor and the Borrower’s making or origination of such Collateral Loan. Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase or the making or origination thereof) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan).

(k) For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.01%.

(l) Unless otherwise expressly provided for herein, all monetary calculations under this Agreement shall be the Dollar Equivalent of such amount, as applicable.

(m) For purposes of the definitions of “Aggregate Adjusted Collateral Balance” and “Borrowing Base” and for calculating compliance with any test under this Agreement in connection with the acquisition or disposition of a Collateral Loan or Eligible Investment, the trade date (the “Trade Date”) (and not the settlement date) with respect to any such Collateral Loan or Eligible Investment under consideration for acquisition or disposition shall be used to determine whether such acquisition or disposition is permitted hereunder.

ARTICLE II

ADVANCES

Section 2.01. Revolving Credit Facility

On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender severally agrees to make Advances under this uncommitted facility from time to time in Available Currencies on any Business Day during the Reinvestment Period, on a pro rata basis in each case in an aggregate principal amount at any one time outstanding (calculated as the Dollar Equivalent of such aggregate principal amount) up to but not exceeding such Lender’s Allocated Facility Amount and, as to all Lenders, in an aggregate principal amount that satisfies the Maximum Advance Rate Test; provided that, after making any such Advance, the Dollar Equivalent of the aggregate principal amount of all Advances denominated in an Available Currency other than Dollars shall not exceed the Non-Dollar Sublimit.

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 (each, a “Borrowing”) and prepay Advances under Section 2.06.

Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge that this is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request, the Lender(s) shall have committed to fund the related Advance(s) (up to the amount(s) specified in the related Approval Request) provided that the related conditions precedent set forth in Article III are satisfied.

Section 2.02. Administrative Agent Approval Process for Purchases of Collateral Loans. The Servicer, on behalf of the Borrower, shall provide to the Administrative Agent (with a copy to the Borrower) a notice by electronic mail that contains the information listed in Exhibit G with respect to each Collateral Loan proposed to be purchased by the Borrower (which information shall include the amount of the Advance to be requested in order to settle the related purchase) with, if applicable, funds held in the Trust Account or the proceeds of an Advance or Principal Proceeds pursuant to Section 10.02 (together with any attachments required in connection therewith, an “Approval Request”), together with copies of any Related Documents in the possession of, or reasonably available to, the Servicer related to such Collateral Loan requested by the Administrative Agent. If the Administrative Agent receives an Approval Request by 11:00 a.m. New York City time on any Business Day, the Administrative Agent shall notify the Servicer and the Borrower in writing (including via electronic mail) whether it has approved or rejected such Approval Request by 3:00 p.m. on the second Business Day thereafter (it being understood, for the avoidance of doubt, that any Approval Request received by the Administrative Agent after 11:00 a.m. on any Business Day shall be deemed to have been received on the following Business Day); provided that if the Administrative Agent does not notify the Servicer and the Borrower whether it has approved or rejected such Approval Request by 3:00 p.m. on the second Business Day after receipt, such Approval Request shall be deemed to be rejected. No later than 4:30 p.m. on the same Business Day that the Servicer and Borrower receive an approved Approval Request from the Administrative Agent (or reconfirmation of an approved Approval Request in accordance with the proviso to this sentence), the Servicer, on behalf of the Borrower, shall provide by electronic mail to the Administrative Agent (with a copy to the Borrower, the Custodian and the Collateral Agent) a copy of the Portfolio Asset Buy Confirmation; provided that, if the Servicer on behalf of the Borrower (x) does not enter into a commitment to purchase a Collateral Loan on the same Business Day as the approval of the related Approval Request is first received from the Administrative Agent and (y) still wishes to purchase such Collateral Loan, the Servicer, by 11:00 a.m. on the next Business Day, shall request the Administrative Agent to reconfirm to the Servicer and the Borrower that the related approved Approval Request shall remain valid until 4:30 p.m. New York City time on such Business Day; provided, further, that, with respect to any Approval Request obtained for a primary commitment where the Borrower does not enter into a commitment to purchase the related Collateral Loan on the same Business Day as such approval was first received, no such reconfirmation shall be required so long as the Servicer provides notice to the Administrative Agent of the allocation made to the Borrower under such primary commitment on the day such allocation is known to either the Borrower or the Servicer. Notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall have the right, acting in its sole and absolute discretion, to (A) approve or reject any Approval Request and/or (B) request additional information reasonably available to the Borrower regarding any proposed Collateral Loan.

Section 2.03. Making of the Advances

(a) (i) If the Borrower desires to make a Borrowing under this Agreement to purchase a Collateral Loan for which the Approval Request has been approved by the Administrative Agent it shall give the Collateral Agent and the Administrative Agent (with a copy to each Lender) a written notice (each, a “Notice of Borrowing”) for such Borrowing (which notice shall be irrevocable and effective upon receipt) not later than 2:00 p.m. at least (i) two (2) Business Days prior to the day of the requested Borrowing or (ii) solely in the case of each initial Advance in an Available Currency other than Dollars, two (2) weeks (or such longer period agreed to by the Borrower and the Servicer that shall not to be more than six (6) weeks) prior to the date of the requested Borrowing.

Each Notice of Borrowing shall be substantially in the form of Exhibit B, dated the date the request for the related Borrowing is being made, signed by a Responsible Officer of the Borrower or the Servicer, as applicable, shall attach a Borrowing Base Calculation Statement (which Borrowing Base Calculation Statement shall give pro forma effect to any Collateral Loans being acquired with the proceeds of such Borrowing on such date or the following Business Day), and shall otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the Conversion Date, the currency of the Borrowing requested shall be an Available Currency and the amount of the Borrowing requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least the Dollar Equivalent of $500,000 or an integral multiple of the Dollar Equivalent $100,000 in excess thereof (or, if less, the remaining unfunded Allocated Facility Amounts hereunder).

(b) Each Lender shall, not later than 12:00 p.m. on each Borrowing Date in respect of Advances, make its Percentage of the applicable Requested Amount available to the Borrower by disbursing such funds in the applicable Available Currency to the applicable Principal Collection Subaccount (or in accordance with the wire instructions delivered in connection with the Notice of Borrowing).

Section 2.04. Evidence of Indebtedness

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts and currencies of principal and interest thereon and paid to it, from time to time hereunder; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

(b) Any Lender may request that its Advances to the Borrower be evidenced by a Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note payable to such Lender and otherwise appropriately completed and the Administrative Agent shall record such issuance and delivery in the Register. Thereafter, to the extent reflected in the Register, the Advances of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.06(a)) be represented by a Note payable to such Lender (or registered assigns pursuant to Section 13.06(a)), except to the extent that such Lender (or assignee) subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in clause (a) of this Section 2.04.

Section 2.05. Payment of Principal and Interest

The Borrower shall pay principal and Interest on the Advances as follows:

(a) 100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be payable on the Final Maturity Date.

(b) Interest shall accrue on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full. The Administrative Agent shall determine the unpaid Interest and Unused Fees payable thereto prior to each Payment Date using the Interest Rate for each Advance for each day during the related Payment Date Interest Period to be paid by the Borrower on each Payment Date for the related Payment Date Interest Period and shall advise each Lender, the Collateral Agent and the Servicer thereof and shall send a consolidated invoice of all such Interest and Unused Fees to the Borrower on the third (3rd) Business Day prior to such Payment Date.

(c) Accrued Interest shall be payable in arrears (i) on each Payment Date, and (ii) in connection with any prepayment of the Advances pursuant to Section 2.06(a); provided that (x) with respect to any prepayment in full of the Advances outstanding, accrued Interest on such amount through the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (y) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount through the date of prepayment shall be payable on the Payment Date following such prepayment (or on such date of prepayment if requested by the Administrative Agent).

(d) The obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.15), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person.

Section 2.06. Prepayment of Advances

(a) Optional Prepayments. The Borrower may, from time to time on any Business Day, voluntarily prepay Advances in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Collateral Agent, the Lenders and the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit C not later than 2:00 p.m. two (2) Business Days prior to the date of such prepayment (provided that same day notice may be given to cure any non-compliance with the Maximum Advance Rate Test). Each such Notice of Prepayment shall be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each prepayment of any Advance by the Borrower pursuant to this Section 2.06(a) shall in each case be in a principal amount of at least the Dollar Equivalent of $500,000 (other than a prepayment made in order to cure any non-compliance with the Maximum Advance Rate Test) or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory Prepayments. The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments.

(c) Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.06 shall be subject to Sections 2.05(c) and 2.11 and applied to the Advances in accordance with the Lenders’ respective Percentages.

Section 2.07. Changes of Allocated Facility Amounts

(a) Automatic Reduction and Termination. The Allocated Facility Amounts of all Lenders shall be automatically reduced to zero at 5:00 p.m. on the Conversion Date.

(b) Optional Reductions. Prior to the Conversion Date, the Borrower shall have the right to reduce the Maximum Facility Amount in part or terminate the Reinvestment Period and reduce the Maximum Facility Amount in full, at any time or from time to time concurrently with the payment of any applicable Facility Reduction Fee payable in connection therewith upon not less than three (3) Business Days’ prior notice to the Collateral Agent, the Lenders and the Administrative Agent of each such termination or partial reduction, which notice shall specify the effective date of such termination or partial reduction and the amount of any such partial reduction; provided that (i) the amount of any such reduction of the Maximum Facility Amount shall be equal to at least the Dollar Equivalent of $500,000 or an integral multiple of the Dollar Equivalent of $100,000 in excess thereof or, if less, the remaining unused portion thereof, and (ii) no such reduction or termination will (when taken together with any concurrent prepayment of the Advances pursuant to Section 2.06(a)) reduce the Maximum Facility Amount below the sum of the Dollar Equivalent of the aggregate principal amount of Advances outstanding at such time. Such notice of termination or partial reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Allocated Facility Amounts of each Lender. Except as otherwise set forth herein, upon the occurrence of the Collection Date (including the occurrence of the Collection Date following the termination of Reinvestment Period and the reduction of the Allocated Facility Amounts to zero by the Borrower pursuant to this clause (b) and the prepayment of all Obligations in accordance with Section 2.06(a)), this Agreement shall terminate automatically.

(c) Effect of Termination or Reduction. The Allocated Facility Amounts of the Lenders once reduced and the Reinvestment Period once terminated may not be reinstated. Each reduction of the Maximum Facility Amount pursuant to this Section 2.07 shall be applied ratably among the Lenders in accordance with their respective Allocated Facility Amounts.

Section 2.08. Maximum Lawful Rate

It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein or in any Note to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.

Section 2.09. Several Obligations

The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its pro rata portion of such Advance on such date. Neither Agent shall be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance required to be made by such other Lender.

Section 2.10. Increased Costs

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Affected Person (except any such reserve requirement reflected in the Adjusted Eurodollar Rate);

(ii) subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Affected Person or the London interbank market any other condition, cost or expense (other than Taxes), affecting this Agreement or Advances made by such Affected Person by reference to the LIBOR Rate or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of making, continuing, converting into or maintaining any Advance made by reference to the LIBOR Rate (or of maintaining its obligation to make any such Advance) or to reduce the amount of any sum received or receivable by such Affected Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered as specified in a certificate delivered to the Borrower pursuant to clause (c) of this Section 2.10.

(b) Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Person to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity coverage), by an amount deemed to be material by such Affected Person, then within ten (10) Business Days of demand the Borrower will pay to such Affected Person in Dollars, such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such reduction suffered or charge imposed; provided that the amounts payable under this Section 2.10(b) shall be without duplication of amounts payable under Section 13.03 and shall not include any Excluded Taxes.

(c) Certificates from Lenders. A certificate of an Affected Person setting forth in reasonable detail the basis for such demand and the amount or amounts, in Dollars, necessary to compensate such Affected Person or its holding company as specified in clause (a) or (b) of this Section 2.10 shall be promptly delivered to the Borrower and shall be conclusive absent manifest error; provided that such Affected Person charges such increased costs to borrowers that are substantially similar to the Borrower in financing transactions materially similar to the financing transaction set forth in this Agreement. The Borrower shall pay such amount shown as due on any such certificate on the next Payment Date after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 2.10 for any costs, reductions, penalties or interest incurred more than nine months prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to any increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Lending Office. Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clauses (a) or (b) of this Section 2.10, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

Section 2.11. Compensation; Breakage Payments

The Borrower agrees to compensate each Affected Person from time to time, on the Payment Dates (or on the applicable date of prepayment) following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts) in accordance with the Priority of Payments, for all reasonable losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance bearing interest that was computed by reference to the LIBOR Rate and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) a Borrowing of any Advance bearing interest that was computed by reference to the LIBOR Rate by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, and (ii) if any payment or prepayment of any Advance is not made on a Payment Date. A certificate as to any amounts payable pursuant to this Section 2.11 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

Section 2.12. Illegality; Inability to Determine Rates

(a) Notwithstanding any other provision in this Agreement, in the event of a Eurodollar Disruption Event, then the affected Lender shall promptly notify the Agents and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on the Adjusted Eurodollar Rate shall be suspended until such time as such Lender may again make and maintain Advances based on the Adjusted Eurodollar Rate.

(b) Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on the Adjusted Eurodollar Rate pursuant to Section 2.12(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain Advances based on the Adjusted Eurodollar Rate; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(c) If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for the applicable Advances, or (ii) the Required Lenders determine and notify the Administrative Agent that the Adjusted Eurodollar Rate with respect to such Advances does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain Advances based on the Adjusted Eurodollar Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

Section 2.13. Rescission or Return of Payment

The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement and any other applicable Facility Document shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

Section 2.14. Post-Default Interest

The Borrower shall pay interest on all Obligations (other than principal and interest on the Advances, where the default rate is reflected in the Applicable Margin) that are not paid when due for the period from the due date thereof until the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.

Section 2.15. Payments Generally

(a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid by the Borrower to the applicable recipient in (x) the case of principal of, and Interest on, an Advance, in the Available Currency of such Advance, and (y) in the case of all other amounts, Dollars, in each case, in immediately available funds in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. Each of the Lenders shall provide wire instructions (and any other information reasonably requested in order to effect any payment hereunder) to the Borrower and the Collateral Agent. All payments made by the Collateral Agent pursuant to a Payment Date Report on any Payment Date shall be wired by the Collateral Agent by 2:00 p.m. on such Payment Date. Prepayments to be made pursuant to Section 2.06 for which the Collateral Agent has received a Notice of Prepayment two (2) Business Days prior to the scheduled date of prepayment shall be wired by the Collateral Agent by 2:00 p.m. on such date (in the case of payments in Dollars) and 10:00 a.m. (in the case of payments in an Available Currency (other than Dollars)).

All other payments by the Borrower must be received by the Collateral Agent on or prior to 3:00 p.m. on a Business Day (the Collateral Agent shall then wire such funds to the Lenders by 5:00 p.m. on such Business Day); provided that, payments received by the Collateral Agent after 3:00 p.m. or payments received by the Lenders after 5:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day. For the avoidance of doubt, for purposes of Section 6.01, amounts paid by the Borrower shall be deemed received upon payment by the Borrower to the Collateral Agent. At no time will the Collateral Agent have any duty (express or implied) to fund (or front or advance) any amount owing by the Borrower hereunder.

(b) Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed in computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by the Collateral Agent or the Administrative Agent under this Agreement or any other Facility Document shall be conclusive absent manifest error.

Section 2.16. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.01(c).

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held as cash collateral for future funding obligations of that Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.16 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Administrative Agent determines in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their relative Allocated Facility Amounts, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17. Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 2.17 will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.17.

(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for an Advance during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing at the Base Rate. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Initial Advance

The obligation of each Lender to make its initial Advance hereunder shall be subject to the conditions precedent that the Administrative Agent shall have received on or before the Closing Date the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) each of the Facility Documents (other than the Collateral Agent Fee Letter which shall be delivered directly to the Collateral Agent) duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(b) true and complete copies of the Constituent Documents of the Borrower, the Sponsor and the Servicer as in effect on the Closing Date;

(c) a certificate of a Responsible Officer of the Borrower certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its directors approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(d) a recently dated certificate of good standing of the Borrower issued by the Secretary of State of the State of Delaware;

(e) a certificate of a Responsible Officer of the Sponsor, in its capacity as Sponsor, certifying, respectively, (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(f) a certificate of a Responsible Officer of the Servicer, in its capacity as Servicer, certifying, respectively, (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(g) financing statements (or the equivalent thereof in any applicable foreign jurisdiction, as applicable) in proper form for filing on the Closing Date, under the UCC with the Secretary of State of the State of Delaware and any other applicable filing office in any applicable jurisdiction that the Administrative Agent deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement;

(h) copies of proper financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower, the Sponsor or any transferor;

(i) legal opinions (addressed to each of the Secured Parties) of counsel to the Borrower, the Sponsor, the Servicer, the Collateral Agent and the Custodian, covering such matters as the Administrative Agent and its counsel shall reasonably request;

(j) evidence reasonably satisfactory to it that all of the Covered Accounts shall have been established, and the Account Control Agreement shall have been executed and delivered by the Borrower, the Collateral Agent and the Custodian and shall be in full force and effect;

(k) evidence that (i) all fees and expenses due and payable to each Lender on or prior to the Closing Date have been received or will be received contemporaneously with the initial Advance; (ii) the reasonable and documented fees and expenses of Mayer Brown LLP, counsel to the Administrative Agent, in connection with the transactions contemplated hereby (to the extent invoiced prior the Closing Date); and (iii) all other reasonable and documented up-front expenses and fees (including legal fees of outside counsel and any fees required under the Collateral Agent Fee Letter) that are, in the case of clauses (ii) and (iii), invoiced at least one Business Day prior to the Closing Date, shall have been paid by the Borrower;

(l) if applicable, delivery of such Collateral (including any promissory note, executed assignment agreements and word or pdf copies of the principal credit agreement for each initial Collateral Loan, to the extent received by the Borrower) in accordance with the Custodian Agreement and the definition of “Delivered” shall have been effected;

(m) a certificate of a Responsible Officer of the Borrower, dated as of the Closing Date, certifying to the effect that, in the case of each item of Collateral pledged to the Collateral Agent, on the Closing Date and, in the case of clauses (i) through (iii) below, immediately prior to the delivery thereof on the Closing Date:

(i) the Borrower is the owner of such Collateral free and clear of any Liens except for those which are being released on the Closing Date or Permitted Liens;

(ii) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than Permitted Liens or interests granted pursuant to this Agreement; and

(iii) upon grant by the Borrower, the Collateral Agent has a first priority perfected security interest in the Collateral, except Permitted Liens or as permitted by this Agreement; and

(n) such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested.

Section 3.02. Conditions Precedent to Each Borrowing

The obligation of each Lender to make each Advance to be made by it (including the initial Advance) on each Borrowing Date shall be subject to the fulfillment of the following conditions:

(a) the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Borrowing Base Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.03;

(b) immediately after the making of such Advance on the applicable Borrowing Date, each Coverage Test shall be satisfied and each Collateral Quality Test shall be satisfied or, if not satisfied, maintained or improved, in each case, as demonstrated on the Borrowing Base Calculation Statement attached to such Notice of Borrowing;

(c) each of the representations and warranties of the Borrower, the Servicer, the Sponsor and the Equityholder contained in the Facility Documents shall be true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(d) no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;

(e) the Reinvestment Period shall not have terminated;

(f) after giving effect to such Advance, the Dollar Equivalent of the aggregate principal amount of all Advances denominated in an Available Currency other than Dollars shall not exceed the Non-Dollar Sublimit;

(g) subject to Section 2.02, the Administrative Agent shall have approved of the Approval Request for each Collateral Loan to be acquired with the proceeds of such Advance and such approval has not expired or been rescinded; and

(h) after giving effect to such Advance, the aggregate outstanding principal balance of all Advances shall not exceed the sum of:

(i) the Aggregate Net Collateral Balance, minus

(ii) the Minimum Equity Amount, plus

(iii) the Dollar Equivalent of the aggregate amounts on deposit in the Principal Collection Subaccount constituting Principal Proceeds.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Borrower

The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date, as follows:

(a) Due Organization. It is a limited liability company formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification and Good Standing. It is in good standing in the State of Delaware and it is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under, the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Borrowings under this Agreement, the pledge of the Collateral under this Agreement and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g) Location. Its office in which it maintains its limited liability company books and records is located at the addresses set forth on Schedule 5. The jurisdiction of its registered office and jurisdiction of organization is the jurisdiction referred to in Section 4.01(a).

(h) Investment Company Act. Assuming compliance by each of the Lenders and any participant with Section 13.06, neither it nor the pool of Collateral is required to register as an “investment company” under the Investment Company Act.

(i) ERISA. Neither it nor any member of the ERISA Group has, or during the past five years had, any liability or obligation with respect to any Plan or Multiemployer Plan.

(j) Taxes. It has filed all U.S. federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all U.S. federal income taxes and all other taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(k) Tax Status. For U.S. federal income tax purposes, it is treated as an entity that is disregarded as separate from its owner in accordance with Treasury Regulation Section 301.7701-3(b)(1)(ii). The entity from which it is disregarded as a separate entity is a U.S. Person.

(l) Plan Assets. Its assets are not treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA (the “Plan Asset Rule”) and the Collateral is not deemed to be “plan assets” for purposes of the Plan Asset Rule. It has not taken, or omitted to take, any action which could result in any of the Collateral being treated as “plan assets” for purposes of the Plan Asset Rule or, assuming that the assets of the Lenders, the Administrative Agent and the Collateral Agent are not deemed to be “plan assets” for purposes of the Plan Asset Rule, the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.

(m) Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, it is and will be Solvent.

(n) Representations Relating to the Collateral.

(i) It owns and has good and marketable legal and beneficial title to all Collateral Loans and other Collateral free and clear of any Lien or claim of any Person, other than Permitted Liens;

(ii) Except for Permitted Liens or as contemplated by the Facility Documents, it has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. It has not authorized the filing of and is not aware of any financing statements or any equivalent filing in any applicable jurisdiction against it that include a description of collateral covering the Collateral other than any financing statement or any equivalent filing in any applicable jurisdiction relating to the security interest granted to the Collateral Agent hereunder or that has been terminated; and it is not aware of any judgment, PBGC liens or tax lien filings against it or any of its assets;

(iii) the Collateral constitutes Money, Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section

9-102(a)(42) of the UCC), Uncertificated Securities, Certificated Securities or Security Entitlements to Financial Assets resulting from the crediting of Financial Assets to a “securities account” (as defined in Section 8-501(a) of the UCC);

(iv) all Covered Accounts constitute “securities accounts” under Section 8-501(a) of the UCC;

(v) this Agreement creates a valid, continuing and, upon Delivery of Collateral, filing of the financing statements referred to in clause (viii) below and execution of the Account Control Agreement, perfected security interest (as defined in Section 1-201(37) of the UCC) in the Collateral in favor of the Collateral Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other Liens (other than Permitted Liens) and claims and is enforceable as such against creditors of and purchasers from it, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(vi) it has received all consents and approvals required by the terms of the Related Documents in respect of such Collateral to the pledge hereunder to the Collateral Agent of its interest and rights in such Collateral;

(vii) with respect to the Collateral that constitutes Security Entitlements, all such Collateral has been and will have been credited to the applicable Covered Account and the Securities Intermediary for each Covered Account has agreed to treat all assets credited to such Covered Account as Financial Assets;

(viii) with respect to Collateral that constitutes accounts or general intangibles (as defined in Section 9-102(a)(42) of the UCC), it has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Collateral Agent, for the benefit and security of the Secured Parties, hereunder (which it hereby agrees may be an “all assets” filing);

(ix) it has taken all steps necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect to each Covered Account; and

(x) the Covered Accounts are in its name and not in the name of any other Person and it has not instructed the Securities Intermediary of any Covered Account to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a notice of exclusive control, it and the Servicer may cause Cash in the Covered Accounts to be invested in Eligible Investments, and the proceeds thereof to be paid and distributed in accordance with this Agreement.

(o) Eligibility. Each Collateral Loan included in a Monthly Report or a Borrowing Base Calculation Statement required to be delivered by it under this Agreement as an Eligible Collateral Loan was, in fact, an Eligible Collateral Loan at such time.

(p) Anti-Corruption Laws and Anti-Terrorism Laws. None of the Borrower, its subsidiaries, directors or officers, or, to the best knowledge of the Borrower, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Borrower has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.

(q) Sanctions. None of the Borrower, its subsidiaries, directors or officers, or, to the best knowledge of the Borrower, any affiliate, agent or employee of the Borrower, is a Person, that is, or is owned or controlled by Persons that are: (i) the target of any Sanctions (a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”).

(r) Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Sponsor or an unaffiliated third party in exchange for the purchase of the Collateral Loans (or any number of them) from the Sponsor (pursuant to the Purchase and Sale Agreement) or such unaffiliated third party. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Sponsor or such unaffiliated third party.

(s) No Default. Neither it nor any of its subsidiaries is in default under or with respect to any contractual obligation or restriction that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(u) Information. All information heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading, and, as of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects; provided that solely with respect to information furnished by the Borrower which was provided to the Borrower from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct in all material respects to the actual knowledge of the Borrower.

(v) Procedures. In selecting and disposing of the Collateral, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.

(w) Volcker Rule. To the knowledge of the Borrower, the transactions contemplated by this Agreement and the other Facility Documents do not result in any Lender or the Administrative Agent holding an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.

(x) Eligibility of Collateral. As of the Closing Date and each Borrowing Date, (i) the information contained in each Notice of Borrowing delivered pursuant to Section 2.03, is an accurate and complete listing of all Collateral Loans included in the Collateral as of the related Borrowing Date and the information contained therein with respect to the identity of such Collateral Loan and the amounts owing thereunder is true, correct and complete as of the related Borrowing Date and (ii) with respect to each Collateral Loan included in the Borrowing Base, such Collateral Loan is an Eligible Collateral Loan at such time.

(y) Beneficial Ownership Certification. The Borrower (i) is an entity that is organized under the laws of the United States or of any State and at least 51% of whose common stock or analogous equity interest is owned by a listed entity and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Rule, or (ii) has delivered to the Administrative Agent a Beneficial Ownership Certification in relation to the Borrower and the information included in such Beneficial Ownership Certification is true and correct in all respects.

Section 4.02. Representations and Warranties of the Servicer.

The Servicer represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:

(a) Due Organization. It is a limited liability company formed and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification and Good Standing. It is in good standing in the State of Maryland and it is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents in any material respect or (ii) conflict with or contravene, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(g) Location. Its office in which it maintains its books and records is located at the addresses set forth on Schedule 5. Its registered office and jurisdiction of organization is the jurisdiction referred to in Section 4.02(a).

(h) Taxes. It has filed all tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(i) Eligibility. Each Collateral Loan included in a Monthly Report or a Borrowing Base Calculation Statement required to be delivered by it under this Agreement as an Eligible Collateral Loan was, in fact, an Eligible Collateral Loan at such time.

(j) Anti-Corruption Laws and Anti-Terrorism Laws. None of the Servicer, its subsidiaries, directors or officers, or, to the best knowledge of the Servicer, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Servicer has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.

(k) Sanctions. None of the Servicer, its subsidiaries, directors or officers, or, to the best knowledge of the Servicer, any affiliate, agent or employee of the Servicer, is a Person, that is, or is owned or controlled by Persons that are: (i) a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country.

(l) No Default. Neither it nor any of its subsidiaries is in default under or with respect to any contractual obligation or restriction that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(n) Information. All information heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct in all material respects to the actual knowledge of the Servicer.

(o) Procedures. In selecting and disposing of the Collateral, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.

Section 4.03. Representations and Warranties of the Equityholder.

The Equityholder represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:

(a) Due Organization. It is a limited liability company formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification and Good Standing. It is in good standing in the State of Delaware and it is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents in any material respect or (ii) conflict with or contravene, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g) Location. Its office in which it maintains its books and records is located at the addresses set forth on Schedule 5. Its registered office and jurisdiction of organization is the jurisdiction referred to in Section 4.03(a).

(h) Taxes. It has filed all tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(i) Anti-Corruption Laws and Anti-Terrorism Laws. None of the Equityholder, its subsidiaries, directors or officers, or, to the best knowledge of the Equityholder, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Equityholder has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.

(j) Sanctions. None of the Equityholder, its subsidiaries, directors or officers, or, to the best knowledge of the Equityholder, any affiliate, agent or employee of the Equityholder, is a Person, that is, or is owned or controlled by Persons that are: (i) a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country.

(k) No Default. Neither it nor any of its subsidiaries is in default under or with respect to any contractual obligation or restriction that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(m) Information. All information heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

Section 4.04. Representations and Warranties of the Sponsor.

The Sponsor represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:

(a) Due Organization. It is a corporation formed and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification and Good Standing. It is in good standing in the State of Maryland and it is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents in any material respect or (ii) conflict with or contravene, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g) Location. Its office in which it maintains its corporate books and records is located at the addresses set forth on Schedule 5. Its registered office and jurisdiction of organization is the jurisdiction referred to in Section 4.04(a).

(h) Taxes. It has filed all tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect. It is properly treated as a RIC.

(i) Anti-Corruption Laws and Anti-Terrorism Laws. None of the Sponsor, its subsidiaries, directors or officers, or, to the best knowledge of the Sponsor, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Sponsor has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.

(j) Sanctions. None of the Sponsor, its subsidiaries, directors or officers, or, to the best knowledge of the Sponsor, any affiliate, agent or employee of the Sponsor, is a Person, that is, or is owned or controlled by Persons that are: (i) a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country.

(k) No Default. Neither it nor any of its subsidiaries is in default under or with respect to any contractual obligation or restriction that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(m) Information. All information heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Sponsor which was provided to the Sponsor from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct in all material respects to the actual knowledge of the Sponsor.

ARTICLE V

COVENANTS

Section 5.01. Affirmative Covenants of the Borrower.

The Borrower covenants and agrees that, until the Collection Date:

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party, its Constituent Documents and each Related Document to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party, its Constituent Documents and the Related Documents to which it is a party.

(b) Enforcement.

(i) It shall not take any action that would release any Obligor from any of such Obligor’s material covenants or obligations under any instrument or agreement included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (1) amendments to Collateral Loans in accordance with the Servicing Standard and (2) actions taken in connection with the work out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Servicer required hereby or otherwise to the extent not prohibited by, or in conflict with, this Agreement.

(ii) It will perform, and use commercially reasonable efforts to cause the Servicer to perform, all of their obligations and agreements contained in this Agreement or any other Facility Document to which such Person is a party.

(c) Further Assurances. It shall promptly upon the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), at its expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). At the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), it shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.

(d) Financial Statements; Other Information. It shall provide to the Administrative Agent or cause the Servicer to provide to the Administrative Agent (with enough additional copies for each Lender):

(i) within 90 days after the end of each fiscal year of the Equityholder, an annual report of the Equityholder containing an audited consolidated statement (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of assets, liabilities, and capital as of the end of such fiscal year, and audited consolidated statements (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of operations and cash flows, for the year then ended, prepared in accordance with GAAP, each reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Equityholder and its consolidated subsidiaries on a consolidated basis;

(ii) within 45 days after the end of each of the first three quarters of each fiscal year of the Equityholder, an unaudited financial report of the Equityholder containing a consolidated statement (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of assets, liabilities, and capital, consolidated statements (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of operations, and a market value report regarding the Equityholder’s investments, in each case for the period then ended, all certified by one of its senior financial officers as presenting fairly in all material respects the financial condition and results of operations of the Equityholder and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iii) within two Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of any (A) Default, (B) Event of Default, (C) event or occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect, (D) Revaluation Event, (E) default by an Obligor in the payment of principal or interest or (F) Collateral Loan that ceases to be an Eligible Collateral Loan, a certificate of a Responsible Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(iv) within five (5) Business Days of the request by any Lender, any other information regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of each Coverage Test and Collateral Quality Test) as such Lender may reasonably request, including with respect to any Loan and any Obligor: (A) management accounts including year-to-date profit & loss (including revenues & EBITDA), balance sheet, cash flow statements and capital structure updates, (B) the most recent business plan of the Obligor (if any) and (C) management presentations, discussions and analysis, if any;

(v) promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;

(vi) within two (2) Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof, provide notice to the Administrative Agent of (A) any change that would result in a change to the status of the Borrower as an excluded Legal Entity Customer under and as defined in the Beneficial Ownership Regulation, and the Borrower shall promptly execute and deliver to the Administrative Agent a Beneficial Ownership Certification complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrative Agent, or (B) any change in the information included in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners or control party identified in such Beneficial Ownership Certification, or a change in the address of any beneficial owners or control party, and the Borrower shall execute and deliver to the Administrative Agent an updated Beneficial Ownership Certification.

(vii) promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in regards to the Borrower, the Equityholder, the Sponsor or the Collateral in order to comply with its ongoing obligations under applicable “know your customer”, anti-money laundering and sanctions rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and

(viii) within two Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof, provide notice to the Administrative Agent of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, directly affecting the Collateral (taken as a whole), the Facility Documents, or any Secured Party’s interest in the Collateral.

(e) Access to Records and Documents. It shall permit the Administrative Agent (or any Person designated by the Administrative Agent, subject to delivery of standard confidentiality agreements) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals (i) its books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) the Related Documents with respect to the Collateral; provided that, so long as no Event of Default has occurred, the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year. The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and shall (1) coordinate in good faith with the Lenders to determine dates which are acceptable to a majority of the Lenders and (2) provide 10 days’ prior notice to the Lenders of any such visit and any Lender shall be permitted to accompany the Administrative Agent in such visit.

(f) Use of Proceeds. It shall use the proceeds of each Advance made hereunder solely to fund or pay the purchase price of Collateral Loans or Eligible Investments acquired by the Borrower in accordance with the terms and conditions set forth herein (it being understood that the Borrower may request a Borrowing to fund the applicable Advance Rate of one or more Collateral Loans either on the date of acquisition or at a later time during the Reinvestment Period pursuant to Article II). Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.

(g) Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements furnished by or on behalf of it to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby shall be true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Borrower which was provided to the Borrower from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct in all material respects to the actual knowledge of the Borrower.

(h) Opinions as to Collateral. On or before each five year anniversary of the Closing Date, at the request of the Administrative Agent, it shall furnish to the Agents an opinion of counsel addressed to the Agents and the Borrower relating to the continued perfection of the security interest granted by the Borrower to the Collateral Agent hereunder.

(i) No Other Business. It shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Loans, Eligible Investments and the Collateral in connection therewith and entering into and performing its obligations under the Facility Documents, any applicable Related Documents and any other agreement contemplated by this Agreement.

(j) Tax Matters. It shall (and each Lender hereby agrees to) treat the Advances and the Notes as debt for U.S. federal income tax purposes and will take no contrary position, unless otherwise required pursuant to a closing agreement with the U.S. Internal Revenue Service or a non-appealable judgment of a court of competent jurisdiction. Notwithstanding any contrary agreement or understanding, the Servicer, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law. For U.S. federal income tax purposes, the Borrower shall at all times be treated as an entity that is disregarded as separate from its owner in accordance with Treasury Regulation Section 301.7701-3(b)(1)(ii), and shall take all steps necessary to ensure that each holder of equity interests in the Borrower is a U.S. Person. The sum of the outstanding principal balances of all Collateral Loans owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) shall not exceed 40% of the total aggregate outstanding loan balance of all Collateral Loans owned by the Borrower.

(k) Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued in connection with the Purchase and Sale Agreement and relating to the issues of substantive consolidation and true sale of certain Collateral Loans.

Section 5.02. Covenants of the Servicer.

The Servicer (if PennantPark Investment Advisers, LLC or any Affiliate thereof) covenants and agrees that, until the Collection Date:

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party and its Constituent Documents and

(v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents.

(b) Enforcement. It shall not take any action that would release any Obligor from any of such Obligor’s covenants or obligations under any instrument or agreement included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (1) amendments to Collateral Loans in accordance with the Servicing Standard and (2) actions taken in connection with the work out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Servicer required hereby or otherwise to the extent not prohibited by, or in conflict with, this Agreement.

(c) Further Assurances. It shall promptly upon the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), at its expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). At the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), it shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.

(d) Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender):

(i) within two Business Days after a Responsible Officer of the Servicer obtains actual knowledge of the occurrence and continuance of any (A) Default, (B) Event of Default, (C) Potential Servicer Removal Event, (D) Servicer Removal Event, (E) event or occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect, (F) Revaluation Event, (G) default by an Obligor in the payment of principal or interest or (H) Collateral Loan that ceases to be an Eligible Collateral Loan, a certificate of a Responsible Officer setting forth the details thereof and the action which the Servicer is taking or proposes to take with respect thereto;

(ii) within three (3) Business Days of receipt by the Servicer, at the end of each fiscal quarter of the Borrower and as otherwise determined by the Administrative Agent in its reasonable discretion, all covenant compliance certificates, calculations and related financial information the Servicer receives with respect to any Collateral Loan;

(iii) within five (5) Business Days of the request by any Lender, any other information regarding the Collateral (including reasonably detailed calculations of each Coverage Test and Collateral Quality Test) as such Lender may reasonably request, including with respect to any Loan and any Obligor: (A) management accounts including year-to-date profit & loss (including revenues & EBITDA), balance sheet, cash flow statements and capital structure updates, (B) the most recent business plan of the Obligor (if any) and (C) management presentations, discussions and analysis, if any;

(iv) a Borrowing Base Calculation Statement on (A) each date on which the Servicer sells or substitutes (or commits to sell or substitute, as the case may be) any Collateral Loan, (B) the date on which the Servicer obtains knowledge of any Material Modification or Revaluation Event to a Collateral Loan and (C) each other date reasonably requested by the Administrative Agent upon at least two (2) Business Days’ notice to the Servicer;

(v) promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer”, anti-money laundering and sanctions rules and regulations, including the PATRIOT Act; and

(vi) within two Business Days after a Responsible Officer of the Servicer obtains actual knowledge thereof, provide notice to the Administrative Agent of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, directly affecting the Collateral (taken as a whole), the Facility Documents, or any Secured Party’s interest in the Collateral.

(e) Access to Records and Documents. It shall permit the Administrative Agent (or any Person designated by the Administrative Agent, subject to delivery of standard confidentiality agreements) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals its books, records and accounts relating to the Collateral, the Borrower, the Facility Documents and the performance of the Servicer under the Facility Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants; provided that so long as no Event of Default has occurred the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year by each Lender or the Administrative Agent. The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and shall (1) coordinate in good faith with the Lenders to determine dates which are acceptable to a majority of the Lenders and (2) provide 10 days’ prior notice to the Lenders of any such visit and any Lender shall be permitted to accompany the Administrative Agent in such visit.

(f) Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements furnished by or on behalf of it to any other Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby shall be true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct in all material respects to the actual knowledge of the Servicer.

(g) Collections. It shall direct any agent or administrative agent for any Collateral Loan to remit all payments and collections with respect to such Collateral Loan and, if applicable, to direct the Obligor with respect to such Collateral Loan to remit all such payments and collections with respect to such Collateral Loan directly to the Collection Account.

(h) Priority of Payments. It shall instruct the Collateral Agent to apply all Interest Proceeds and Principal Proceeds solely in accordance with the Priority of Payments and the other provisions of this Agreement.

(i) Taxable Mortgage Pool. It shall not permit the sum of the outstanding principal balances of all Collateral Loans owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) to exceed 40% of the total aggregate outstanding loan balance of all Collateral Loans owned by the Borrower.

(j) Anti-Corruption Laws and Sanctions. The Servicer will not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

Section 5.03. Negative Covenants of the Borrower.

The Borrower covenants and agrees that, until the Collection Date:

(a) Restrictive Agreements. It shall not enter into or suffer to exist or permit to become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

(b) Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, division, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of or divide any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the repayment in full of the Obligations).

(c) Amendments to Constituent Documents, etc. Without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), (i) it shall not amend, modify or take any action inconsistent with its Constituent Documents and (ii) it will not amend, modify or waive in any material respect any term or provision in any Facility Document (other than in accordance with any provision thereof requiring the consent of the Administrative Agent or all or a specified percentage of the Lenders).

(d) ERISA. Neither it nor any member of the ERISA Group shall establish, maintain, contribute to, or have any liability to any Plan or Multiemployer Plan. Its assets shall not become “plan assets” for purposes of the Plan Asset Rule and it shall not permit the Collateral to be deemed to be “plan assets” for purposes of the Plan Asset Rule. It shall not take, or omit to take, any action which, assuming that no portion of any Advance is funded with “plan assets” for purposes of the Plan Asset Rule, unless the applicable Lender relies on an available prohibited transaction exemption, all of the conditions of which are satisfied, could result in the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.

(e) Liens. It shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.

(f) Margin Requirements; Covered Transactions. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.

(g) Changes to Filing Information; Change of Location of Underlying Instruments. It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a), unless it gives thirty (30) days’ prior written notice to the Agents and takes all actions that the Administrative Agent or the Required Lenders (through the Administrative Agent) reasonably request and determine to be necessary to protect and perfect the Collateral Agent’s perfected security interest in the Collateral. It shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments, unless the Borrower has given at least ten (10) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Collateral Agent’s first priority perfected security interest (subject to Permitted Liens) continues in full effect.

(h) Transactions with Affiliates. Except as may be otherwise required or permitted by the Purchase and Sale Agreement, it shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including sales of Defaulted Collateral Loans and other Collateral Loans), unless such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision).

For the avoidance of doubt, (i) nothing in this clause (h) shall prohibit Borrower from transferring or distributing the Collateral Loans to the Sponsor or an Affiliate, as applicable, in accordance with Article X, and (ii) the Borrower may make dividends or distributions to the Equityholder from Interest Proceeds released to the Borrower pursuant to the Priority of Payments at any time in accordance with its Constituent Documents.

(i) Investment Company Restriction. It shall not and shall not permit the pool of Collateral to become required to register as an “investment company” under the Investment Company Act.

(j) Anti-Corruption and Sanctions. The Borrower will not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

(k) No Claims Against Advances. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral.

(l) Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, (ii) obligations under its Constituent Documents or (iii) pursuant to customary indemnification, expense reimbursement and similar provisions under the Related Documents. It shall not acquire any Collateral Loan or other property other than as expressly permitted under the Facility Documents, it being understood and agreed that the Borrower shall be permitted to acquire Collateral Loans from its Affiliates and from unaffiliated third parties pursuant to, and in accordance with, this Agreement.

(m) Validity of this Agreement. It shall not (i) take any action or omit to take any action, the result of which would permit the validity or effectiveness of any Facility Document or any grant of Collateral under this Agreement to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or take any action or omit to take any action, the result of which would permit any Person to be released from any covenant or obligation with respect to this Agreement and (ii) except as permitted by any Facility Document, take any action that would permit the Lien of this Agreement not to constitute a valid first priority perfected security interest in the Collateral (subject to Permitted Liens).

(n) Subsidiaries. It shall not have or permit the formation of any subsidiaries, except in connection with the receipt of equity securities pursuant to an exercise of remedies with respect to a Collateral Loan or any work-out or restructuring of a Collateral Loan.

(o) Name. It shall not conduct business under any name other than its own.

(p) Employees. It shall not have any employees (other than officers and directors to the extent they are employees).

(q) Non-Petition. It shall not be party to any agreements under which it has any material obligation or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for loan agreements, related loan documents, any agreements related to the purchase and sale of any Collateral Loan which contain customary (as determined by the Servicer) purchase or sale terms or which are documented using customary (as determined by the Servicer) loan trading documentation in connection with the Collateral Loans and any agreement that does not impose a material obligation on the Borrower and that is of a type that customarily does not include “non-petition” or “limited recourse” provisions (including customary service contracts and engagement letters entered into with third party service providers (including independent accountants and providers of independent managers)).

(r) Certificated Securities. It shall not acquire or hold any Certificated Securities in bearer form in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165-12(c) (as determined by the Servicer).

Section 5.04. Covenants of the Equityholder.

The Equityholder covenants and agrees that, until the Collection Date:

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party and its Constituent Documents and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents.

(b) Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender) promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer”, anti-money laundering and sanctions rules and regulations, including the PATRIOT Act.

(c) Anti-Corruption Laws and Sanctions. The Equityholder will not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

(d) Separateness. The Equityholder shall not take any action that causes, or omit to take any action that results in, the Borrower to fail to comply with any of its covenants in Section 5.05.

(e) Liens. The Equityholder shall neither pledge (nor permit to be pledged) the equity interests in the Borrower nor otherwise permit any equity interests of the Borrower to be subject to a Lien other than Permitted Liens.

(f) Amendments to Constituent Documents, etc. Without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), it shall not amend, modify or take any action inconsistent with the Borrower’s Constituent Documents.

(g) Change of Control. It shall not cause or permit a Change of Control without the prior written consent of the Administrative Agent and the Required Lenders (in each case in such party’s sole discretion).

(h) Disregarded Entity. The Equityholder shall not take (or permit any other Person to take) any action that would cause the Borrower to be treated for U.S. federal income tax purposes as an entity other than an entity that is disregarded as separate from its owner in accordance with Treasury Regulation Section 301.7701-3(b)(1)(ii), and such owner is a U.S. Person.

Section 5.05. Certain Undertakings Relating to Separateness.

Without limiting any, and subject to all, other covenants of the Borrower, the Equityholder, the Sponsor and the Servicer contained in this Agreement, the Borrower (the Servicer in acting on behalf or for the benefit of the Borrower, the Equityholder in acting on behalf of the Borrower as the equityholder in the Borrower and the Sponsor in acting as seller under the Purchase and Sale Agreement) shall conduct its business and operations separate and apart from that of any other Person (including PNNT and any of its Affiliates) and in furtherance of the foregoing:

(a) The Borrower shall maintain its accounts, financial statements, books, accounting and other records, and other documents separate from those of any other Person; provided that the Borrower may be consolidated into the Equityholder solely for tax and accounting purposes.

(b) The Borrower shall not commingle or pool any of its funds or assets with those of any Affiliate or any other Person, and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Facility Documents.

(c) The Borrower shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person (although, in connection with certain financial reporting, regulatory filings, advertising and marketing, it may be identified as a subsidiary of the Equityholder).

(d) The Borrower shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due; provided, however, in its capacity as Servicer, PNNT may from time to time advance expenses of the Borrower for which PNNT is later reimbursed pursuant to the Priority of Payments.

(e) The Borrower has observed, and shall observe, all (A) limited liability company formalities and (B) other organizational formalities, in each case to the extent necessary or advisable to preserve its separate existence (although, in connection with certain financial reporting, regulatory filings, advertising and marketing, it may be identified as a subsidiary of the Equityholder), and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change its operating agreement in a manner that would adversely affect the existence of the Borrower as a bankruptcy-remote special purpose entity. The Borrower shall have at least one Independent Manager at all times (subject to the time periods for replacement of Independent Managers that have resigned or have been removed set forth in the Borrower’s Constituent Documents).

(f) The Borrower shall not (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (B) control the decisions or actions respecting the daily business or affairs of any other Person, except as permitted by or pursuant to the Facility Documents.

(g) The Borrower shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person (although, in connection with certain financial reporting, advertising and marketing, it may be identified as a subsidiary of the Equityholder); provided that the assets of the Borrower may be consolidated for accounting purposes and included in consolidated financial statements of the Equityholder as required by GAAP or applicable law.

(h) The Borrower shall not identify itself as a division of any other Person.

(i) The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.

(j) Except as may be provided in the Facility Documents, any transaction between the Borrower and its Affiliates shall be on arm’s length terms.

(k) Except as permitted by, or pursuant to, the Facility Documents, the Borrower shall not grant a security interest or otherwise pledge its assets for the benefit of any other Person (other than its pledge of the Collateral hereunder to the Collateral Agent for the benefit of the Secured Parties).

(l) The Borrower shall not acquire any securities or debt instruments of the Equityholder, the Sponsor, the Servicer, any Affiliates of the foregoing or any other Person (except for equity interests in Obligors in connection with the exercise of any remedies with respect to a Collateral Loan or any exchange offer, work-out or restructuring of a Collateral Loan).

(m) The Borrower shall not make loans or advances to any Person, except for the Collateral Loans and as permitted by or pursuant to the Facility Documents.

(n) The Borrower shall make no transfer of its Collateral Loans, except as permitted by or pursuant to the Facility Documents.

(o) The Borrower shall file its own tax returns separate from those of any other Person or entity, except to the extent that the Borrower is not required to file tax returns under Applicable Law or is not permitted to file its own tax returns separate from those of any other Person.

(p) The Borrower shall, to the extent used in its business, use separate stationery, invoices and checks.

(q) The Borrower shall correct any known misunderstanding regarding its separate identity.

(r) The Borrower shall maintain adequate capital in light of its contemplated business operations.

(s) The Borrower shall at all times be organized as a single-purpose entity with Constituent Documents substantially similar to those in effect on the Closing Date.

(t) The Borrower shall at all times conduct its business so that any assumptions made with respect to the Borrower in any “substantive non-consolidation” opinion letter delivered in connection with the Facility Documents will continue to be true and correct in all respects.

Section 5.06. Covenants of the Sponsor.

The Sponsor covenants and agrees that, until the Collection Date:

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party and its Constituent Documents and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents.

(b) Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender) promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer”, anti-money laundering and sanctions rules and regulations, including the PATRIOT Act.

(c) Anti-Corruption Laws and Sanctions. The Sponsor will not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

(d) Separateness. The Sponsor shall not take any action that causes, or omit to take any action that results in, the Borrower to fail to comply with any of its covenants in Section 5.05.

(e) Liens. The Sponsor shall neither permit to be pledged the equity interests in the Borrower nor otherwise permit any equity interests of the Borrower to be subject to a Lien other than Permitted Liens.

(f) Amendments to Constituent Documents, etc. Without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), it shall not amend, modify or take any action inconsistent with the Borrower’s Constituent Documents.

(g) Change of Control. It shall not cause or permit a Change of Control without the prior written consent of the Administrative Agent and the Required Lenders (in each case in such party’s sole discretion).

(h) Borrower LLC Agreement. The Sponsor, in its capacity as a member of the Equityholder, shall not permit the Equityholder to take any action that causes, or to omit to take any action that results in, the Equityholder’s failure to comply with any of its obligations under Section 5.04(d) (Separateness), Section 5.04(f) (Amendments to Constituent Documents), 5.04(g) (Change of Control) or 5.04(h) (Disregarded Entity) or Section 1.8 of the Borrower’s limited liability company agreement.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01. Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) (i) a default in the payment, when due and payable, of:

(x) any principal in respect of the Advances;

(y) the reduction to all Advances to $0 on the Final Maturity Date or any other failure to make any payment of Interest or any other outstanding Obligation on the Final Maturity Date; or

(z) any payment (other than a payment described in clause (x) or (y) above) required to be made to the Administrative Agent or any Lender pursuant to this Agreement or any other Facility Document and such default has not been cured within (A) three (3) Business Days after the Administrative Agent provides the Borrower with written notice of such failure to pay or (B) solely in the case of any default arising from an administrative error or omission by the Administrative Agent, the Custodian or the Collateral Agent, five (5) Business Days after the Administrative Agent, Custodian or Collateral Agent receives written notice or an officer of such Person obtains actual knowledge of such administrative error or omission; or

(b) any failure by the Borrower to deposit or credit, or to deliver for deposit, in the Covered Accounts any amount required hereunder to be so deposited credited or delivered by it, on or before the date occurring three (3) Business Days after the date such deposit or distribution is required to be made by the Borrower; provided that in the case of a failure to make such deposit or credit due to an administrative error or omission by the Collateral Agent, such failure continues for three (3) Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower; or

(c) (i) the Borrower, the Equityholder or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act, or (ii) the Sponsor ceases to maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act; or

(d) except as otherwise provided in this Section 6.01, a default in any material respect or, solely in the case of 5.01(d)(iv) and (vii) and 5.02(d)(ii) and (iv), a default in any respect, in each case, in the performance, or breach in any material respect, of any covenant or agreement of the Borrower, the Equityholder or the Sponsor under this Agreement or the other Facility Documents to which it is a party (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default under this clause (d)), or the failure of any representation or warranty of the Borrower, the Equityholder or the Sponsor made in this Agreement or in any other Facility Document to be correct, in each case, in all material respects when the same shall have been made, and, if such default or failure is capable of being cured, the continuation of such default, breach or failure for a period of thirty (30) days (provided that breaches of Sections 5.01(a)(ii), 5.01(d), 5.01(f) and 5.02(a)(ii), 5.02(d) (other than 5.02(d)(ii) and (iv)), 5.03, 5.04(f) and 5.06(c) shall not have any cure period) after the earlier of (i) written notice to the Borrower and the Servicer (which may be by e-mail) by either Agent, and (ii) a Responsible Officer of the Borrower or the Servicer has acquired actual knowledge thereof (for the avoidance of doubt, to the extent the Sponsor purchases or substitutes (in accordance with the provisions of the Purchase and Sale Agreement) an Eligible Collateral Loan for a Collateral Loan for which the representation in Section 4.01(q) was breached, such breach shall be deemed cured hereunder); or

(e) the Borrower ceases to have a valid ownership interest in all of the Collateral (subject to Permitted Liens); or

(f) the Borrower assigns any of its rights, obligations, or duties under the Facility Documents without the prior written consent of each Lender; or

(g) a Change of Control; or

(h) (i) any Facility Document or any material provision thereof shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Equityholder, the Sponsor or the Servicer, (ii) the Borrower, the Equityholder, the Sponsor, the Servicer or any Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder, or (iii) any Lien securing any obligation under any Facility Document shall, in whole or in part, cease to be a first priority perfected security interest of the Collateral Agent, except as otherwise permitted in accordance with the Facility Documents (subject to Permitted Liens); or

(i) an Insolvency Event relating to the Borrower, the Equityholder or the Sponsor; or

(j) on any Monthly Report Determination Date, the Interest Coverage Ratio Test is not satisfied and such failure shall continue for ten (10) consecutive Business Days; or

(k) the Maximum Advance Rate Test shall not be satisfied and such failure shall continue for ten (10) consecutive Business Days; or

(l) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of the Dollar Equivalent of $100,000, with respect to the Borrower (net of amounts covered by third party insurance) or the Equityholder, or $5,000,000, with respect to the Sponsor (net of amounts covered by third party insurance), and the Borrower, the Equityholder or the Sponsor, as applicable, shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within sixty (60) days from the date of entry thereof; or

(m) the Borrower fails to have at least one Independent Manager; provided that the resignation of an Independent Manager or the removal of an Independent Manager for “cause” shall not affect this clause (m) unless the Borrower fails to appoint a new Independent Manager within ten (10) Business Days of the effective date of such removal or resignation; or

(n) any Monthly Report or Payment Date Report shall fail to be delivered when due and such failure shall continue for three (3) Business Days; or

(o) a Servicer Removal Event occurs; or

(p) (i) the U.S. Internal Revenue Service shall file notice of a Lien pursuant to Section 6321 of the Code with regard to any asset of the Borrower and such Lien shall not have been released within five (5) Business Days or (ii) the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any asset of the Borrower and such Lien shall not have been released within five (5) Business Days; or

(q) the failure of the Borrower, the Equityholder or the Sponsor or any of their subsidiaries to make any payment when due (after giving effect to any related grace period set forth in the related agreements) under one or more agreements for borrowed money to which it is a party in an amount in excess of $100,000, with respect to the Borrower or the Equityholder, or $5,000,000, with respect to the Sponsor, unless such failure is waived pursuant to the related agreement; or

(r) the Borrower, Equityholder or the Sponsor shall have made payments to settle any litigation, claim or dispute totaling more than, in the aggregate, the Dollar Equivalent of $5,000,000 in the case of the Sponsor and $100,000 in the case of the Borrower or the Equityholder.

Upon a Responsible Officer of the Borrower or the Servicer obtaining actual knowledge of the occurrence of an Event of Default, each of the Borrower and the Servicer shall promptly (and in any event within two (2) Business Days) notify each other and the Agents, specifying each specific Event of Default that has then occurred as well as all other Events of Default that are then known to be continuing. Upon the occurrence of an Event of Default known to a Responsible Officer of the Collateral Agent, the Collateral Agent shall promptly notify the Administrative Agent (which will notify the Lenders promptly) of such Event of Default in writing.

Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent shall, at the request of, or may with the consent of, the Majority Lenders, by notice to the Borrower (with a copy to the Collateral Agent), do any one or more of the following: (1) declare the Reinvestment Period to be terminated and the Allocated Facility Amount to be reduced to zero, whereupon the Reinvestment Period shall be terminated and the Allocated Facility Amount shall be reduced to zero, and (2) declare the principal of and the accrued Interest on the Advances and all other Obligations whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (i) of this Section 6.01, the Reinvestment Period shall automatically terminate, the Allocated Facility Amount shall automatically be reduced to zero and the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.

In addition, upon the occurrence and during the continuation of an Event of Default (and with respect to the remedy provided in clause (w) below, upon the occurrence and during the continuation of an Event of Default described in clause (o) above), following written notice by the

Administrative Agent (provided in its sole discretion or at the direction of the Required Lenders) to the Servicer of the exercise of control rights with respect to the Collateral, the Administrative Agent may exercise such rights, including: (v) the exercise of the Servicer’s rights and obligations under the Facility Documents, including its unilateral power to (A) consent to modifications to Collateral Loans, (B) take any discretionary action with respect to Collateral Loans and (C) direct the acquisition, sales and other dispositions of Collateral Loans to be immediately terminated; (w) subject to delivery of a Servicer Removal Notice, remove the Servicer and transfer of the Servicer’s rights and obligations under the Facility Documents to a Replacement Servicer; (x) if the Servicer is not terminated or otherwise replaced, to require the Servicer to obtain the consent of the Administrative Agent before agreeing to any modification of any Collateral Loan, taking any discretionary action with respect to any Collateral Loan or causing the Borrower to sell or otherwise dispose of any Collateral Loan; (y) if the Servicer is not terminated or otherwise replaced, to require the Servicer to cause the Borrower to sell or otherwise dispose of any Collateral Loan as directed by the Administrative Agent pursuant to Section 7.03, and (z) with respect to any specific Collateral Loan, to require the Servicer to take such discretionary action with respect to such Collateral Loan as directed by the Administrative Agent.

ARTICLE VII

PLEDGE OF COLLATERAL;

RIGHTS OF THE COLLATERAL AGENT

Section 7.01. Grant of Security

(a) The Borrower hereby grants, pledges, transfers and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (in each case excluding the Retained Amount and the Excluded Amounts) (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):

(i) all Collateral Loans and Related Documents (including those listed, as of the Closing Date, in Schedule 3), both now and hereafter owned, including all Collections and other Proceeds thereon or with respect thereto;

(ii) each Covered Account and all Money and all investment property (including all securities, all security entitlements with respect to such Covered Account and all financial assets carried in such Covered Account) from time to time on deposit in or credited to each Covered Account;

(iii) all interest, dividends, distributions and other Money or property of any kind distributed in respect of the Collateral Loans of the Borrower, which the Borrower is entitled to receive, including all Collections in respect of its Collateral Loans;

(iv) each Facility Document and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Collateral Agent under this Agreement;

(v) all Cash or Money in possession of the Borrower or delivered to the Collateral Agent (or its bailee);

(vi) all securities, loans and investments and, in each case as defined in the UCC, accounts, chattel paper, deposit accounts, instruments, financial assets, investment property, general intangibles, letter-of-credit rights, and supporting obligations of the Borrower, and all other property of any type or nature in which the Borrower has an interest (including the equity interests of each subsidiary of the Borrower), and all property of the Borrower which is delivered to the Collateral Agent by or on behalf of the Borrower (whether or not constituting Collateral Loans or Eligible Investments);

(vii) all Liens, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and

(viii) all Proceeds of any and all of the foregoing.

(b) All terms used in this Section 7.01 but not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC as applicable.

(c) The Borrower confirms that, upon the occurrence and during the continuance of an Event of Default and until the Collection Date, the Collateral Agent (at the direction of the Administrative Agent a copy of which direction shall also be provided to the Borrower to the extent delivery thereof to the Borrower is not prohibited by applicable law) on behalf of the Secured Parties shall, at the written direction of the Administrative Agent, have the sole right to enforce the Borrower’s rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

Section 7.02. Release of Security Interest

Upon the Collection Date or pursuant to Section 8.07, the Collateral Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Collateral Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

Section 7.03. Rights and Remedies

The Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, at the written direction of the Administrative Agent or the Required Lenders acting through the Administrative Agent, (a) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other document relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (b) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (c) take control of the Proceeds of any such Collateral; (d) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (e) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (f) enforce the Borrower’s rights and remedies with respect to the Collateral; (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (h) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (i) redeem any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (j) make copies of all books, records and documents relating to the Collateral; and (k) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.

The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of either Agent or the Required Lenders (acting through the Administrative Agent), it shall execute all documents and agreements which are necessary or appropriate to have the Collateral to be assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (a) through (k) of this Section 7.03 the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid), with power of substitution, in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent, but at the cost and expense of the Borrower and, except as expressly required by Applicable Law, without notice to the Borrower. The Collateral Agent shall not be deemed to assume any obligations of the Borrower as a result of the foregoing power of attorney and shall have no obligation to the Borrower to exercise any such rights thereunder except as otherwise directed by the Administrative Agent or the Required Lenders (acting through the Administrative Agent).

Notwithstanding anything in this Section 7.03 to the contrary, the Collateral Agent shall be under no duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and to the extent expressly so directed by the Administrative Agent, the Required Lenders or the Majority Lenders, as applicable; provided that the Collateral Agent shall not be required to take any action hereunder at the direction of the Administrative Agent or any Secured Party if such action would, in the reasonable determination of the Collateral Agent (x) be in violation of or contrary to applicable law or any provisions of this Agreement or other Facility Document or (y) expose the Collateral Agent to liability unless it has received reasonably satisfactory indemnity with respect thereto.

All sums paid or advanced by the Collateral Agent in connection with the foregoing and all out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Obligations secured hereby.

Notwithstanding anything to the contrary herein, in connection with any liquidation in full of the Collateral, including without limitation, (a) upon the termination of the Allocated Facility Amount following the occurrence and during the continuation of an Event of Default or (b) at the Final Maturity Date, the Servicer, the Equityholder, the Sponsor and/or any of their Affiliates shall, subject to the additional requirements set forth in this paragraph, have the right to purchase all (but not less than all) of the Collateral Loans included in the Collateral at a purchase price at least equal to the sum of the-then accrued and outstanding Obligations, as reasonably determined by the Administrative Agent. Any such party may exercise such right by giving written notice to the Borrower and the Administrative Agent (with a copy to the Collateral Agent) of its election to exercise such right (the “Exercise Notice”) which shall include a proposed purchase price and evidence that is reasonably satisfactory to the Administrative Agent that such party has liquid financial assets equal to at least 105% of such proposed purchase price, and be delivered not later than 5:00 p.m. on the Final Maturity Date or the date on which each of the Equityholder, the Sponsor and the Servicer receive notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Allocated Facility Amounts, as applicable; provided that if notice of an Event of Default and termination of the Allocated Facility Amount is delivered by the Administrative Agent after 2:00 p.m., the Exercise Notice shall be delivered not later than 9:00 a.m. on the Business Day immediately following the date of such notice. Once an Exercise Notice is delivered to the Administrative Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the price referenced above, for settlement within the normal settlement period for such Collateral. The cash purchase price must be received no later than ten (10) Business Days following delivery of the Exercise Notice or, if earlier, upon settlement of the loan transfers. The Administrative Agent shall not cause liquidation of the Loan Assets to occur during the time that the Servicer, Sponsor and Equityholder are entitled to provide an Exercise Notice. The sale of Collateral by the Borrower as set forth in this paragraph is not intended to be a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale under the UCC and the Borrower shall be required to deliver the Collateral to one legal buyer in accordance with market settlement procedures. For the avoidance of doubt, in the event (x) an Exercise Notice is not delivered in accordance with this paragraph following the occurrence and during the continuation of an Event of Default or at the Final Maturity Date or (y) the cash purchase price specified in an Exercise Notice is not received within ten (10) Business Days following the delivery of such Exercise Notice, the Collateral Agent shall be permitted to exercise all of its rights and remedies under this Agreement and any other Facility Document.

Section 7.04. Remedies Cumulative

Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either of the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

Section 7.05. Related Documents

(a) Each of the Borrower and the Servicer hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of either Agent, promptly forward to such Person all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, (ii) upon the written request of the Administrative Agent, promptly forward to the Administrative Agent any reasonably requested information relating to any specified Collateral Loans and (iii) upon the written request of either Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent (in its reasonable discretion).

(b) The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee. Promptly (and in any event, within five (5) Business Days) following its acquisition of any Collateral Loan, the Borrower shall deliver to the Collateral Agent and the Administrative Agent, to the extent applicable, electronic copies of the Related Documents.

Section 7.06. Borrower Remains Liable

(a) Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(b) No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, or the transactions contemplated hereby or thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of Law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.

Section 7.07. Protection of Collateral

The Borrower shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements and continuation statements and the equivalent thereof in any applicable foreign jurisdiction, if applicable, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable to secure the rights and remedies of the Secured Parties hereunder and to:

(a) grant security more effectively on all or any portion of the Collateral;

(b) maintain, preserve and perfect any grant of security made or to be made by this Agreement including the first priority nature of the Lien granted hereunder or to carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including any and all actions necessary as a result of changes in Law);

(d) enforce any of the Collateral or other instruments or property included in the Collateral;

(e) preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all third parties; and

(f) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Borrower hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement and continuation statement and the equivalent thereof in any applicable foreign jurisdiction, if applicable, and all other instruments, and take all other actions, required pursuant to this Section 7.07 if the Borrower fails to take any such action within ten (10) Business Days after either Agent’s request therefor. Such designation shall not impose upon the Collateral Agent or the Administrative Agent or any other Secured Party, or release or diminish, the Borrower’s obligations under this Section 7.07. The Borrower further authorizes the Collateral Agent to file UCC-1 financing statements or the equivalent thereof in any foreign jurisdiction, if applicable, that name the Borrower as debtor and the Collateral Agent as secured party and that describes “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Collateral Agent has a grant of security hereunder.

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 8.01. Collection of Money

Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Collateral Agent shall segregate on its books and records and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. Each Covered Account shall be established and maintained under the Account Control Agreement with a Qualified Institution. Any Covered Account may contain any number of subaccounts for the convenience of the Collateral Agent or as required by the Servicer for convenience in administering the Covered Account or the Collateral.

Section 8.02. Trust Account and Collection Account

(a) In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Custodian (i) the “Trust Account”, which shall be maintained with the Custodian in accordance with the Account Control Agreement and which shall be in the name “PennantPark Invest Fnd I Trust Account, subject to the Lien of the Collateral Agent”, and (ii) the “Collection Account” which shall be maintained with the Custodian in accordance with the Account Control Agreement, which shall be in the name “PennantPark Invest Fnd I Collection Account, subject to the Lien of the Collateral Agent” and which shall consist of two separate accounts that are segregated from each other, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount”. Each of the Servicer and the Borrower shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 8.05(a), promptly upon receipt thereof, all Interest Proceeds received by such Person. Each of the Servicer and the Borrower shall deposit promptly upon receipt thereof all other amounts remitted to the Collection Account into the Principal Collection Subaccount including, in addition to the deposits required pursuant to Section 8.05(a), all Principal Proceeds (unless simultaneously reinvested in additional Collateral Loans in accordance with Article X or in Eligible Investments) received by the Collateral Agent. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held as part of the Collateral and shall be applied to the purposes herein provided. Subject to Section 8.02(c), amounts in the Collection Account shall be reinvested pursuant to Section 8.05(a). Other than as expressly set forth herein, each of the Servicer and Borrower shall from time to time deposit into the Trust Account any Collateral that is capable of being delivered to and held by the Securities Intermediary and credited to an account in accordance with the terms of this Agreement and the Account Control Agreement. Each Trust Account and Collection Account may consist of additional subaccounts for purposes of Available Currencies. To the extent any Available Currency is required to be converted into any other currency to make any payments pursuant to this Agreement the Servicer shall direct the Custodian to make such conversion.

(b) At any time when reinvestment is permitted pursuant to Article X, the Borrower or the Servicer, acting on behalf of the Borrower (subject to compliance with Article X) may, by delivery of a certificate or an email instruction of a Responsible Officer of the Servicer or a trade ticket, direct the Custodian to withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with accrued interest received with regard to any Collateral Loan and Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Loan) and reinvest such funds in additional Collateral Loans in accordance with such certificate, email or trade ticket.

(c) The Borrower or the Servicer, acting on behalf of the Borrower, shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 9.01(a), on the Business Day prior to each Payment Date, the amount set forth to be so transferred in the Payment Date Report for such Payment Date, including specifying the amounts from the Principal Collection Subaccount and the Interest Collection Subaccount.

Section 8.03. Payment Account

In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Custodian a single, separate and segregated trust account in the name “PennantPark Invest Fnd I Payment Account, subject to the Lien of the Collateral Agent”, which shall be designated as the “Payment Account”, which shall be maintained by the Borrower with the Custodian in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent. Except as provided in Section 9.01, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable under the Priority of Payments on the Payment Dates in accordance with their terms and the provisions of this Agreement. The Borrower is the legal and sole owner of the Payment Account and shall exercise its rights in accordance with this Agreement, the Priority of Payments and the Account Control Agreement.

Section 8.04. Rights of the Borrower in Covered Accounts after the occurrence and during the continuance of an Event of Default. Notwithstanding anything to the contrary in this Agreement and in accordance with the Account Control Agreement, upon the occurrence and during the continuance of an Event of Default, the right of the Borrower or the Servicer, acting on behalf of the Borrower, to authorize, receive, withdraw or otherwise transfer any credit balance from time to time in any Covered Account may be revoked by the Collateral Agent at the direction of the Administrative Agent, in which case the Collateral Agent shall have sole rights to issue instructions to the Custodian with respect to each Covered Account and any amounts on deposit therein which shall be given at the direction of the Administrative Agent.

Section 8.05. Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent

(a) By delivery of a certificate of a Responsible Officer (which may be in the form of standing instructions), the Borrower (or the Servicer on behalf of the Borrower) shall at all times direct the Collateral Agent to, and, upon receipt of such certificate, the Collateral Agent shall, invest all funds on deposit in the Collection Account in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If, prior to the occurrence of an Event of Default, the

Servicer shall not have given any such investment directions, such funds shall be invested in the Specified Eligible Investment (or remain uninvested if none has been selected). After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in Specified Eligible Investments selected by the Administrative Agent in accordance with the definition of Specified Eligible Investment (and if no Specified Eligible Investment has been specified, such funds shall be invested in the Specified Eligible Investment selected by the Servicer or held uninvested if none has been selected). Except to the extent expressly provided otherwise herein, all interest, gain, loss and other income from such investments shall be deposited, credited or charged (as applicable) in and to the Interest Collection Subaccount. Absent its timely receipt of such instruction from the Servicer in accordance with the foregoing, the Collateral Agent shall not be under an obligation to invest (or pay interest on) funds held hereunder. The Collateral Agent shall in no way be liable for any insufficiency in a Covered Account resulting from any loss relating to any such investment.

(b) The Collateral Agent agrees to give the Borrower prompt notice if any Covered Account or any funds on deposit in any Covered Account, or otherwise to the credit of a Covered Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. All Covered Accounts shall remain at all times with the Custodian.

(c) The Collateral Agent shall supply, in a timely fashion, to the Borrower and the Servicer any information regularly maintained by the Collateral Agent that the Borrower or the Servicer may from time to time reasonably request with respect to the Collateral, the Covered Accounts and the other Collateral and provide any other requested information reasonably available to the Collateral Agent and required to be provided by Section 8.06 or to permit the Servicer to perform its obligations hereunder or the Borrower’s obligations hereunder that have been delegated to the Servicer. The Collateral Agent shall promptly forward to the Servicer copies of notices and other writings received by it from the Obligor of any Collateral Loan or from any Clearing Agency with respect to any Collateral Loan which notices or writings advise the holders of such Collateral Loan of any rights that the holders might have with respect thereto (including requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such Obligor and Clearing Agency with respect to such Obligor.

Section 8.06. Accountings

(a) Monthly. Not later than two (2) Business Days prior to the 20th calendar day of each calendar month, beginning with May 2019 (other than any month in which a Payment Date occurs) (such date, the “Monthly Reporting Date”), the Servicer shall compile and provide to the Agents and the Lenders, a monthly report (each, a “Monthly Report”) in accordance with this Section 8.06, which Monthly Report may be amended, modified or otherwise supplemented from time to time with the consent of the Servicer, the Administrative Agent and the Collateral Agent. The Servicer shall compile and provide to the Collateral Agent and the Administrative Agent a loan data file (the “Data File”) in the form of Exhibit F for the previous monthly period ending on the Monthly Report Determination Date (containing such additional information that is reasonably requested from time to time by the Collateral Agent and the Administrative Agent). The Servicer shall provide (or cause to be provided) the Data File to the Collateral Agent at least three (3) Business Days prior to the Monthly Reporting Date and, with respect to a Payment Date Report, at least three (3) Business Days prior to the Payment Date. The Collateral Agent shall use commercially reasonable efforts to review and, based solely on the Data File provided by the Borrower (or Servicer on its behalf), confirm the calculations in clauses (i) through (x) below made by the Servicer in any such Monthly Report or Payment Date Report, as applicable, for such calendar month, within two (2) Business Days of the receipt thereof. The Collateral Agent shall review the Monthly Report to ensure that it is complete on its face and, based solely on the information provided on the related Data File, that the following items in such Monthly Report have been accurately calculated, if applicable, and reported: (i) Aggregate Net Collateral Balance, (ii) Borrowing Base, (iii) Excess Concentration Amount, (iv) Maximum Advance Rate Test, (v) each Collateral Quality Test, (vi) each Coverage Test, (vii) for any Payment Date Report, completion of Priority of Payments pursuant to Section 9.01(a), (viii) Interest Collection Subaccount and Principal Collection Subaccount balances, (ix) completion of fields in the loan list per the form of the Monthly Report and (x) other information as may be mutually agreed upon by the Collateral Agent, the Servicer and the Administrative Agent. Upon receipt of such confirmation (or report showing discrepancies) from the Collateral Agent and in any event by no later than the Monthly Reporting Date, the Servicer shall compile and provide (or cause to be compiled and provided) to the Agents and the Lenders the Monthly Report. As used herein, the “Monthly Report Determination Date” with respect to any calendar month in which a Payment Date does not occur (or, if such day is not a Business Day, the next Business Day) will be the last day of such calendar month. The Monthly Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments that is agreed to by the Servicer, the Administrative Agent and the Collateral Agent from time to time, and shall be determined as of the Monthly Report Determination Date for such calendar month.

In addition, the Borrower shall provide (or cause to be provided) in each Monthly Report a statement setting forth in reasonable detail each amendment, modification or waiver under any Related Document for each Collateral Loan that constitutes a Material Modification that became effective since the immediately preceding Monthly Report (or, in respect of the first Monthly Report, from the Closing Date).

(b) Payment Date Accounting. The Borrower shall render (or cause to be rendered) an accounting (each, a “Payment Date Report”), determined as of the close of business on each Determination Date preceding a Payment Date (such Determination Date, a “Payment Date Report Determination Date”), and shall deliver such Payment Date Report to the Agents, the Servicer and each Lender not later than the second Business Day preceding the related Payment Date. The Payment Date Report shall contain the information that is agreed to by the Servicer, the Administrative Agent and the Collateral Agent from time to time.

(c) Failure to Provide Accounting. If the Collateral Agent shall not have received any accounting provided for in this Section 8.06 on the first Business Day after the date on which such accounting is due to the Collateral Agent, the Collateral Agent shall notify the Servicer who shall use reasonable efforts to obtain such accounting by the applicable Monthly Reporting Date or Payment Date, as applicable. The Collateral Agent shall in no event have any liability for the actions or omissions of the Servicer, the Borrower or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Servicer, the Borrower or another Person (other than claims relating to the Collateral Agent’s gross negligence or willful misconduct).

Section 8.07. Release of Collateral

(a) The Borrower may, by delivery of a certificate of a Responsible Officer of the Servicer (with the written consent of the Administrative Agent if the Administrative Agent has notified the Collateral Agent in writing, following the occurrence of or during the continuation of an Event of Default, to only permit releases with the written consent of the Administrative Agent) delivered to the Collateral Agent and Custodian, as applicable, at least one (1) Business Day prior to the settlement date for any sale of any item of Collateral certifying that the sale of such loan is being made in accordance with Section 10.01 and such sale complies with all applicable requirements of Section 10.01, direct the Collateral Agent to release or cause to be released such item from the Lien of this Agreement and, upon receipt of such certificate, the Collateral Agent (or Custodian, as applicable) shall deliver any such item, if in physical form, duly endorsed to the broker or purchaser designated in such certificate or, if such item is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Servicer in such certificate; provided that the Collateral Agent may deliver any such item in physical form for examination in accordance with street delivery custom.

(b) Subject to the terms of this Agreement, the Collateral Agent (or Custodian, as applicable) shall, upon the receipt of a certificate of a Responsible Officer of the Servicer, deliver any Collateral in accordance with such certificate, and execute such documents or instruments as are delivered by or on behalf of the Borrower and reasonably necessary to release or cause to be released such security from the Lien of this Agreement, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof.

(c) As provided in Section 8.02(a), the Collateral Agent shall deposit any proceeds received by it from the disposition of any Collateral in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Loans or Eligible Investments as permitted under and in accordance with the requirements of this Article VIII and Article X.

(d) The Collateral Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower certifying that the Reinvestment Period has been terminated and all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied, execute such documents or instruments as are delivered by or on behalf of the Borrower and reasonably necessary to release any remaining Collateral from the Lien of this Agreement.

(e) Any Collateral Loan or amounts that are released pursuant to Section 8.07(a) or (b) shall be automatically released from the Lien of this Agreement.

Section 8.08. Reports by Independent Accountants.

(a) The Servicer (provided it is an Affiliate of the Borrower) will cause KPMG or any other firm of nationally recognized independent public accountants (who may also render other services to the Servicer) consented to by the Administrative Agent (the “Independent Accountants”) to furnish to the Administrative Agent, each Lender and the Collateral Agent (i) on or prior to June 30, 2020 (the “Initial AUP Report Date”), a report relating to one Monthly Report and one Payment Date Report (in each case as selected by the Administrative Agent), each delivered prior to the Initial AUP Report Date, and (ii) on or prior to each one-year anniversary of the Initial AUP Report Date (each such anniversary, an “AUP Report Date”), a report relating to one Monthly Report and one Payment Date Report (in each case as selected by the Administrative Agent), each delivered during the twelve (12) months immediately preceding such AUP Report Date, in each case, to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Exhibit E) to certain documents and records relating to the Collateral under any Facility Document, compare the information contained in selected Monthly Reports and Payment Date Reports (and all calculations therein) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

(b) In the event the Independent Accountants appointed pursuant to clause (a) above require the Collateral Agent to agree to the procedures performed by such Independent Accountants with respect to any of the reports, statements or certificates of such Independent Accountants, or sign any agreement in connection therewith, the Collateral Agent is hereby directed to so agree to the terms and conditions requested by such Independent Accountants as a condition to receiving documentation required by this Agreement; it being understood and agreed that the Collateral Agent shall deliver such agreement in conclusive reliance on such direction and shall make no inquiry or investigation as to, and shall have no obligation or responsibility in respect of, the terms of the engagement of such Independent Accountants by the Borrower or the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement. The Borrower hereby authorizes and directs the Collateral Agent, without liability on its part, to execute and deliver any such agreement with such Independent Accountants in the form presented to it by the Borrower (or the Servicer on behalf of the Borrower), which agreement, to the extent so directed by the Borrower (or the Servicer on behalf of the Borrower), may include, amongst other things, (i) an acknowledgement that the Borrower (or the Servicer on behalf of the Borrower) has agreed that the procedures by such Independent Accountants are sufficient for the relevant purposes, (ii) releases by the Collateral Agent of any claims, liabilities and expenses arising out of or relating to such Independent Accountant’s engagement, agreed-upon procedures or any report, statement or certificate issued by such Independent Accountants under any such engagement and acknowledgement of other limitations of liability in favor of such Independent Accountants and (iii) restrictions or prohibitions on the disclosure of any such reports, statements, certificates or other information or documents provided to it by such Independent Accountants.

ARTICLE IX

APPLICATION OF MONIES

Section 9.01. Disbursements of Monies from Payment Account

(a) Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, the Collateral Agent shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 8.02 in accordance with the Payment Date Report and the following priorities (the “Priority of Payments”):

(i) On each Payment Date prior to the occurrence and continuance of an Event of Default, Interest Proceeds on deposit in the Interest Collection Subaccount, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred into the Payment Account, to be applied in the following order of priority:

(A) (1) first, to pay all out-of-pocket costs and expenses of the Collateral Agent incurred in connection with any sale of Collateral or exercise of other remedial rights pursuant to Section 7.03, and (2) second, to pay Administrative Expenses (in the order of priority set forth in the definition thereof); provided that the amounts in this clause (2) shall not exceed the Administrative Expense Cap;

(B) to each Lender, pro rata, based on amounts owed, to pay accrued and unpaid Interest on the Advances and Unused Fees due to each such Lender and amounts payable to each such Lender under Section 2.11;

(C) to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Facility Documents; provided that the amounts payable in this clause (C) and clause (A)(2) above shall not exceed the Administrative Expense Cap;

(D) if the Coverage Tests are not satisfied as of the relevant Determination Date, to pay principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Coverage Tests are satisfied (on a pro forma basis as at such Determination Date);

(E) after the Reinvestment Period, to pay principal of the Advances of each Lender in an amount equal to the Principal Deficit Amount, if any (pro rata based on each Lender’s Percentage);

(F) to pay, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.10 and 13.04, all unpaid Facility Reduction Fees and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties;

(G) (1) first, to the payment or application of amounts referred to in clause (A) above (in the same order of priority specified therein), to the extent not paid in full pursuant to applications under such clause, and (2) second, to the payment or application of amounts referred to in clause (C) above to the extent not paid in full pursuant to such clause;

(H) to the Borrower, to make any BDC Tax Distributions; and

(I) unless a Default has occurred and is continuing, any remaining amount shall be released to the Borrower or its designee.

(ii) On each Payment Date prior to the occurrence and continuance of an Event of Default, except for any Principal Proceeds that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Collateral Loans, Principal Proceeds on deposit in the Principal Collection Subaccount to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred to the Payment Account to be applied in the following order of priority:

(A) to the payment of unpaid amounts under clauses (A) through (D) in clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder;

(B) during the Reinvestment Period, at the discretion of the Servicer, all remaining amounts shall be allocated to any one or more of the following payments: (1) to the Principal Collection Subaccount for the purchase of additional Collateral Loans, or (2) to prepay the Advances (pro rata, based on each Lender’s Percentage) until the Advances are paid in full;

(C) after the Reinvestment Period, to pay the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Advances are paid in full;

(D) to the payment of amounts referred to in clauses (F) and (G) of clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder;

(E) to the Borrower, to make any BDC Tax Distributions; and

(F) unless a Default has occurred and is continuing, any remaining amount shall be released to the Borrower or its designee.

(iii) On each Payment Date following the occurrence and continuance of an Event of Default, all Interest Proceeds in the Interest Collection Subaccount and all Principal Proceeds in the Principal Collection Subaccount, except for any Principal Proceeds that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Collateral Loans, in each case, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred to the Payment Account to be applied in the following order of priority:

(A) (1) first, to pay all out-of-pocket costs and expenses of the Collateral Agent incurred in connection with any sale of Collateral or exercise of other remedial rights pursuant to Section 7.03 (including the appointment of a Replacement Servicer); (2) second, to pay Administrative Expenses as provided in Section 9.01(a)(i)(A) and without regard to the Administrative Expense Cap and (3) third, to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Facility Documents;

(B) to each Lender, pro rata, based on amounts owed, to pay accrued and unpaid Interest on the Advances and Unused Fees due to each such Lender and amounts payable to each such Lender under Section 2.11;

(C) to pay the principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until paid in full;

(D) to pay, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.10 and 13.04, all unpaid Facility Reduction Fees and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties; and

(E) any remaining amount shall be released to the Borrower or its designee.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Payment Date Report, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.01(a) to the extent funds are available therefor.

ARTICLE X

SALE OF COLLATERAL LOANS; PURCHASE OF ADDITIONAL COLLATERAL LOANS; EQUITYHOLDER’S PURCHASE OF COLLATERAL LOANS

Section 10.01. Sales of Collateral Loans

(a) Discretionary Sales of Collateral Loans. Subject to the satisfaction of the conditions specified in Section 10.04, the Borrower (or the Servicer on behalf of the Borrower) may, but will not be required to, direct the Collateral Agent to sell, and the Collateral Agent shall sell in the manner directed by the Servicer, any Collateral Loan if such sale meets the requirements set forth below (as shown in the Borrowing Base Calculation Statement delivered with respect thereto in accordance with Section 5.02(d)(iv)):

(i) no Default exists or would result upon giving effect thereto;

(ii) upon giving effect thereto and the application of the proceeds thereof, each Coverage Test is satisfied and each Collateral Quality Test is satisfied or, if a Collateral Quality Test is not satisfied, either the compliance with any such test is maintained or improved or the Administrative Agent has consented to such sale in its sole discretion;

(iii) such sale is made for Cash;

(iv) in the judgment of the Servicer, there is no adverse selection of such Collateral Loans (as evidenced by a pro forma compliance, maintenance or improvement of the Borrowing Base); and

(v) upon giving effect thereto and the application of the proceeds thereof, the Borrower shall have made any payment required to made pursuant to Section 2.07;

provided that, notwithstanding the foregoing, the consent of the Administrative Agent (which shall be given in its sole discretion) shall be required for any sale (A) to the Servicer, the Equityholder, the Sponsor or any Affiliates of the Borrower, the Servicer, the Equityholder or the Sponsor, except to the extent such sale is permitted under clause (c) and (B) if the purchase price for any Collateral Loan is less than such Collateral Loan’s Adjusted Principal Balance (provided that sales for at least the original purchase price (plus a related original issue discount) will not require the Administrative Agent’s consent under this clause (B)).

provided, further, that the restriction in clause (iv) above in this Section 10.01(a) shall not apply to sales of Defaulted Collateral Loans or Ineligible Collateral Loans.

Notwithstanding anything above that would otherwise prohibit the sale of a Collateral Loan after the occurrence or during the continuance of a Default or an Event of Default, if the Borrower entered into an agreement to sell any such Collateral prior to the occurrence of such Default or an Event of Default, but such sale did not settle prior to the occurrence of such Default or an Event of Default, then the Borrower shall be permitted to consummate such sale notwithstanding the occurrence of such Default or an Event of Default; provided that the settlement for such sale occurs within the customary settlement period for similar trades.

(b) Sales of Equity Securities. The Borrower (or the Servicer on behalf of the Borrower) may sell any Equity Security at any time without restriction, and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price, within forty-five (45) days of receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by Applicable Law or contract, in which case such Equity Security should be sold as soon as such sale is permitted by Applicable Law or contract.

(c) Purchase of Ineligible Collateral Loans. Notwithstanding Section 10.01(a), if on any day a Collateral Loan is required to be purchased pursuant to Section 10.06, the Equityholder shall make a deposit of the Repurchase Price for such Collateral Loan in the Collection Account pursuant Section 10.06. Upon confirmation of the deposit of the amount described above into the Collection Account, such Ineligible Collateral Loan shall be removed from the Collateral and the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under such Ineligible Collateral Loan.

Section 10.02. Purchase of Additional Collateral Loans. On any date during the Reinvestment Period, if no Event of Default has occurred and is continuing, the Borrower (or the

Servicer on behalf of the Borrower) may, if each of the conditions specified in this Section 10.02 and Section 10.05 are met, invest Principal Proceeds (and accrued interest received with respect to any Collateral Loan to the extent used to pay for accrued interest on additional Collateral Loans and other amounts on deposit in the Principal Collection Subaccount) in additional Collateral Loans; provided that no Collateral Loan may be purchased unless each of the following conditions are satisfied as of the date the Servicer commits on behalf of the Borrower to make such purchase and after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:

(a) such obligation is an Eligible Collateral Loan and, subject to Section 2.02, the Administrative Agent shall have received and approved an Approval Request for the Collateral Loan the Borrower intends to purchase with the proceeds of the Advance and such approval has not expired or been rescinded;

(b) each Collateral Quality Test is satisfied (or, if not satisfied immediately prior to such investment, compliance with such Collateral Quality Test is maintained or improved);

(c) each Coverage Test is satisfied;

(d) (x) the seller of such Collateral Loan is an unaffiliated third party, (y) the Borrower is acquiring such Collateral Loan from the Sponsor pursuant to the Purchase and Sale Agreement or (z) the Administrative Agent consents to such acquisition; and

(e) the Borrower (or the Servicer on behalf of the Borrower) shall have delivered the following with respect to such Collateral Loan:

(i) the internal information memorandum prepared by the Servicer with respect to the Obligor of such Collateral Loan;

(ii) all information regarding such Collateral Loan that the Servicer would be required to deliver to the Administrative Agent pursuant to Section 5.02(d)(iv); and

(iii) the most recent drafts and/or execution copies of the Related Documents for such Collateral Loan.

Section 10.03. Substitution and Transfer of Loans.

(a) Substitutions. The Borrower may replace any Collateral Loan (including any Ineligible Collateral Loan) with another Collateral Loan acquired by the Borrower in accordance with Section 10.02 (a “Substitute Loan”), subject to the satisfaction of the conditions set forth in clause (b) below and in Section 10.04; provided that, at any time after the Reinvestment Period, such substitution will require the consent of the Administrative Agent in its sole discretion.

(b) Conditions to Substitution. No substitution of a Collateral Loan with a Substitute Loan shall occur unless each of the following conditions is satisfied as of the date of such substitution:

(i) each Substitute Loan is an Eligible Collateral Loan on the date of substitution and, subject to Section 2.02, the Administrative Agent shall have received and approved an Approval Request for the Collateral Loan the Borrower intends to purchase with the proceeds of the Advance and such approval has not expired or been rescinded;

(ii) each Collateral Quality Test is satisfied (or, if not satisfied immediately prior to such investment, compliance with such Collateral Quality Test is maintained or improved) and each Coverage Test is satisfied;

(iii) the sum of the Principal Balances of such Substitute Loans shall be equal to or greater than the sum of the Principal Balances of the Collateral Loans being substituted for;

(iv) no Default has occurred and is continuing or would result therefrom;

(v) the Servicer acting on behalf of the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any such substitution and shall deliver to the Custodian and the Collateral Agent the Related Documents for any Substitute Loan in accordance with the Facility Documents;

(vi) upon confirmation of the delivery of a Substitute Loan for each applicable Collateral Loan being substituted for (the date of such confirmation or delivery, the “Retransfer Date”), each applicable Collateral Loan being substituted for shall be removed from the Collateral and the applicable Substitute Loan(s) shall be included in the Collateral. On the Retransfer Date of a Collateral Loan, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release and transfer to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under such Collateral Loan being substituted for. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Borrower, execute such documents and instruments of transfer as may be prepared by the Servicer, on behalf of the Borrower, and take other such actions as shall reasonably be requested by the Borrower to effect the release and transfer of such Collateral Loan pursuant to this Section 10.03; and

(vii) the Borrower shall deliver to the Administrative Agent on the date of such substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date.

Section 10.04. Conditions Applicable to All Sale and Purchase Transactions

(a) Any transaction effected under this Article X (other than sales required pursuant to Section 10.06) or in connection with the acquisition of additional Collateral Loans shall be for fair market value and, if effected with a Person that is an Affiliate of the Servicer (or with an account or portfolio for which the Servicer or any of its Affiliates serves as investment adviser), shall be (i) on terms no less favorable to the Borrower than would be the case if such Person were not such an Affiliate or as otherwise expressly permitted in this Agreement, (ii) effected in accordance with all Applicable Laws, (iii) during the 12-month period most recently ended prior to the relevant date of determination (or such lesser number of months as shall have elapsed since the Closing Date), and after giving pro forma effect to such transaction, the value of Collateral Loans substituted or sold by the Borrower to Affiliates of the Servicer may not exceed 20% of the highest Maximum Facility Amount during such 12-month period (or such higher percentage as agreed to by the Administrative Agent), and (iv) during the 12-month period most recently ended prior to the relevant date of determination (or such lesser number of months as shall have elapsed since the Closing Date), and after giving pro forma effect to such transaction, the value of Defaulted Collateral Loans substituted or sold by the Borrower to Affiliates of the Servicer may not exceed 10% of the highest Maximum Facility Amount during such 12-month period.

(b) Upon each acquisition by the Borrower of a Collateral Loan (i) all of the Borrower’s right, title and interest to such Collateral Loan shall be subject to the Lien granted to the Collateral Agent pursuant to this Agreement and (ii) such Collateral Loan shall be Delivered to the Collateral Agent.

(c) Any direction, instruction or certificate required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of a Collateral Loan may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Borrower or the Servicer on its behalf on which the Collateral Agent may rely, and each such instruction provided to the Collateral Agent provided by the Borrower (or the Servicer on its behalf) in respect of a purchase, acquisition, sale, disposition or other transfer shall be deemed to be a certification that such purchase, acquisition, sale, disposition or other transfer satisfies the requirements set forth herein.

Section 10.05. Additional Equity Contributions

The Equityholder may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Borrower for any purpose, including for the purpose of curing any Default, satisfying any Coverage Test, enabling the acquisition or sale of any Collateral Loan or satisfying any conditions under Section 3.02. Each contribution shall either be made (a) in Cash (in which event such contributions shall be made by deposit into the Collection Account) and/or (b) by assignment and contribution of an Eligible Investment. In connection with any contribution described in this Section 10.05, the Servicer shall provide written instruction to the Collateral Agent identifying (a) the subclause under which such contribution is being made (the “Contribution Notice”) and (b)(i) in the case of contributions made in Cash, (A) the timing of such contribution and (B) the amount of such contribution and (ii) in the case of contributions made by assignment and contribution of an Eligible Investment, (A) the name of such Eligible Investment and (B) attaching the accompanying assignment forms. All Cash contributed to the Borrower shall be treated as Principal Proceeds, except to the extent that the Servicer specifies in the Contribution Notice that such Cash shall constitute Interest Proceeds and shall be deposited into a Collection Account in accordance with Section 8.02 as designated by the Servicer.

Section 10.06. Equityholder’s Purchase of Collateral Loans

In the event of the occurrence of a Equityholder Purchase Event, the Equityholder will within twenty (20) Business Days of the discovery by or notice (from any Person) to the Equityholder of the Equityholder Purchase Event, purchase each Collateral Loan hereunder which is affected by or related to such Equityholder Purchase Event from the Borrower, and the Equityholder shall pay to the Borrower (by means of a deposit to the Collection Account) the Repurchase Price of such Collateral Loan as of the date of the purchase thereof from the Borrower. It is understood and agreed that the obligation of the Equityholder to purchase the Collateral Loans which are affected by or related to such Equityholder Purchase Event is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Collateral Loan which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor. Upon deposit in the Collection Account of the Repurchase Price for any Collateral Loan purchased by the Equityholder pursuant to this Section 10.06, the Borrower shall, automatically and without further action be deemed to transfer, assign and set over to the Equityholder, without recourse, representation or warranty of any kind, except as to the absence of Liens created by or arising solely as a result of actions of the Borrower or the Collateral Agent, all the right, title and interest of the Borrower, in, to and under such Collateral Loan and all future monies due or to become due with respect thereto, the underlying collateral, all Proceeds of such Collateral Loan and recoveries and insurance proceeds (if any) relating thereto, all rights to security for such Collateral Loan and all Proceeds and products of the foregoing. In the event that the Equityholder has notified the Borrower that the Equityholder is incapable of paying the Repurchase Price, then such Collateral Loan shall remain with the Borrower (as a part of the Collateral) until the Equityholder deposits the Repurchase Price into the Collection Account. The Borrower shall (and shall request the Collateral Agent to), at the sole expense of the Equityholder, execute such documents and instruments of transfer as may be prepared by the Equityholder and take such other actions as may be reasonably requested by the Equityholder in order to effect the transfer of such Collateral Loan pursuant to this Section 10.06. Such sale shall be a sale outright, and not for security. The Equityholder and the Borrower agree that the Equityholder and any Affiliate of the Equityholder may purchase any Collateral Loan from the Borrower only in the case of a purchase pursuant to this Section 10.06.

ARTICLE XI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 11.01. Appointment and Designation of the Servicer.

(a) Initial Servicer. The Borrower hereby appoints PPIA, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral. PPIA hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b) Servicer Removal Notice. The Borrower, the Servicer, each Lender and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Removal Event, the

Administrative Agent may (1) provide at least ten (10) Business Days’ prior written notice to the Servicer of its intent to remove the Servicer, and (2) following the expiration of such ten (10) Business Day period, provide a removal notice to the Servicer (with a copy to the Collateral Agent) (a “Servicer Removal Notice”) and terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Removal Notice pursuant to this Section 11.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Removal Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Removal Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the Replacement Servicer, and except as provided herein the Replacement Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the Replacement Servicer in assuming such obligations.

(c) Appointment of Replacement Servicer. At any time following the delivery of a Servicer Removal Notice, the Administrative Agent may appoint a successor servicer (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. Upon the appointment of a Replacement Servicer, the initial Servicer shall have no liability with respect to any action performed by the Replacement Servicer on or after the date that the Replacement Servicer assumes the servicing duties of the Servicer.

(d) Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided that the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing or any repurchase or substitution obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Replacement Servicer shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer, upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.02. Any other provision in this Agreement notwithstanding, if a Replacement Servicer is appointed, it shall perform its obligations hereunder in good faith and with reasonable care, exercising a degree of skill and attention no less than what it exercises to service similar assets for itself and for others, such standard of care to be the “Servicing Standard” applicable to it.

(e) Subcontracts. The Servicer may, with the prior written consent (such consent not to be unreasonably withheld and shall not be required for any subcontracting to the Sponsor) of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Removal Event.

(f) Waiver. The Borrower acknowledges that, after delivery of a Servicer Removal Notice, the Administrative Agent or any of its Affiliates may act as the Replacement Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates, the Collateral Agent and any of its Affiliates and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in any capacity hereunder in accordance with the terms and provisions (including the standard of care) set forth in the Facility Documents.

Section 11.02. Duties of the Servicer.

(a) Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard; provided that the Servicer shall not take any action that would require Prior Committee Approval pursuant to the limited liability company agreement of the Equityholder unless the Equityholder has obtained such Prior Committee Approval (as such term is defined in the limited liability company agreement of the Equityholder) with respect to such action. Prior to the delivery of a Servicer Removal Notice, but subject to the terms of this Agreement (including Section 11.04 and Article VI), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i) supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, exercising voting rights, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii) maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Administrative Agent) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request;

(iii) maintaining and implementing administrative and operating procedures (including an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv) promptly delivering to the Administrative Agent, each Lender or the Collateral Agent, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender or the Collateral Agent may from time to time reasonably request;

(v) identifying each Collateral Loan in its internal servicing records to reflect the ownership of such Collateral Loan by the Borrower;

(vi) notifying the Administrative Agent and each Lender of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (A) that is or is threatened to be asserted by an Obligor with respect to any Collateral Loan (or portion thereof) of which it has actual knowledge or has received notice; or (B) that could reasonably be expected to have a Material Adverse Effect;

(vii) maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(viii) directing the Collateral Agent to make payments pursuant to the terms of the Payment Date Report;

(ix) assisting the Borrower with respect to the purchase and sale of and payment for the Collateral Loans and Eligible Investments;

(x) instructing the Obligors and the administrative agents on the Collateral Loans to make payments directly into the Collection Account established and maintained with the Collateral Agent;

(xi) delivering assignments and promissory notes to the Custodian;

(xii) complying with such other duties and responsibilities as may be required of the Servicer by this Agreement; and

(xiii) assisting in the acquisition, sale or substitution of Collateral Loans and other Collateral in accordance with Article X and the Servicing Standard.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Servicer acts as lead agent with respect to any Collateral Loan, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the applicable Related Documents has the right to do so.

(b) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent and the Secured Parties of their rights hereunder shall not release the Servicer (unless replaced by a Replacement Servicer) or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder, unless one of them becomes a Replacement Servicer hereunder.

(c) Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due, provided such obligation is not on non-accrual) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(d) The Servicer agrees to supervise and assist in the investment and reinvestment of the Collateral, and shall perform on behalf of the Borrower the duties that have been expressly delegated to the Servicer in this Agreement and any other Facility Document (and the Servicer shall have no obligation to perform any other duties hereunder or otherwise) and, to the extent necessary or appropriate to perform such duties, the Servicer shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower with respect thereto. The Servicer shall comply with the terms and conditions hereof and any other Facility Document expressly applicable to it, in its capacity as the Servicer, or otherwise affecting the duties and functions that have been delegated to it thereunder and hereunder as the Servicer and shall perform its obligations hereunder and thereunder in good faith and with reasonable care, (i) using a degree of skill and attention no less than (A) that which would be exercised by a prudent institutional servicer in connection with the servicing and administration of assets similar to the Collateral Loans under similar circumstances and (B) the Servicer and its Affiliates exercises with respect to comparable assets that it services for itself and for others having similar investment objectives and restrictions substantially in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral Loans and (ii) without regard to: (A) the Servicer’s obligations to incur servicing and administrative expenses with respect to a Collateral Loan, (B) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, (C) the ownership by the Servicer or any Affiliate thereof of any Collateral Loan, or (D) the ownership, servicing or management for others by the Servicer of any other loans or property by the Servicer (such standard of care, the “Servicing Standard”).

Section 11.03. Authorization of the Servicer.

(a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral Loans by Sponsor to the Borrower under the Purchase and Sale Agreement and, thereafter, the grant by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents reasonably necessary or appropriate (and in a form acceptable to the Collateral Agent) to enable the Servicer to carry out its servicing and administrative duties hereunder. In case any reasonable question arises as to its duties hereunder, the Collateral Agent may request instructions from the Administrative Agent and shall be entitled at all times to refrain from taking any actions unless it has received instruction from the Administrative Agent. In no event shall the Servicer be entitled to make any Secured Party a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b) The Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 11.04. Collection Efforts, Modification of Collateral.

(a) The Servicer will use commercially reasonable efforts to collect, or cause to be collected, all payments called for under the terms and provisions of the Collateral Loans included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.

(b) In the performance of its obligations hereunder, the Borrower (or the Servicer on its behalf) may enter into any amendment or waiver of or supplement to any Related Document; provided that the prior written consent of the Required Lenders shall be required if a Default has occurred and is continuing or a Default would result from such amendment, waiver or supplement. For the avoidance of doubt, any Collateral Loan that, as a result of any amendment or supplement thereto, ceases to qualify as an Eligible Collateral Loan shall not be included in the Borrowing Base.

Section 11.05. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.01(c).

ARTICLE XII

THE AGENTS

Section 12.01. Authorization and Action

(a) Each Lender hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. No Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents to which it is a party or any fiduciary relationship with any Secured Party and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of such Agent shall be read into this Agreement or any other Facility Document to which such Agent is a party (if any) as duties on its part to be performed or observed. No Agent shall have or be construed to have any other duties or responsibilities in respect of this Agreement or any other Facility Document and the transactions contemplated hereby or thereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Lenders (or, with respect to the Collateral Agent, the Administrative Agent); provided that such Agent shall not be required to take any action which exposes such Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that an Agent’s consent may not be unreasonably withheld, provide for the exercise of such Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or by refusing to provide instruction) to such Agent withhold its consent or exercise its discretion in an unreasonable manner.

(b) If the Collateral Agent has been requested or directed by the Majority Lenders or the Required Lenders, as applicable, (or by the Administrative Agent acting at the direction of the Majority Lenders or the Required Lenders) to take any action pursuant to any provision of this Agreement or any other Facility Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or such Facility Document in the manner so requested unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provision of this Agreement or any other Facility Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability, unless it is provided indemnity acceptable to it against any such expenditure, risk, costs, expense or liability. For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any action to exercise or enforce any power, right or remedy available to it under this Agreement or any other Facility Document or any Related Document unless and until directed by the Majority Lenders or the Required Lenders, as applicable (or the Administrative Agent on their behalf).

(c) Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such Person in accordance with any notice given by the Majority Lenders or the Required Lenders, as applicable, (or by the Administrative Agent acting at the direction of the Majority Lenders or the Required Lenders) pursuant to the terms of this Agreement or any other Facility Document even if, at the time such action is taken by any such Person, the Majority Lenders or the Required Lenders, as applicable, or Persons purporting to be the Majority Lenders or the Required Lenders, as applicable, are not entitled to give such notice, except where the Responsible Officer of the Collateral Agent has actual knowledge (without any duty of inquiry or investigation on its part) that the Majority Lenders or the Required Lenders, as applicable, or Persons purporting to be the Majority Lenders or the Required Lenders, as applicable, are not entitled to give such notice. The Collateral Agent shall be entitled to conclusively rely upon directions provided by the Administrative Agent as if provided by the requisite Lenders authorized to provide such direction hereunder. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Facility Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

(d) If in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, it may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions.

Section 12.02. Delegation of Duties

Each Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.03. Agents’ Reliance, Etc

(a) Neither Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Servicer or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Document on the part of the Borrower, the Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of any Collateral (or the validity, perfection, priority or enforceability of the Liens on the Collateral), this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including, for the avoidance of doubt, the Borrowing Base Calculation Statement), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) reasonably believed by it to be genuine and believed by it to be signed or sent by the proper party or parties. No Agent shall have any liability to the Borrower or any Lender or any other Person for the Borrower’s, the Servicer’s, any Lender’s or any other Person’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.

(b) No Agent shall be liable for the actions or omissions of any other Agent (including concerning the application of funds) or other party to a Facility Document, or under any duty to monitor or investigate compliance on the part of any other Agent or other party to a Facility Document with the terms or requirements of this Agreement, any Facility Document or any Related Document, or their duties hereunder or thereunder. Each Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including each Notice of Borrowing received hereunder) in the absence of its own gross negligence or willful misconduct. No Agent shall be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders, as applicable). No Agent shall be liable for any error of judgment made in good faith unless it shall be proven by a court of competent jurisdiction that such Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Document or Related Document shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. No Agent shall be liable for any indirect, special, punitive or consequential damages (including lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. No Agent shall be charged with knowledge or notice of any matter (including, without limitation, a Default or Event of Default) unless actually known to a Responsible Officer of such Agent, or unless and to the extent written notice of such matter is received by such Agent at its address in accordance with Section 13.02. Any permissive grant of power to an Agent hereunder shall not be construed to be a duty to act. Each Agent shall have only the duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against any Agent. Before acting hereunder, an Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action. Neither Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. Neither Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(c) No Agent shall be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, loss or malfunction of utilities, communications or computers (software and hardware) services, earthquakes or other disasters.

(d) The delivery of reports and other documents and information to the Collateral Agent hereunder or under any other Facility Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein. The Collateral Agent is hereby authorized and directed to execute and deliver the other Facility Documents to which it is a party. Whether or not expressly stated in such Facility Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities which are afforded to it in this Agreement.

(e) Each Lender acknowledges that, except as expressly set forth in this Agreement, neither Agent has made any representation or warranty to it, and that no act by either Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Secured Party as to any matter. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer, and made its own decision to enter into this Agreement and the other Facility Documents to which it is a party. Each Lender also represents that it will, independently and without reliance upon either Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Facility Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer. Neither Agent shall have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower or Servicer which may come into the possession of such Agent.

Section 12.04. Indemnification

Each of the Lenders agrees to indemnify and hold the Agents and the “Securities Intermediary” under the Account Control Agreement (acting at the direction of the Collateral

Agent (acting at the direction of the Secured Parties, following the delivery of notice of exclusive control under the Account Control Agreement)) harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 13.04 or otherwise) from and against any and all Liabilities which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Agents under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to any Agent for any portion of such Liabilities resulting from such Agent’s gross negligence or willful misconduct; and provided, further, that no Lender shall be liable to the Collateral Agent for any portion of such Liabilities unless such Liabilities are imposed on, incurred by, or asserted against the Collateral Agent as a result of any action taken, or not taken, by the Collateral Agent by the express terms of this Agreement or at the direction of the Administrative Agent or such Lender or Lenders, as the case may be, in accordance with the terms and conditions set forth in this Agreement (it being understood and agreed that the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of the Administrative Agent or any of the Lenders (or other Persons authorized or permitted under the terms hereof to make such request or give such direction) pursuant to this Agreement or any of the other Facility Document, unless the Administrative Agent or such Lenders shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable and documented attorney’s fees and expenses) and Liabilities which might reasonably be incurred by it in compliance with such request or direction, whether such indemnity is provided under this Section 12.04 or otherwise). The rights of the Agents and obligations of the Lenders under or pursuant to this Section 12.04 shall survive the termination of this Agreement, and the earlier removal or resignation of any Agent hereunder.

Section 12.05. Successor Agents

(a) Subject to the terms of this Section 12.05, each Agent may, upon thirty (30) days’ notice to the Lenders and the Borrower, resign as Administrative Agent or Collateral Agent, as applicable. If an Agent shall resign, then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation, such Agent may appoint a successor agent. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) a Default or Event of Default shall have occurred and is continuing or (ii) if such successor agent is a Lender or an Affiliate of such Agent or any Lender. Any resignation of an Agent shall be effective upon the appointment of a successor agent pursuant to this Section 12.05. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Facility Documents. If no successor Collateral Agent or Administrative Agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent or successor Administrative Agent shall not have been delivered to the Collateral Agent or the Administrative Agent, as applicable, within sixty days after giving of notice of resignation by the Collateral Agent or the Administrative Agent, as applicable, the resigning Collateral Agent or the resigning Administrative Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent or Administrative Agent, as applicable.

(b) Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the corporate trust properties and assets of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 12.06. The Collateral Agent.

(a) The Collateral Agent shall have no liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

(b) It is expressly acknowledged and agreed that the Collateral Agent is not guaranteeing the performance of or assuming any liability for the obligations of the other parties hereto or any portion of the Collateral.

(c) The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or continuation statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement.

(d) The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Borrower. In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith (except in its capacity as obligor thereunder, if applicable), or for any failure of the relevant party to provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein.

(e) The Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Borrower or the Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer. It is expressly acknowledged by the Borrower, the Servicer, the Lenders and the Administrative Agent that performance by the Collateral Agent of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notices provided to it by the Servicer (and/or the Borrower) and/or any related bank agent, obligor or similar party with respect to the Collateral, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(g) The Collateral Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties hereunder are purely ministerial in nature.

(h) Should any controversy arise between the undersigned with respect to the Collateral held by the Collateral Agent, the Collateral Agent shall follow the instructions of the Administrative Agent on behalf of the Secured Parties.

(i) The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for performing the obligations expressly imposed on the Collateral Agent hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or taking any steps to preserve rights against prior parties or other rights pertaining to any Collateral.

(j) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties hereto agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Collateral Agent to comply with such requirements.

(k) If BNYM or the Collateral Agent is also acting in another capacity, including as Custodian or Securities Intermediary, the rights, protections, immunities and indemnities afforded to BNYM or the Collateral Agent pursuant to this Article XII shall also be afforded to BNYM or the Collateral Agent acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Custodian Agreement, Account Control Agreement or any other Facility Documents to which BNYM or the Collateral Agent in such capacity is a party.

(l) The Collateral Agent shall not have any obligation to determine if a Collateral Loan meets the criteria specified in the definition of Eligible Collateral Loan or other eligibility requirement herein.

(m) Notwithstanding the foregoing, whenever reference is made in any Facility Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) solely as directed in writing by the Administrative Agent acting at the instruction of the Required Lenders (or such other Lenders or percentage thereof as shall be expressly required hereunder). The Collateral Agent may at any time request instructions from the Administrative Agent with respect to any actions or approvals which, by the terms of this Agreement or any of the Facility Documents, the Collateral Agent is permitted or required to take or to grant, and the Collateral Agent shall be absolutely entitled to refrain from taking any such action or to withhold any such approval and shall not be under any liability whatsoever solely as a result thereof until it shall have received such instructions from the Administrative Agent acting at the direction of such Lenders. The Collateral Agent shall not have any liability for any failure or delay in taking any actions contemplated above as a result of a failure or delay on the part of the requisite Lenders (or the Administrative Agent on their behalf) to provide such instruction.

(n) The Borrower and the Servicer shall use reasonable efforts to cooperate with the Collateral Agent in connection with the matters described herein, including in respect of the confirmation of calculations required under Section 8.06 hereof or as otherwise reasonably requested by the Collateral Agent hereunder. Without limiting the generality of the foregoing the Servicer shall supply in a timely fashion any information maintained by it, including, without limitation, the classification or characterization of each Collateral Loan or related Obligor that the Collateral Agent may from time to time reasonably request with respect to the Collateral Loans or obligors or reasonably need to perform the confirmations described above. Nothing herein shall obligate the Collateral Agent to determine (i) the type, classification or characterization of any Collateral Loan or related Obligor, or (ii) the Advance Rate or Adjusted Collateral Value of any Collateral Loan or EBITDA of any related Obligor or market value of any Collateral Loan, any such determination in each case being based exclusively upon notification it receives from the Servicer. For purposes of monitoring rating changes by the rating agencies, the Collateral Agent shall be entitled to use and rely (in good faith) exclusively upon any reputable electronic financial information reporting service (including the Bloomberg wire service), and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service.

ARTICLE XIII

MISCELLANEOUS

Section 13.01. No Waiver; Modifications in Writing

(a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement or any other Facility Document, and any consent to any departure by any party to this Agreement or any other Facility Document from the terms of any provision of this Agreement or such other Facility Document, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Servicer in any case shall entitle the Borrower or the Servicer to any other or further notice or demand in similar or other circumstances.

(b) No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Servicer, the Administrative Agent and the Required Lenders; provided that:

(i) any Fundamental Amendment shall require the written consent of all Lenders affected thereby; and

(ii) no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Allocated Facility Amount of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 13.02. Notices, Etc

Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address in Schedule 5), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 13.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 5, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 5. Any notices to be provided to the Lenders may be provided to the Administrative Agent on their behalf.

BNYM, in each of its capacities under this Agreement or any Facility Document, agrees to accept and act upon instructions or directions pursuant to this Agreement, any other Facility Document, or any Related Document or any document executed in connection herewith or therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to BNYM an incumbency certificate listing persons designated to provide such instructions or directions as such incumbency certificate may be supplemented from time to time. If any person elects to give BNYM email or facsimile instructions (or instructions by a similar electronic method) and BNYM in its discretion elects to act upon such instructions, BNYM’s reasonable understanding of such instructions shall be deemed controlling. BNYM shall not be liable for any losses, costs or expenses arising directly or indirectly from BNYM’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 13.03. Taxes

(a) Any and all payments by the Borrower to or for the account of any Recipient under any Facility Document shall be made free and clear of and without deduction or withholding for any and all present or future Taxes with respect thereto, unless required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Borrower or the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Borrower or the Administrative Agent, then the Borrower or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as may be necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 13.03) the applicable Recipient receives an amount equal to the sum it would have received had no deductions or withholding of Indemnified Taxes been made.

(b) The Borrower agrees to timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower agrees to indemnify each Recipient, within 10 days after demand therefor, for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 13.03) payable or paid by any Recipient or required to be withheld or deducted from a payment to such Recipient and (ii)

any reasonable liability arising from Indemnified Taxes or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant taxing Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Recipient, shall be presumed to be correct absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.06(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Facility Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Facility Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 13.03(d).

(e) As soon as practicable after the date of any payment of Taxes by the Borrower to Governmental Authority pursuant to this Section 13.03, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or other evidence of payment as may be reasonably satisfactory to the Administrative Agent).

(f) If any Recipient in its sole discretion, but acting in good faith, determines that it has received a refund of any Indemnified Taxes with respect to which it has been indemnified pursuant to this Section 13.03 (including by the payment of additional amounts pursuant to Section 13.03(a)), such Recipient shall reimburse the Borrower (or the Servicer, as applicable) such amount of any refund received (net of reasonable out-of-pocket expenses incurred) as such Secured Party shall determine in its sole discretion, but acting in good faith, to be attributable to the relevant Indemnified Taxes; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party. Notwithstanding anything to the contrary in this Section 13.03(f), in no event will any Secured Party be required to pay any amount to an indemnifying party pursuant to this Section 13.03(f) the payment of which would place such Secured Party in a less favorable net after-Tax position than such Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Unless required by Applicable Law, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 13.03(g)(ii), (iii) and (v) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of Section 13.03(g)(i), each Lender that is a U.S. Person shall, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), deliver to the Borrower and each Agent, two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-9 or any successor form, certifying that such Lender is entitled to an exemption from U.S. backup withholding tax.

(iii) Without limiting the generality of Section 13.03(g)(i), each Lender that is not a U.S. Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and each Agent, on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), two accurate, complete and signed copies of whichever of the following is applicable:

(A) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Facility Document, executed copies of U.S. Internal Revenue Service Form W-8BEN-E (or U.S. Internal Revenue Service Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Facility Document, U.S. Internal Revenue Service Form W-8BEN-E (or U.S. Internal Revenue Service Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of U.S. Internal Revenue Service Form W-8ECI;

(C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of U.S. Internal Revenue Service Form W-8BEN-E (or U.S. Internal Revenue Service Form W-8BEN, as applicable); or

(D) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of U.S. Internal Revenue Service Form W-8IMY, accompanied by U.S. Internal Revenue Service Form W-8ECI, U.S. Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate, U.S. Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(iv) Each Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agents to determine the withholding or deduction required to be made.

(v) If a payment made to a Recipient under any Facility Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable and for purposes of this Section 13.03(g)(v)), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 13.03(g)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(vi) Each Lender agrees that, from time to time after the Closing Date, such Lender shall deliver the forms described above, as applicable, as promptly as practicable after (A) receipt of a reasonable written request therefor from the Borrower or an Agent or (B) when a lapse in time or change in circumstance renders a previously provided form or certificate obsolete or inaccurate. Notwithstanding any other provision of this Section 13.03, a Lender shall not be required to deliver any form after the Closing Date pursuant to this Section 13.03(g) that such Lender is not legally able to deliver.

(h) If any Lender requires the Borrower to pay any Indemnified Taxes or additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to this Section 13.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 13.03 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i) Nothing in this Section 13.03 shall be construed to require any Secured Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(j) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 13.03 shall survive the termination of this Agreement.

Section 13.04. Costs and Expenses; Indemnification

(a) The Borrower agrees to promptly (and in any event within thirty (30) days) pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders in connection with the preparation, review, negotiation, reproduction, administration, execution and delivery of this Agreement and the other Facility Documents, including the reasonable and documented fees and disbursements of counsel for the Administrative Agent and counsel for the Collateral Agent, costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent’s security interests in the Collateral, including filing and recording fees, expenses, search fees, UCC filing fees and the equivalent thereof in any foreign jurisdiction, if applicable, and all other related fees and expenses in connection therewith; and in connection with any additional reporting requirements that the Agents and the Lenders are required to comply with under the Securitisation Regulation, the administration and any waiver, consent, modification or amendment or similar agreement in respect of this Agreement, the Notes or any other Facility Document and advising the Agents and Lenders as to their respective rights, remedies and responsibilities. The Borrower agrees to promptly (and in any event within thirty (30) days) pay on demand all reasonable and documented out-of-pocket costs and expenses of each of the Secured Parties in connection with the enforcement of this Agreement, the Notes or any other Facility Document, including all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Collateral Agent and the Replacement Servicer (including in its capacity as Replacement Servicer) or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Secured Parties are intended to constitute expenses of administration under any applicable bankruptcy law. For the avoidance of doubt, this Section 13.04(a) shall not apply to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, which shall be covered by Section 13.03.

(b) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all Liabilities that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document, any Related Document or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant by the Borrower or the Servicer contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower or the Servicer contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or incorrect; (iv) any failure by the Borrower or the Servicer to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Collateral Agent (for the benefit of the Secured Parties) a perfected security interest in all of the Collateral free and clear of all Liens (other than Permitted Liens); (vi) any action or omission, not expressly authorized by the Facility Documents, by the Borrower or any Affiliate of the Borrower which has the effect of impairing the validity or enforceability of the Collateral or the rights of the Agents or the other Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or the equivalent thereof in any foreign jurisdiction or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including a defense based on any Collateral Loan (or the Related Documents evidencing such Collateral Loan) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, except to the extent such unenforceability due to the bankruptcy of such Obligor), or any other claim resulting from any related property securing such Collateral Loan; (ix) the commingling of Collections on the Collateral at any time with other funds; (x) any failure by the Borrower to give reasonably equivalent value to the applicable seller, in consideration for the transfer by such seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; (xi) the failure of the Borrower, the Servicer or any of their respective agents or representatives to remit to the Collection Account, within two (2) Business Days of receipt, Collections on the Collateral

Loans remitted to the Borrower, the Servicer or any such agent or representative as provided in this Agreement and (xii) any Default or Event of Default; except that the Borrower shall not be liable to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or the breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Facility Document; provided that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(b). In no case shall the Borrower be responsible for any Indemnified Party’s lost revenues or lost profits or for any indirect, special, punitive or consequential damages suffered by such Indemnified Party (but, for the avoidance of doubt, the Borrower shall be responsible for any liability consisting of such amount paid by an Indemnified Party to a third party). The Borrower shall not have any liability hereunder to any Indemnified Party to the extent an Indemnified Party affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

(c) The Servicer agrees to indemnify and hold harmless each Indemnified Party from and against any and all Liabilities that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of any one or more of the following: (i) any breach of any covenant by the Servicer contained in any Facility Document; (ii) any representation or warranty made or deemed made by the Servicer contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; (iii) any failure by the Servicer to comply with any Applicable Law or contractual obligation binding upon it; (iv) any action or inaction of the Servicer which causes the Collateral Agent (for the benefit of the Secured Parties) not to have a perfected security interest in all of the Collateral free and clear of all Liens (other than Permitted Liens); (v) the commingling of Collections on the Collateral at any time with other funds of the Servicer; and (vi) any failure by the Servicer to remit to the Collection Account, within two (2) Business Days of receipt, Collections on the Collateral Loans remitted to the Servicer; except the Servicer shall not be liable to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or the breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Facility Document; provided that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(c). The Servicer shall not have any liability hereunder to any Indemnified Party to the extent an Indemnified Party affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Servicer (which consent shall not be unreasonably withheld or delayed). In no case shall the Servicer be responsible for any Indemnified Party’s lost revenues or lost profits or for any indirect, special or consequential damages suffered by such Indemnified Party (but, for the avoidance of doubt, the Servicer shall be responsible for any liability consisting of such amount paid by an Indemnified Party to a third party).

(d) The Equityholder agrees to indemnify and hold harmless each Indemnified Party from and against any and all Liabilities that may be incurred by or awarded against any

Indemnified Party, in each case arising out of or in connection with or by reason of any one or more of the following: (i) any breach of any covenant by the Equityholder contained in any Facility Document; and (ii) any representation or warranty made or deemed made by the Equityholder contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; except the Equityholder shall not be liable to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or the breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Facility Document; provided that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(d). The Equityholder shall not have any liability hereunder to any Indemnified Party to the extent an Indemnified Party affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Equityholder (which consent shall not be unreasonably withheld or delayed). In no case shall the Equityholder be responsible for any Indemnified Party’s lost revenues or lost profits or for any indirect, special or consequential damages suffered by such Indemnified Party (but, for the avoidance of doubt, the Equityholder shall be responsible for any liability consisting of such amount paid by an Indemnified Party to a third party).

(e) The Sponsor agrees to indemnify and hold harmless each Indemnified Party from and against any and all Liabilities that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of any one or more of the following: (i) any breach of any covenant by the Sponsor contained in any Facility Document; and (ii) any representation or warranty made or deemed made by the Sponsor contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; except the Sponsor shall not be liable to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or the breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Facility Document; provided that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(e). The Sponsor shall not have any liability hereunder to any Indemnified Party to the extent an Indemnified Party affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Sponsor (which consent shall not be unreasonably withheld or delayed). In no case shall the Sponsor be responsible for any Indemnified Party’s lost revenues or lost profits or for any indirect, special or consequential damages suffered by such Indemnified Party (but, for the avoidance of doubt, the Sponsor shall be responsible for any liability consisting of such amount paid by an Indemnified Party to a third party).

Section 13.05. Execution in Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 13.06. Assignability

(a) Each Lender may, with the consent of the Administrative Agent and the Borrower, assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Allocated Facility Amount); provided that:

(i) each of the Borrower’s and the Administrative Agent’s consent to any such assignment (A) shall not be unreasonably withheld or delayed and (B) shall not be required if the assignee is a Permitted Assignee with respect to such assignor; and

(ii) the Borrower’s consent to any such assignment pursuant to this Section 13.06(a) shall not be required if (x) a Default or an Event of Default shall have occurred (and not been waived by the Lenders in accordance with Section 13.01) or (y) such assignment is required by any applicable law, regulation or Governmental Authority.

The parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Collateral Agent) an Assignment and Acceptance and the applicable tax forms required by Section 13.03(g). Notwithstanding any other provision of this Section 13.06, no assignment by any Lender to the Borrower, any of its Affiliates or a Competitor shall be permitted.

(b) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agents and the Lenders.

(c) (i) Any Lender may, without the consent of, but with notice to, the Borrower, sell participations to Participants in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) each Participant shall have agreed to be bound by this Section 13.06(c), Section 13.06(d) and Section 13.17; (E) such Participants are not Competitors. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any Fundamental Amendment. Sections 2.10, 2.11, and 13.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to clause (a) of this Section 13.06 (subject to the requirements and limitations set forth in Section 13.03, including the requirements under Section 13.03(g)); provided that (A) such Participant agrees to be subject to the provisions of Section 13.03(g) as if it were an assignee under clause (a) of this Section 13.06 and (B) no Participant shall be entitled to any amount under Section 2.10, 2.11, or 13.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred, except to the extent such entitlement to receive a greater amount results from a Change in Law that occurs after the Participant acquired the applicable participation.

(ii) In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender as nonfiduciary agent for the Borrower shall maintain a register on which it enters the name of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance which is the subject of the participation (the “Participant Register”). An Advance may be participated in whole or in part only by registration of such participation on the Participant Register (and each Note, if any, shall expressly so provide). Any participation of such Advance may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower to the extent necessary for the Borrower to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1 of the United States Treasury Regulations and Section 1.163-5 of the Proposed United States Treasury Regulations. The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in such Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) The Administrative Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 13.02 or such other address as the Administrative Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the aggregate outstanding principal amount of the outstanding Advances maintained by each Lender under this Agreement (and any stated interest thereon). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. An Advance (and a Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Note, if any, shall expressly so provide) and compliance with this Section 13.06. The Administrative Agent shall update and furnish to the Collateral Agent and the Borrower from time to time at the request of the Collateral Agent or the Borrower an updated version of Schedule 1 reflecting the then-current allocation of the Allocated Facility Amounts.

(e) Notwithstanding any other provision of this Section 13.06, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender, including any pledge or security interest granted to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

Section 13.07. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 13.08. Severability of Provisions

Any provision of this Agreement or any other Facility Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.09. Confidentiality

The parties hereto agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed by any party (a) to its Affiliates, directors, officers, members, principals and employees, and to its agents, counsel and other advisors that have a need for such information relative to this facility (collectively, the “Related Parties”) (it being understood that, in each case, the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing party shall be responsible for any breach by its Related Parties under this Section 13.09); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information; (c) to the extent required by Applicable Law or by any subpoena or similar legal process; provided that with respect to disclosures of Information pursuant to a subpoena or similar legal process, (A) prior to any disclosure under this clause (c) the disclosing party agrees to provide the Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to the Borrower pursuant to the terms of the subpoena or other legal process and (B) any disclosure under this clause (c) shall be limited to the portion of the Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process; (d) to any other party hereto; (e) in connection with the performance of duties or exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder; (f) solely with respect to the Administrative Agent or any Lender, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement; provided that such assignee or participant (or prospective assignee or participant) has agreed to maintain confidentiality pursuant to this Section 13.09 or another non-disclosure agreement substantially similar hereto, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder that has agreed to maintain confidentiality pursuant to this Section 13.09; or (iii) any rating agency or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such party, or (y) becomes available to such party or any of their respective Affiliates on a nonconfidential basis from a source other than a party to this Agreement. For purposes of this Section, “Information” means all information received from a party to this Agreement, the terms and substance of this Agreement and each other Facility Document and any term sheet.

Section 13.10. Merger

This Agreement and the other Facility Documents executed by the Administrative Agent, the Collateral Agent or the Lenders taken as a whole incorporate the entire agreement between the parties hereto and thereto concerning the subject matter hereof and thereof and this Agreement and such other Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 13.11. Survival

All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.10, 2.11, 2.13, 12.05, 13.03, 13.04, 13.09, 13.15 and 13.17 and this Section 13.11 shall survive the termination of this Agreement in whole or in part, the payment in full of the principal of and interest on the Advances, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents and the resignation or replacement of any Agent.

Section 13.12. Submission to Jurisdiction; Waivers; Etc

Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b) consents that any such action or proceeding may be brought in any court described in Section 13.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 13.02 or at such other address as may be permitted thereunder;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, punitive or consequential damages.

Section 13.13. Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM HEREIN OR THEREIN OR RELATING HERETO OR THERETO.

Section 13.14. Right of Setoff; Payments Pro Rata.

(a) Subject to Section 9.01(a), if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Facility Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Facility Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(b) Each of the Lenders agrees that, if it should receive any amount under this Agreement (whether by voluntary payments, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Facility Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Advances or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 13.15. PATRIOT Act Notice

Each Agent and Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Agent or Lender to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender or Agent in order to assist such Lender or Agent, as applicable, in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation.

Section 13.16. Legal Holidays

In the event that the date of prepayment of Advances or the Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any other Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 13.17. Non-Petition

Each of the Servicer, the Sponsor and each Secured Party hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all outstanding Obligations and the termination of all Allocated Facility Amounts; provided that nothing in this Section 13.17 shall preclude, or be deemed to prevent, any Secured Party (a) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect, in (i) any case or proceeding voluntarily filed or commenced by the Borrower or (ii) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than any such Secured Party, or (b) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws.

Section 13.18. Waiver of Setoff

Each of the Borrower and the Servicer hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or under any Applicable Law from time to time against the Administrative Agent, any Lender or its respective assets.

Section 13.19. Collateral Agent Execution and Delivery

By executing this Agreement, each Lender hereby consents to the terms of this Agreement, directs the Collateral Agent to execute and deliver this Agreement, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of gross negligence or willful misconduct of the Collateral Agent.

Section 13.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 13.21. WAIVER OF SOVEREIGN IMMUNITY. To the extent that any of the Borrower, Servicer, Equityholder or Sponsor may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Facility Document, to claim for itself or its revenues, assets or properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed such immunity (whether or not claimed), each of the Borrower, the Servicer, the Equityholder and the Sponsor irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and hereby agrees that the foregoing waiver shall be enforced to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America, as amended, and is intended to be irrevocable for the purpose of such act.

Section 13.22. Risk Retention. The Sponsor hereby represents, warrants and agrees for the benefit of the Administrative Agent and the Lenders, for so long as the Obligations are outstanding, that:

(a) the Sponsor, in its capacity as originator for the purposes of the Securitisation Regulation Rules, will acquire on the Closing Date and will hold on an ongoing basis a material net economic interest in the transactions contemplated hereunder and under the other Facility Documents (the “Transaction”) in an amount of not less than 5% of the nominal value of the securitised exposures, in the form of an first loss tranche as referred to in option (d) of Article 6(3) of the EU Securitisation Regulation (the “Retained Interest”), by the Sponsor’s indirectly owning equity interest in the Borrower sufficient for the purposes of this paragraph;

(b) the Sponsor will not (and will not permit any of its affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except to the extent permitted by the Securitisation Regulation Rules;

(c) the Sponsor will not change the retention option or method of calculation of the Retained Interest, except to the extent permitted by the Securitisation Regulation Rules;

(d) the Sponsor will provide (or cause the Servicer to provide) ongoing confirmation of the Sponsor’s continued compliance with the obligations described above (i) in or concurrently with the delivery of each Monthly Report, (ii) promptly following the occurrence of any Default or Event of Default, and (iii) from time to time promptly upon written request by the Administrative Agent (on behalf of any Lenders) in connection with any material change in the performance of the Collateral Loans or the Transaction or any material breach of the Facility Documents;

(e) the Sponsor will promptly notify the Administrative Agent and the Lenders in accordance with this Agreement of any violation of the Sponsor’s commitment to retain the Retained Interest or any change to the manner in which the Retained Interest is held;

(f) the Sponsor will provide (or cause the Servicer, the Equityholder or the Borrower to provide), promptly upon written request by the Administrative Agent on behalf of any Lender or Lenders from time to time, such further information as the Administrative Agent or any Lender may reasonably request in order to enable compliance by any Lender with the Securitisation Regulation to the extent that such information is in the possession or control of the Sponsor, the Servicer, the Equityholder or the Borrower and that the Sponsor (or the Servicer, the Equityholder or the Borrower, as applicable) can provide such information without breaching applicable confidentiality laws or contractual obligations binding on them;

(g) for the purposes of the Securitisation Regulation Rules, the Sponsor reasonably believes that (A) with respect to each of the Collateral Loans made from time to time by the Borrower, or made by the Sponsor and then transferred by the Sponsor to the Borrower, the Sponsor, itself or through related entities, directly or indirectly, has been or will be involved in the original agreement giving rise to the obligations of the relevant Obligor, (B) with respect to each of the Collateral Loans purchased from time to time by the Borrower from third parties, the Sponsor, by such purchase, has acquired the economic risk and benefits of those Collateral Loans for its own account, (C) both initially and on an ongoing basis, at any time the aggregate outstanding amount of Collateral Loans referred to in (A) above will be more than fifty percent (50%) of the aggregate amount of all Collateral Loans at that time, and (D) the Sponsor has established and is managing the securitisation constituted by the Transaction; and

(h) the Sponsor (i) was not established and does not operate for the sole purpose of securitizing exposures, (ii) has a business strategy and the capacity to meet payment obligations consistent with a broader business enterprise and involving material support from capital, assets, fees or other income available to the Sponsor, relying neither on the Collateral Loans and any other exposures being securitised by the Sponsor, nor on the Retained Interest and any other interests retained or proposed to be retained in accordance with the Securitisation Regulation, as well as any corresponding income from such exposures and interests, and (iii) has responsible decision-makers who have the required experience to enable the Sponsor to pursue its established business strategy, as well as an adequate corporate governance arrangement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PENNANTPARK INVESTMENT FUNDING I, LLC, as Borrower

By: PennantPark Senior Loan Fund, LLC, its Designated Manager

By:
Name:
Title:

PENNANTPARK SENIOR LOAN FUND, LLC, as Equityholder

By:
Name:
Title:

PENNANTPARK INVESTMENT CORPORATION, as Sponsor

By:
Name:
Title:

PENNANTPARK INVESTMENT ADVISERS, LLC, as Servicer

By:
Name:
Title:

BNP PARIBAS, as Administrative Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

STERLING NATIONAL BANK, as a Lender

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE 1

INITIAL ALLOCATED FACILITY AMOUNTS AND PERCENTAGES

Lender	Allocated Facility Amount	Percentage of Allocated Facility Amount

BNP Paribas	$215,000,000	86%

Sterling National Bank	$35,000,000	14%

SCHEDULE 2

[RESERVED.]

SCHEDULE 3

INITIAL COLLATERAL LOANS

Asset #	Borrower Name	Industry	Lien Level	Currency	Par	EBITDA	Facility Leverage	Maturity	Floating Spread	Domicile	Cov Lite	FILO

1	American Insulated Glass	Construction and Building	First Lien	USD	15.00	13.42	3.2x	12/21/2023	5.50%	US	No	FALSE

2	Bazaarvoice	Media: Advertising, Printing and Publishing	First Lien	USD	14.89	55.32	3.8x	2/1/2024	5.75%	US	No	FALSE

3	Deva	Consumer Goods: Non-Durable	First Lien	USD	4.52	14.52	3.8x	10/31/2023	6.25%	US	No	FALSE

4	Hanley Wood	Media: Advertising, Printing and Publishing	First Lien	USD	15.00	18.80	3.5x	12/10/2024	6.25%	US	No	FALSE

5	Impact	Wholesale	First Lien	USD	15.00	25.47	4.9x	6/27/2023	6.50%	US	No	FALSE

6	K2	Chemicals, Plastics and Rubber	First Lien	USD	15.00	33.57	3.9x	12/20/2023	5.25%	US	No	FALSE

7	SFP	Construction and Building	First Lien	USD	15.00	14.75	4.1x	9/1/2022	6.25%	US	No	FALSE

8	SolutionReach	Healthcare and Pharmaceuticals	First Lien	USD	13.32	22.60	3.5x	1/17/2024	5.75%	US	No	FALSE

9	TVC	Transportation Consumer	First Lien	USD	15.00	15.95	3.9x	1/18/2024	5.50%	US	No	FALSE

10	US Dominion	Capital Equipment	First Lien	USD	15.00	16.59	2.0x	7/15/2024	6.75%	US	No	FALSE

11	Cano	Healthcare and Pharmaceuticals	First Lien	USD	15.00	18.43	3.9x	12/23/2021	6.25%	US	No	FALSE

12	WBB	Aerospace and Defense	First Lien	USD	9.18	14.42	3.9x	10/18/2022	9.00%	US	No	FALSE

13	Bottom Line Systems	Services Business	First Lien	USD	10.00	24.00	5.0x	2/13/2023	6.00%	US	No	FALSE

14	Perforce	High Tech Industries	First Lien	USD	10.00	144.70	4.8x	12/1/2024	4.50%	US	No	FALSE

15	Lombart	Capital Equipment	First Lien	USD	15.00	36.10	5.0x	4/1/2023	6.25%	US	No	FALSE

16	ResearchNow	Services Business	First Lien	USD	10.00	263.80	3.4x	12/20/2024	5.50%	US	No	FALSE

SCHEDULE 4

MOODY’S INDUSTRY CLASSIFICATIONS

1.	Aerospace & Defense

2.	Automotive

3.	Banking, Finance, Insurance & Real Estate

4.	Beverage, Food & Tobacco

5.	Capital Equipment

6.	Chemicals, Plastics & Rubber

7.	Construction & Building

8.	Consumer goods: Durable

9.	Consumer goods: Non-durable

10.	Containers, Packaging & Glass

11.	Energy: Electricity

12.	Energy: Oil & Gas

13.	Environmental Industries

14.	Forest Products & Paper

15.	Healthcare & Pharmaceuticals

16.	High Tech Industries

17.	Hotel, Gaming & Leisure

18.	Media: Advertising, Printing & Publishing

19.	Media: Broadcasting & Subscription

20.	Media: Diversified & Production

21.	Metals & Mining

22.	Retail

23.	Services: Business

24.	Services: Consumer

25.	Sovereign & Public Finance

26.	Telecommunications

27.	Transportation: Cargo

28.	Transportation: Consumer

29.	Utilities: Electric

30.	Utilities: Oil & Gas

31.	Utilities: Water

32.	Wholesale

SCHEDULE 5

NOTICE INFORMATION

Borrower

PennantPark Investment Funding I, LLC

c/o PennantPark Investment Corporation

590 Madison Avenue, 15th Floor

New York, New York 10022

Attention: Aviv Efrat, Chief Financial Officer

Telephone No.: 212-905-1000

Facsimile No.: 212-905-1075

Email: admin_ops@pennantpark.com

Equityholder

PennantPark Senior Loan Fund, LLC

c/o PennantPark Investment Administration, LLC

590 Madison Avenue, 15th Floor

New York, New York 10022

Attention: Aviv Efrat, Managing Director

Telephone No.: 212-905-1000

Facsimile No.: 212-905-1075

Email: admin_ops@pennantpark.com

Sponsor

PennantPark Investment Corporation

590 Madison Avenue, 15th Floor

New York, New York 10022

Attention: Aviv Efrat, Chief Financial Officer

Telephone No.: 212-905-1000

Facsimile No.: 212-905-1075

Email: admin_ops@pennantpark.com

Servicer

PennantPark Investment Advisers, LLC

590 Madison Avenue, 15th Floor

New York, New York 10022

Attention: Arthur H. Penn, Managing Member

Telephone No.: 212-905-1010

Facsimile No.: 212-905-1075

Email: penn@pennantpark.com

Administrative Agent

BNP Paribas

Solutions Portfolio Management

787 7th Avenue

New York, New York 10019

Telephone No.: 212- 841-2920

E-mail: dl.bnpp.pennantpark.acquisition@us.bnpparibas.com

Attention: Jasen Yang

Lender

BNP Paribas

Loan Servicing

525 Washington Blvd, 8th Floor

Jersey City, New Jersey 07310

Attention: NYLS FIG Support

E-mail: nyls.fig.support@us.bnpparibas.com

Collateral Agent

The Bank of New York Mellon Trust Company, National Association

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Global Corporate Trust – PennantPark Investment Funding I, LLC

Fax: (713) 483-6633

SCHEDULE 6

AUTHORIZED SIGNATORIES

Borrower

Arthur H. Penn	Chief Executive Officer

Aviv Efrat	Chief Financial Officer

Equityholder

Arthur H. Penn	Managing Member of PennantPark Investment Administration, LLC, its administrative agent

Aviv Efrat	Managing Director of PennantPark Investment Administration, LLC, its administrative agent

Sponsor

Arthur H. Penn	Chief Executive Officer

Aviv Efrat	Chief Financial Officer

Servicer

Arthur H. Penn	Managing Member

SCHEDULE 7

DIVERSITY SCORE

“Diversity Score” is calculated by summing each of the Industry Diversity Scores which are calculated as follows and rounding the result up to the nearest whole number (provided that no Defaulted Obligations shall be included in the calculation of the Industry Diversity Score or any component thereof):

(a)	“Average Principal Balance” is calculated by summing the Obligor Principal Balances and dividing by the sum of the aggregate number of Obligors;

(b)

“Obligor Principal Balance” is calculated for each Obligor represented in the Collateral Loans by summing the Principal Balances of all Collateral Loans (excluding Defaulted Loans) issued by such Obligor;

(c)	“Equivalent Unit Score” is calculated for each Obligor by taking the lesser of (i) one and (ii) the Obligor Principal Balance for such Obligor divided by the Average Principal Balance;

(d)

“Aggregate Industry Equivalent Unit Score” is then calculated for each of the 32 Moody’s industrial classification groups set out in Schedule 4 by summing the equivalent unit scores for each Obligor in the industry (or such other industrial classification groups and equivalent unit scores as are published by Moody’s from time to time); and

(e)

“Industry Diversity Score” is then established by reference to the diversity score table shown below (or such other diversity score table as is published by Moody’s from time to time) (the “Diversity Score Table”) for the related Aggregate Industry Equivalent Unit Score. If the Aggregate Industry Equivalent Unit Score falls between any two such scores shown in the Diversity Score Table, then the Industry Diversity Score is the lower of the two Industry Diversity Scores in the Diversity Score Table.

For purposes of calculating the Diversity Scores any Obligors that are Affiliates will be considered to be one Obligor.

Diversity Score Table

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

EXHIBIT A

[FORM OF NOTE]

[DATE]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [LENDER] (the “Lender”) and its registered assigns on the Final Maturity Date (as defined in the Revolving Credit Agreement hereinafter referred to) the principal sum of the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Revolving Credit Agreement, in immediately available funds and in the applicable Available Currencies of such Advances, and to pay interest on the unpaid principal amount of each such Advance, in like funds and money, from the Borrowing Date thereof until the principal amount thereof shall have been paid in full, at the rates per annum and on the dates provided in the Revolving Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.

This promissory note is a Note referred to in the Revolving Credit and Security Agreement dated as of February 22, 2019 (as amended, supplemented, waived or otherwise modified from time to time, the “Revolving Credit Agreement”) among the Borrower, as borrower, PennantPark Senior Loan Fund, LLC, as equityholder of the Borrower, PennantPark Investment Corporation, as sponsor, PennantPark Investment Advisers, LLC, as servicer, the Lender, as lender, the other lenders from time to time parties thereto, BNP Paribas, as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent. The date and principal amount of each Advance (and stated Interest thereon) made to the Borrower and of each repayment of principal thereon shall be recorded by the Lender or its designee on Schedule I attached to this Note, and the aggregate unpaid principal amount shown on such schedule shall be prima facie evidence of the principal amount owing and unpaid on the Advances made by the Lender. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Revolving Credit Agreement to repay the principal amount of the Advances together with all Interest accrued thereon.

Notwithstanding any other provision contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Revolving Credit Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

Payments of the principal of, and interest on, Advances represented by this Note shall be made by or on behalf of the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Revolving Credit Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Revolving Credit Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and, as set forth in the Revolving Credit Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Revolving Credit Agreement.

Except as provided in the Revolving Credit Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

All amounts evidenced by this Note, the Lender’s Advances and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Lender, on the schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Revolving Credit Agreement.

The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Lender and represented by this Note and the indebtedness evidenced by this Note, subject to the applicable provisions of the Revolving Credit Agreement.

This Note is secured by the security interests granted pursuant to the Revolving Credit Agreement and the other Facility Documents. The holder of this Note is entitled to the benefits of the Revolving Credit Agreement and each other Facility Document and may enforce the agreements of the Borrower contained in the Revolving Credit Agreement and each other Facility Document and exercise the remedies provided for by, or otherwise available in respect of, the Revolving Credit Agreement or such other Facility Document, all in accordance with, and subject to the restrictions contained in, the terms of the Revolving Credit Agreement or the applicable Facility Document. If an Event of Default shall occur, the unpaid balance of the principal of all Advances, together with accrued interest thereon, may be declared, and may become, due and payable in the manner and with the effect provided in the Revolving Credit Agreement.

The Borrower and the Lender each intend, for federal, state and local income and franchise tax purposes only, that this Note be evidence of indebtedness of the Borrower secured by the Collateral and the Lender, by the acceptance hereof, agrees to treat the Note for federal, state and local income and franchise tax purposes as indebtedness of the Borrower.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

PENNANTPARK INVESTMENT FUNDING I, LLC, as Borrower

By: PennantPark Senior Loan Fund, LLC, its Designated Manager

By:
Name:
Title:

SCHEDULE I

This Note evidences Advances made by [LENDER], (the “Lender”) to PennantPark Investment Funding I, LLC (the “Borrower”) under the Revolving Credit and Security Agreement dated as of February 22, 2019 among the Borrower, as borrower, PennantPark Senior Loan Fund, LLC, as equityholder of the Borrower, PennantPark Investment Corporation, as sponsor, PennantPark Investment Advisers, LLC, as servicer, the Lender, as lender, the other lenders from time to time parties thereto, BNP Paribas, as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

DATE	PRINCIPAL AMOUNT ADVANCED	PRINCIPAL AMOUNT PAID OR PREPAID	PRINCIPAL BALANCE OUTSTANDING	NOTATION BY

EXHIBIT B

[FORM OF NOTICE OF BORROWING]

[Date]

BNP Paribas

as Administrative Agent

Attn: Jasen Yang

787 7th Avenue

7th Floor

New York, NY 10019

The Bank of New York Mellon Trust

Company, National Association

as Collateral Agent

601 Travis, 16th Floor

Houston, Texas 77002

Attn: Global Corporate Trust – PennantPark Investment Funding I, LLC

NOTICE OF BORROWING

This Notice of Borrowing is delivered pursuant to Section 2.03 of that certain Revolving Credit and Security Agreement dated as of February 22, 2019 (as the same may from time to time be amended, supplemented, waived or modified, the “Revolving Credit Agreement”) among PennantPark Investment Funding I, LLC, as borrower (the “Borrower”), PennantPark Senior Loan Fund, LLC, as equityholder of the Borrower, PennantPark Investment Corporation, as sponsor, PennantPark Investment Advisers, LLC, as servicer, the lenders from time to time parties thereto (collectively, the “Lenders”), BNP Paribas, as administrative agent (the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as collateral agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.

1.

The Borrower hereby requests that on             ,          (the “Borrowing Date”)[1] it receive Borrowings under the Revolving Credit Agreement in an aggregate principal amount of                      [Available Currency] (            )[2] (the “Requested Amount”). The amounts set forth below represent each Lender’s pro rata share of the Requested Amount:

BNP Paribas                                         [Available Currency]

[1]

Notice of Borrowing must be delivered not later than 2:00 p.m. at least (i) two (2) Business Days prior to the day of the requested Borrowing or (ii) solely in the case of each initial Advance in an Available Currency other than Dollars, two (2) weeks (or such longer period agreed to by the Borrower and the Servicer that shall not be more than six (6) weeks) prior to the date of the requested Borrowing.

[2]	Insert amount of applicable Available Currency. Amount of Borrowing must be at least the Dollar Equivalent of $500,000 or an integral multiple of the Dollar Equivalent of $100,000 in excess thereof.

2.

The Borrower hereby gives notice of its request for Advances in an aggregate principal amount equal to the Requested Amount to the Collateral Agent and the Administrative Agent (who shall forward such request to the Lenders) pursuant to Section 2.03 of the Revolving Credit Agreement and requests that the Lenders remit, or cause to be remitted, the proceeds thereof to [insert account information].

3.	The Borrower certifies that immediately after giving effect to the proposed Borrowing on the Borrowing Date:

(a)

immediately after the making of such Advance on the Borrowing Date, each Coverage Test will be satisfied and each Collateral Quality Test will be satisfied or, if not satisfied, maintained or improved, in each case as demonstrated on the Borrowing Base Calculation Statement attached as Exhibit A hereto;

(b)

each of the representations and warranties of the Borrower, the Servicer, the Equityholder and the Sponsor contained in the Facility Documents are true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date as if made on such date);

(c)

no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event has occurred and is continuing at the time of the making of such Advance or will result upon the making of such Advance;

(d)	the Reinvestment Period has not terminated;

(e)

after giving effect to such Advance, the Dollar Equivalent of the aggregate principal amount of all Advances denominated in an Available Currency other than Dollars shall not exceed the Non-Dollar Sublimit;

(f)	the Administrative Agent has approved the Approval Request for each Collateral Loan to be acquired with the proceeds of such Advance; and

(g)	after giving effect to such Advance, the aggregate outstanding principal balance of all Advances shall not exceed the sum of:

(i)	the Aggregate Net Collateral Balance, minus

(ii)	the Minimum Initial Equity Amount, plus

(iii)	the Dollar Equivalent of the aggregate amounts on deposit in the Principal Collection Subaccount constituting Principal Proceeds.

WITNESS my hand on this      day of             ,         .

PENNANTPARK INVESTMENT FUNDING I, LLC, as Borrower

By: PennantPark Senior Loan Fund, LLC, its Designated Manager

[By:
Name:
Title:]

EXHIBIT A to Notice of Borrowing

Form of Borrowing Base Calculation Statement

[To be inserted per Excel template]

EXHIBIT C

[FORM OF NOTICE OF PREPAYMENT]

[Date]

BNP Paribas

as Administrative Agent

Attn: Jasen Yang

787 7th Avenue

7th Floor

New York, NY 10019

The Bank of New York Mellon Trust

Company, National Association

as Collateral Agent

601 Travis, 16th Floor

Houston, Texas 77002 Attn: Global Corporate Trust – PennantPark Investment Funding I, LLC

NOTICE OF PREPAYMENT

This Notice of Prepayment is made pursuant to Section 2.06(a) of that certain Revolving Credit and Security Agreement dated as of February 22, 2019 among PennantPark Investment Funding I, LLC, as borrower (the “Borrower”), PennantPark Senior Loan Fund, LLC, as equityholder of the Borrower, PennantPark Investment Corporation, as sponsor, PennantPark Investment Advisers, LLC, as servicer, the lenders from time to time parties thereto (collectively, the “Lenders”), BNP Paribas, as administrative agent (the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as collateral agent (as the same may from time to time be amended, supplemented, waived or otherwise modified, the “Revolving Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.

1.	The Borrower hereby gives notice that on , ,[3] it will make a prepayment under the Revolving Credit Agreement in the principal amount of [Available Currency] ( )[4] (the “Prepayment Amount”).

2.

The Borrower hereby gives notice to the Administrative Agent, the Lenders and the Collateral Agent pursuant to Section 2.06(a) of the Revolving Credit Agreement of intent to prepay in an aggregate principal amount equal to the Prepayment Amount and will remit, or cause to be remitted, the proceeds thereof to the account of each Lender as set forth in Schedule I hereto.

[3]

The Borrower shall provide each Notice of Prepayment by 2:00 p.m. at least two (2) Business Days prior to the date of the proposed prepayment (provided that same day notice may be given to cure any non-compliance with the Maximum Advance Rate).

[4]

Insert amount of applicable Available Currency. Prepayment Amount must be in a principal amount of at least the Dollar Equivalent of $500,000 (other than a prepayment made in order to cure any non-compliance with the Maximum Advance Rate Test) or, if less, the entire outstanding principal amount of the Advances of the Borrower.

WITNESS my hand on this      day of             ,         .

PENNANTPARK INVESTMENT FUNDING I, LLC, as Borrower

By: PennantPark Senior Loan Fund, LLC, its Designated Manager

By:
Name:
Title:

Schedule I to Notice of Prepayment

Wire Instructions for [INSERT LENDER]

Bank Name: [        ]

Routing No: [        ]

Account # [        ]

Account Name: [        ]

Ref: [        ]

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Revolving Credit and Security Agreement dated as of February 22, 2019 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among [INSERT NAME OF ASSIGNING LENDER] (the “Assignor”), the other lenders from time to time parties thereto (together with the Assignor, the “Lenders”), BNP Paribas, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), PennantPark Investment Funding I, LLC, as borrower (the “Borrower”), PennantPark Senior Loan Fund, LLC, as equityholder of the Borrower (the “Equityholder”), PennantPark Investment Corporation, as sponsor (the “Sponsor”), PennantPark Investment Advisers, LLC, as servicer (the “Servicer”), and The Bank of New York Mellon Trust Company, National Association, as collateral agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.

The Assignor and the “Assignee” referred to on Schedule I hereto agree as follows:

1. As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Revolving Credit Agreement and under the other Facility Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s percentage interest specified on Schedule I hereto of the outstanding principal amount of the Advances to the Borrower (such rights and obligations assigned hereby being the “Assigned Interest”). After giving effect to such sale, assignment and assumption, the Assignee’s “Percentage” will be as set forth on Schedule I hereto.

2. The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security or ownership interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Collateral relating to the Borrower, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Borrower, the Administrative Agent, the Equityholder, the Sponsor, the Servicer or any other Person, or the performance or observance by any Person of any of its obligations under any Facility Document or any instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Revolving Credit Agreement and the other Facility Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Revolving Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender; and (v) agrees that it shall not assign, or grant any participations in, any of its Advances or its Allocated Facility Amount to any Person unless such Person is a Qualified Purchaser and a QIB.

4. The Assignee, by checking the box below, (i) acknowledges that it is required to be a Qualified Purchaser for purposes of the Investment Company Act and a QIB for purposes of the Securities Act at the time it becomes a Lender and on each date on which an Advance is made under the Revolving Credit Agreement and (ii) represents and warrants to the Assignor, the Borrower and the Agents that the Assignee is a Qualified Purchaser and a QIB:

☐	By checking this box, the Assignee represents and warrants that it is a Qualified Purchaser and a QIB.

5. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless a later effective date is specified on Schedule I hereto.

6. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Revolving Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under any other Facility Document, (ii) without limiting the generality of the foregoing, the Assignee expressly acknowledges and agrees to its obligations of indemnification to the Agents pursuant to and as provided in Section 12.04 of the Revolving Credit Agreement, and (iii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Revolving Credit Agreement and under any other Facility Document.

7. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Borrower shall make all payments under the Revolving Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Revolving Credit Agreement and the Assigned Interest for periods prior to the Effective Date directly between themselves.

8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

9. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto by telecopier or electronic mail shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I hereto to be executed by their officers thereunto duly authorized as of the date specified thereon.

Schedule I

Percentage interest transferred by Assignor:	%

Assignor:	[INSERT NAME OF ASSIGNOR],
as Assignor

By:
Name:
Title:

Assignee:	[INSERT NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Accepted this day of
,

BNP PARIBAS,
as Administrative Agent

By:
Name:
Title:

[Consented to this day of
,

PENNANTPARK INVESTMENT FUNDING I, LLC, as Borrower

By: PennantPark Senior Loan Fund, LLC, its Designated Manager

By:
Name:
Title:][5]

[5]	Insert in an Assignment and Acceptance if Borrower consent is required.

EXHIBIT E

AGREED-UPON PROCEDURES FOR INDEPENDENT PUBLIC ACCOUNTANTS

In accordance with Section 8.08 of the Revolving Credit and Security Agreement dated as of February 22, 2019 among PennantPark Investment Funding I, LLC, as borrower (the “Borrower”), PennantPark Senior Loan Fund, LLC, as equityholder of the Borrower, PennantPark Investment Corporation, as sponsor, PennantPark Investment Advisers, LLC, as servicer (the “Servicer”), the lenders from time to time parties thereto, BNP Paribas, as administrative agent (the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as collateral agent (as the same may from time to time be amended, supplemented, waived or otherwise modified, the “Revolving Credit Agreement”), the Servicer will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared to the systems, underwriting files, compliance certificates, underlying loan documents, or other relevant materials, or recalculated each of the following accounts in the Monthly Report and Payment Date Report to the applicable system or records of the Servicer:

•	Collateral Loan List:

•	Collateral Loan Type (First Lien Loan, First Lien Last Out Loan, Second Lien Loan)

•	Principal Balance/Adjusted Principal Balance

•	Collateral Loan Origination Date

•	Collateral Loan Purchase Date (date Collateral Loan was added to facility)

•	Purchase Price

•	Collateral Loan Maturity Date

•	Interest Rate (Floating/Fixed), Index, spread, PIK

•	Moody’s Industry Classification

•	Moody’s and S&P ratings (if applicable)

•	Days Delinquent

•	Fixed Charge Coverage Ratio and Debt to Capitalization Ratio

•	EBITDA/debt to EBITDA ratio

•	Interest Coverage Ratio

•	Borrowing Base

•	Advances Outstanding

•	Discretionary Sales Calculations, Defaulted Collateral Loan Sales Calculations, Substitution Calculations

•	Other relevant eligibility criteria

•	Recalculation of Excess Concentration Amounts

•	Verification of covenant calculations

•	Verification of waterfall payments

•	Reconciliation of cash flow and account balances

At the discretion of the Administrative Agent and a firm of nationally recognized independent public accountants, one Monthly Report and one Payment Date Report for each fiscal year (selected by the Administrative Agent) beginning with the 2019 fiscal year will be chosen and reviewed in accordance with Section 8.08 of the Revolving Credit Agreement.

The report provided by such firm may be in a format typically utilized for a report of this nature; provided that it will consist of at a minimum (i) a list of material deviations from the Monthly Report or Payment Date Report, as applicable, and (ii) discuss with the Servicer the reason for such material deviations, and set forth the findings in such report. Subject to Section 8.08 of the Revolving Credit Agreement, the format and content of the agreed upon procedures described above may be revised by the Administrative Agent and the Servicer without the necessity of an amendment to the Revolving Credit Agreement.

EXHIBIT F

FORM OF DATA FILE

(See attached)

EXHIBIT G

FORM OF APPROVAL REQUEST FOR COLLATERAL LOAN PURCHASE

Obligor Name
Global Amount of Credit Agreement
Estimated Date of Credit Agreement
Pricing Date – Date of submission

Estimated Trade Date
Estimated Settlement Date

Upfront Fee (if any)
Assignment Fee (if any)

Moody’s Industry Classification

Intended Hold Amount (par value)
Facility Type (Moody’s Classification)
Facility Tranche (A, B, etc.…)
Price (Offered)
LIBOR Spread / Floor / Fixed Rate (as applicable)
Facility Tenor
Total Amount of all indebtedness
Total Tranche Amount (Currently)
Original Par Amount (for Secondary)
Primary or Secondary Purchase?
TTM EBITDA
First Lien / First Lien Last Out / Second Lien
Domicile
Cov-Lite Loan
Unrated Asset (TRUE/FALSE)

Seller Closing Contact
Name
Institution
Telephone
Fax
Email

Agent Bank
Name
Institution
Telephone

Fax
Email

If Not Already Provided
Bank Book/Lender Presentation/Credit Information Memo (Attachment)
Credit Agreement (Attachment)
Borrower Financial Information (Attachment)

PENNANTPARK INVESTMENT ADVISERS, LLC, as Servicer

By:
Name:
Title:

ANNEX B

[Attached.]

ANNEX B to First Omnibus Amendment, dated July 31, 2020

CONFORMED COPY includes

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

by and between

PENNANTPARK INVESTMENT FUNDING I, LLC,

as the Purchaser

and

PENNANTPARK INVESTMENT CORPORATION,

as the Seller

Dated as of February 22, 2019

i

(continued)

ii

SCHEDULES AND EXHIBITS

Schedule I	-	Sale Portfolio List

Exhibit A	-	Form of Loan Assignment

Exhibit B	-	Form of Power of Attorney for Seller

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of February 22, 2019, by and between PENNANTPARK INVESTMENT CORPORATION, a Maryland corporation, as the seller (the “Seller”), and PENNANTPARK INVESTMENT FUNDING I, LLC, a Delaware limited liability company, as the purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser has agreed to Purchase (as hereinafter defined) from the Seller from time to time, and the Seller has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Loan Assets and Portfolio Assets related thereto on the terms set forth herein; and

WHEREAS, it is contemplated that the Loan Assets and Portfolio Assets Purchased hereunder may be pledged by the Purchaser, pursuant to the Revolving Credit and Security Agreement (as hereinafter defined) and the related Facility Documents, to the Collateral Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Revolving Credit and Security Agreement. References herein to Persons include their successors and assigns permitted hereunder or under the Revolving Credit and Security Agreement. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Revolving Credit and Security Agreement, provided that, if, within such definition in the Revolving Credit and Security Agreement a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

Section 1.2. Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement” means this Purchase and Sale Agreement.

“Available Collections” means all cash collections and other cash proceeds with respect to any Loan Asset, including all Principal Proceeds, all Interest Proceeds, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Seller or the Servicer with respect to any Loan Asset (including from any guarantors).

“Equityholder” means PennantPark Senior Loan Fund, LLC, as the equityholder of the Purchaser.

“Facility Financing Statements” has the meaning specified in Section 3.1(iii).

“Indemnified Amounts” has the meaning specified in Section 9.1(a).

“Indemnified Party” has the meaning specified in Section 9.1(a).

“Loan Asset” means any loan listed on Schedule I, as the same may be amended, supplemented, restated or replaced from time to time, and all accounts, payment intangibles, instruments and other property related to the foregoing.

“Loan Assignment” means a Loan Assignment executed by the Seller, substantially in the form of Exhibit A.

“Non-Consolidation/True Sale Opinion” has the meaning specified in Section 4.1(cc).

“Pension Plan” has the meaning specified in Section 4.1(r).

“Portfolio Assets” means all Loan Assets designated by the Seller on Schedule I, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Seller in and to:

(a) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b) all rights with respect to the Loan Assets to which the Seller is entitled as lender under the applicable Related Documents;

(c) any underlying collateral securing a Loan Asset and all recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing on and after the applicable Purchase Date;

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(d) all Related Documents;

(e) all insurance policies (if any) with respect to any Loan Asset;

(f) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(g) all records (including computer records) with respect to the foregoing; and

(h) all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Purchase” means a purchase by the Purchaser of an Eligible Collateral Loan and the related Portfolio Assets from the Seller pursuant to Article II.

“Purchase Date” means any Business Day on which any Sale Portfolio is acquired by the Purchaser pursuant to the terms of this Agreement.

“Purchase Price” has the meaning specified in Section 2.2.

“Purchaser” has the meaning specified in the Preamble.

“Revolving Credit and Security Agreement” means that certain Revolving Credit and Security Agreement, dated as of the Closing Date, by and among the Purchaser, as the Borrower, the Seller, as Sponsor, the Equityholder, PennantPark Investment Advisers, LLC, as the Servicer, the Lenders from time to time party thereto, BNP Paribas, as the Administrative Agent for the Secured Parties, and The Bank of New York Mellon Trust Company, National Association, as the Collateral Agent for the Secured Parties.

“Sale” and “Sell” have the meanings specified in Section 2.1(a), and the term “Sold” shall have the corresponding meaning.

“Sale Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Seller in the property identified below in clauses (a) through (c) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(a) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Purchase Date, including all Available Collections;

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(b) the Portfolio Assets with respect to the Loan Assets referred to in clause (a); and

(c) all income and Proceeds of the foregoing.

For the avoidance of doubt, and without limiting the foregoing, the term “Sale Portfolio” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Purchaser from a third party in a transaction underwritten by the Seller or any Loan Asset acquired by the Purchaser in a transaction in which the Purchaser is the designee of the Seller under the instruments of conveyance relating to the applicable Loan Asset.

“Schedule I” means the schedule identifying the Sale Portfolio that is Sold by the Seller to the Purchaser on a Purchase Date, as supplemented on any subsequent Purchase Date by the “Schedule I” attached to the applicable Loan Assignment, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.

“Seller Credit Facility” means that certain Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 25, 2014, among the Seller, as borrower, the lenders party thereto, SunTrust Bank, as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, as amended, restated, supplemented, or otherwise modified from time to time.

“Seller Credit Facility Documents” means the “Loan Documents” as defined in the Seller Credit Facility.

Section 1.3. Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Reference to days without further qualification means calendar days. Reference to any time means New York, New York time.

ARTICLE II.

SALE AND PURCHASE OF THE ELIGIBLE LOAN ASSETS

AND OTHER PORTFOLIO ASSETS

Section 2.1. Sale and Purchase of the Eligible Collateral Loans and Other Portfolio Assets.

(a) Subject to the terms and conditions of this Agreement (including the conditions to Purchase set forth in Article III), the Seller hereby agrees to (i) sell, transfer, assign and otherwise convey (collectively, “Sell” and any such sale, transfer, assignment and/or other

4

conveyance, a “Sale”), from time to time, to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase, all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to certain Sale Portfolios designated by the Purchaser, acting at the direction of the Equityholder, and consented to by the Seller and (ii) transfer, or cause the deposit into, the Collection Account of all Available Collections received by the Seller on account of any Sale Portfolio hereunder on and after the Purchase Date with respect to such Sale Portfolio, in each case, within two Business Days of the receipt thereof. The Seller hereby acknowledges that each Sale to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.

(b) The Seller shall on each Purchase Date execute and deliver to the Purchaser a proposed Loan Assignment identifying the Sale Portfolio to be Sold by the Seller to the Purchaser on such Purchase Date. From and after such Purchase Date, the Sale Portfolio listed on “Schedule I” to the related Loan Assignment shall be deemed to be listed on Schedule I and constitute part of the aggregate Sale Portfolio hereunder.

(c) On and after each Purchase Date hereunder and upon payment of the Purchase Price therefor, the Purchaser shall own the Sale Portfolio Sold by the Seller to the Purchaser on such Purchase Date, and the Seller shall not take any action inconsistent with such ownership and shall not claim (other than for accounting purposes) any ownership interest in such Sale Portfolio.

(d) Except as specifically provided in this Agreement, the Sale and Purchase of the Sale Portfolio under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.

(e) Neither the Purchaser nor any assignee of the Purchaser (including the Secured Parties) shall have any obligation or liability to any Obligor or client of the Seller (including any obligation to perform any obligation of the Seller, including with respect to any other related agreements) in respect of the Sale Portfolio (other than with respect to obligations of lenders generally under the Related Documents (to the extent relating to the Sale Portfolio), all of which shall solely be obligations of the Purchaser and not any of the Secured Parties). Except as provided above, no such obligation or liability is intended to be assumed by the Purchaser or any assignee of the Purchaser (including the Secured Parties) and any such assumption is expressly disclaimed.

(f) In accordance with the Revolving Credit and Security Agreement, certain documents relating to the Sale Portfolio shall be delivered to and held in trust by the Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Seller to cause such documents to be delivered to the Custodian.

(g) The Seller shall provide all information, and any other reasonable assistance, to the Custodian, the Servicer and the Collateral Agent necessary for the Custodian, the Servicer and the Collateral Agent, as applicable, to conduct the management, administration and collection of the Sale Portfolio Purchased hereunder in accordance with the terms of the Revolving Credit and Security Agreement.

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(h) In connection with the Purchase by the Purchaser of any Sale Portfolio as contemplated by this Agreement, the Seller further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its financial statements, that such Sale Portfolio has been purchased by the Purchaser in accordance with this Agreement.

(i) The Seller further agrees to deliver to the Purchaser on or before each Purchase Date a computer file containing a true, complete and correct list of all Loan Assets to be Sold hereunder on such Purchase Date, identified by the related Obligor’s name and Principal Balance as of such Purchase Date. Such file or list shall be marked as “Schedule I” to the applicable Loan Assignment and shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I, as Schedule I may be supplemented and amended from time to time.

(j) The Seller shall, at all times, continue to fulfill its obligations pertaining to any Retained Interest.

(k) The Seller and the Purchaser each acknowledge with respect to itself that the representations and warranties of the Seller in Sections 4.1 and 4.2 and of the Purchaser in Section 4.3, and the covenants and agreements of the Seller herein, including in Article V and Article VI, will run to and be for the benefit of the Purchaser and the Collateral Agent (on behalf of the Secured Parties) and the Collateral Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Purchaser when enforcing against the Seller) the obligations of the Seller or the Purchaser, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations as set forth in this Agreement.

Section 2.2. Purchase Price. The purchase price for each item of Sale Portfolio Sold to the Purchaser hereunder (the “Purchase Price”) shall be in the Permitted Currency under which the applicable Loan Asset is denominated or the Dollar Equivalent of the Permitted Currency under which the applicable Loan Asset is denominated and in an amount equal to the fair market value of such Loan Asset as determined from time to time by the Seller and the Purchaser.

Section 2.3. Payment of Purchase Price.

(a) The Purchase Price for any Sale Portfolio Sold by the Seller to the Purchaser on any Purchase Date shall be paid in a combination of: (i) immediately available funds; and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account the proceeds the Purchaser expects to receive from the Advances under the Revolving Credit and Security Agreement), by means of a deemed capital contribution by the Seller to the Equityholder.

(b) The portion of such Purchase Price to be paid in immediately available funds shall be paid by wire transfer on the applicable Purchase Date to an account designated by the Seller on or before such Purchase Date or by means of proper accounting entries being entered upon the accounts and records of the Seller and the Purchaser on the applicable Purchase Date.

6

(c) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Sale Portfolio proposed to be transferred to the Purchaser on such date as a deemed capital contribution to the Equityholder. In such event, the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price attributable to the Sale Portfolio that was so contributed; provided that, ratable share of the Loan Assets representing such deemed contribution to the Equityholder shall constitute part of the Sale Portfolio for all purposes of this Agreement. To the extent that the cash purchase price paid by Purchaser to Seller for any Sale Portfolio is less than the fair market value of such Sale Portfolio, the difference will be deemed to be a capital contribution made by the Seller to Equityholder.

(d) In connection with each delivery of a Loan Assignment, the Seller hereunder shall be deemed to have certified, with respect to the Sale Portfolio to be Sold by it on such day, that its representations and warranties contained in Sections 4.1 and 4.2 are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date in which case such representation or warranty shall be true and correct in all respects as of such specific date).

(e) Upon the payment of the Purchase Price for any Purchase, title to the Sale Portfolio included in such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

Section 2.4. Nature of the Sales.

(a) It is the express intent of the parties hereto that the Sale of the Sale Portfolio by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as an absolute sale by the Seller (free and clear of any Lien (other than Permitted Liens)) of such Sale Portfolio. It is, further, not the intention of the parties that such Sale be deemed a pledge of the Sale Portfolio by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Sale Portfolio is held to continue to be property of the Seller, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Sale Portfolio provided for in this Agreement shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller hereby grants to the Purchaser, a first priority (subject only to Permitted Liens) security interest in all of the Seller’s right, title and interest in and to the Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the Covered Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Sale Portfolio together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Custodian, for the benefit of the Secured

7

Parties) of the Sale Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(b) It is the intention of each of the parties hereto that the Sale Portfolio Sold by the Seller to the Purchaser pursuant to this Agreement shall constitute assets owned by the Purchaser and shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.

(c) The Purchaser agrees to treat for all purposes (other than tax and accounting purposes), the transactions effected by this Agreement as sales of assets to the Purchaser. The Seller agrees to reflect in the Seller’s financial records and to include a note in the annual and quarterly financial statements of the Seller indicating that ownership of any Sale Portfolio Sold to the Purchaser has been conveyed by the Seller to the Purchaser pursuant to this Agreement.

Section 2.5. Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Loan Asset be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of endorsement) required to be executed and delivered in connection with (a) the acquisition of a Loan Asset as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Loan Asset in accordance with the terms of the Related Documents may reflect that the Seller (or any affiliate of either thereof or any third party from whom the Seller may purchase a Loan Asset) is assigning such Loan Asset directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of endorsement) shall be deemed to impair the transfers of the related Loan Asset by the Seller to the Purchaser in accordance with the terms of this Agreement.

ARTICLE III.

CONDITIONS OF SALE AND PURCHASE

Section 3.1. Conditions Precedent to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions precedent that the Purchaser shall have received on or before the Closing Date, in form and substance satisfactory to the Purchaser, all of the following:

(i) a copy of this Agreement duly executed by each of the parties hereto;

8

(ii) a certificate of a Responsible Officer of the Seller, dated as of the Closing Date, certifying (A) the names and true signatures of the incumbent officers of the Seller authorized to sign on behalf of the Seller this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith (on which certificate the Purchaser and its assignees may conclusively rely until such time as the Purchaser and such assignees shall receive from the Seller, a revised certificate meeting the requirements of this Section 3.1(ii)), (B) that the copy of the certificate of incorporation of the Seller is a complete and correct copy and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect, (C) that the copy of the articles of association and by-laws of the Seller are complete and correct copies, and that such articles of association and by-laws have not been amended, modified or supplemented and are in full force and effect, and (D) the resolutions of the board of directors of the Seller approving and authorizing the execution, delivery and performance by the Seller of this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith;

(iii) copies of financing statements in proper form for filing (the “Facility Financing Statements”) describing the Sale Portfolio, and naming the Seller as the “Debtor/Seller”, the Purchaser as “Assignor Secured Party/Buyer” and the Collateral Agent, for the benefit of the Secured Parties, as “Assignee Secured Party”, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to perfect the Purchaser’s ownership interest in all Sale Portfolio;

(iv) copies of properly authorized termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to release all security interests and similar rights of any Person in the Sale Portfolio previously granted by the Seller; and

(v) copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Seller (under its present name and any previous name) as debtor and which are filed in the State of Maryland, together with copies of such financing statements (none of which shall cover any Sale Portfolio).

Section 3.2. Conditions Precedent to All Purchases. The Purchase to take place on the initial Purchase Date and each Purchase to take place on a subsequent Purchase Date hereunder shall be subject to the further conditions precedent that:

(a) The representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct on and as of such Purchase Date in all material respects, before and after giving effect to the Purchase to take place on such Purchase Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date in which case such representation or warranty shall be true and correct in all material respects as of such specific date);

9

(b) The Purchaser shall have received a duly executed and completed Loan Assignment along with a “Schedule I” thereto that is true, accurate and complete in all material respects as of the related Purchase Date.

(c) The Seller shall have taken all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being Purchased on such Purchase Date and, upon the Sale of such Sale Portfolio from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien (other than Permitted Liens).

(d) Subject to Section 2.02 of the Revolving Credit and Security Agreement, the Administrative Agent shall have approved of the Approval Request for such Sale Portfolio to be acquired on such Purchase Date and such approval has not expired or been rescinded.

(e) Each of the Purchaser and the Administrative Agent shall have received satisfactory evidence that any lien of the Collateral Agent (as defined in the Seller Credit Facility) on the Sale Portfolio being Purchased on such Purchase Date has been released.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Seller. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Revolving Credit and Security Agreement. As of the Closing Date and each Purchase Date (unless a specific date is specified below), the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

(a) Due Organization. The Seller is a corporation formed and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement, the Revolving Credit and Security Agreement and the other Facility Documents to which it is a party (including all necessary power, authority and legal right to acquire and own the Sale Portfolio and Sell such Sale Portfolio to the Purchaser hereunder).

(b) Due Qualification and Good Standing. The Seller is in good standing in the State of Maryland and it is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals, except, in each case, to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (A) execute and deliver

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this Agreement and each Loan Assignment to which it is a party and (B) carry out the terms of this Agreement and each Loan Assignment to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and each Loan Assignment to which it is a party and the sale and assignment of an ownership interest in the Sale Portfolio on the terms and conditions herein provided. This Agreement and each Loan Assignment have been duly executed and delivered by the Seller.

(d) Valid Conveyance; Binding Obligations. This Agreement and each Loan Assignment to which the Seller is party have been and, in the case of each Loan Assignment delivered after the Closing Date, will be, duly executed and delivered by the Seller, and this Agreement, together with the applicable Loan Assignment in each case, shall effect valid Sales of Sale Portfolio, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement and each Loan Assignment shall constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy laws and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of this Agreement, each Loan Assignment and all other agreements and instruments executed and delivered or to be executed and delivered by the Seller pursuant hereto or thereto in connection with the Sale of the Sale Portfolio will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s Constituent Documents or any contractual obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) materially violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the Seller’s knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement or any Loan Assignment to which the Seller is a party have been obtained to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

(h) State of Organization, Etc. The Seller has not changed its name since its incorporation and does not have tradenames, fictitious names, assumed names or “doing business as” names. Except as permitted hereunder, the chief executive office of the Seller (and the location of the Seller’s records regarding the Sale Portfolio (other than those delivered to the Custodian)) is at the address of the Seller set forth on the signature pages hereto. The Seller’s only jurisdiction of incorporation is Maryland, and, except as permitted hereunder, the Seller has not changed its jurisdiction of incorporation.

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(i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(j) Solvency. Neither the Seller nor the Equityholder is the subject of any bankruptcy proceedings or Insolvency Event. Each of the Seller and the Equityholder is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement. Each of the Seller and the Equityholder, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business.

(k) Selection Procedures. No procedures were utilized by the Seller in identifying and/or selecting the Eligible Collateral Loans included in the Sale Portfolio which are intended to be adverse to the interests of the Purchaser (or any of its assignees).

(l) Compliance with Laws. The Seller has complied in all material respects with all Applicable Law to which it may be subject.

(m) Taxes. The Seller has filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all U.S. federal income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established, and no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(n) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Facility Documents (including the use of the proceeds from the Sale of the Sale Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from the Sale of the Sale Portfolio will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(o) Loan Assignments. Each Loan Assignment is accurate in all material respects.

(p) No Liens, Etc. The Sale Portfolio to be acquired by Purchaser hereunder is owned by the Seller free and clear of any Lien (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien (subject only to Permitted Liens). No effective financing statement reflecting the Seller or the Seller’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Sale Portfolio Purchased hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Revolving Credit and Security Agreement.

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(q) Information True and Correct. All information heretofore furnished by or on behalf of the Seller to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is accurate, true and correct in all material respects and does not omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect; provided that, solely with respect to written or electronic information furnished by or on behalf of the Seller which was provided to the Seller from an Obligor with respect to a Loan Asset, such information shall only need to be accurate, true and correct in all material respects to the actual knowledge of the Seller.

(r) ERISA Compliance. The present value of all benefits vested under each “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Seller or any member of its ERISA Group, or to which the Seller or any member of its ERISA Group, contributes or has an obligation to contribute or has any liability (each, a “Pension Plan”) does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Pension Plan other than a Multiemployer Plan), withdrawals or reportable events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Seller to any material Tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(s) Intent of the Seller. The Seller has not sold, transferred, assigned or otherwise conveyed any interest in any Sale Portfolio to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors.

(t) Value Given. The Seller has received reasonably equivalent value from the Purchaser and, solely in the case of any deemed contribution to the Equityholder, the Equityholder in exchange for the Sale of such Sale Portfolio Sold hereunder. No such Sale has been made for or on account of an antecedent debt owed by the Seller.

(u) Accounting. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Sale Portfolio by the Seller to the Purchaser.

(v) [Reserved].

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(w) Sale Agreement. This Agreement and the Loan Assignments (together with any assignment documents evidencing the assignment of each Loan Asset in accordance with the Related Documents) contemplated herein are the only agreements or arrangements pursuant to which the Seller Sells the Sale Portfolio Sold by it to the Purchaser.

(x) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sale Portfolio in favor of the Purchaser, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Seller owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Sale Portfolio Sold by it to the Purchaser hereunder on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iii) the Seller has received all consents and approvals required by the terms of any Loan Asset, to the Sale thereof and the granting of a security interest in the Loan Assets hereunder to the Purchaser;

(iv) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Sale Portfolio in which a security interest may be perfected by filing granted hereunder to the Purchaser; and

(v) other than (A) as expressly permitted by the terms of this Agreement and the Revolving Credit and Security Agreement and (B) the security interest granted to the Purchaser and the Collateral Agent, on behalf of the Secured Parties, the Seller has not pledged, assigned, sold, granted a Lien in or otherwise conveyed any of the Sale Portfolio. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Sale Portfolio other than any financing statement (x) relating to the security interest granted to the Purchaser under this Agreement, or (y) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Seller is not aware of the filing of any judgment or tax lien filings against the Seller.

(y) Collections. The Collection Account is the only account to which Obligors have been instructed to send Interest Proceeds and Principal Proceeds (after the applicable Purchase Date) on the Sale Portfolio Sold by the Seller. The Seller acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates with respect to the Sale Portfolio Purchased by the Purchaser as contemplated by this Agreement are held and shall be held in trust for the benefit of the Purchaser (or its assignees) until deposited into the Collection Account as required by the Revolving Credit and Security Agreement.

(z) [Reserved].

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(aa) Anti-Corruption Laws and Anti-Terrorism Laws. None of the Seller, its subsidiaries, directors or officers, or, to the best knowledge of the Seller, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Seller has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.

(bb) Sanctions. None of the Seller, its subsidiaries, directors or officers, or, to the best knowledge of the Seller, any affiliate, agent or employee of the Seller, is a Person, that is, or is owned or controlled by Persons that are: (i) a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country.

(cc) Opinion. The statements of fact in the section heading “Description of the Transaction” in each of the non-consolidation opinion and true sale opinion (the “Non-Consolidation/True Sale Opinion”) of Dechert LLP, dated as of the Closing Date are true and correct in all respects.

(dd) Full Payment. As of the related Purchase Date for a particular Loan Asset, the Seller has no knowledge of any fact which should lead it to expect that such Loan Asset will not be paid in full.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Sale of the Sale Portfolio to the Purchaser and (y) the grant of a first priority perfected security interest in, to and under the Sale Portfolio pursuant to the Revolving Credit and Security Agreement by the Purchaser.

Section 4.2. Representations and Warranties of the Seller Relating to the Agreement and the Sale Portfolio. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Revolving Credit and Security Agreement. As of the Closing Date and each Purchase Date, the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that (as to any Loan Assets, only with respect to the Loan Assets being purchased on such Purchase Date):

(a) Binding Obligation, Valid Transfer and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Purchaser of all right, title and interest in, to and under all of the Sale Portfolio, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all of the Sale Portfolio to the Purchaser which upon the delivery of the Related Documents and the filing of the financing statements shall be a first priority perfected security interest in all of the Sale Portfolio, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Covered Accounts.

(b) Eligibility of Sale Portfolio. (i) Schedule I is an accurate and complete listing of all the Sale Portfolio as of the related Purchase Date and the information contained therein

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with respect to the identity of such Sale Portfolio and the amounts owing thereunder are true and correct as of the related Purchase Date, (ii) each item of the Sale Portfolio Purchased by the Purchaser hereunder is an Eligible Collateral Loan as of the related Purchase Date therefor, and (iii) with respect to each item of the Sale Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in each item of Sale Portfolio to the Purchaser have been duly obtained, effected or given and are in full force and effect.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of the Sale Portfolio to the Purchaser, (y) the grant of a first priority perfected security interest in, to and under the Sale Portfolio pursuant to the Revolving Credit and Security Agreement by the Purchaser and (z) the termination of this Agreement and the Revolving Credit and Security Agreement.

Notwithstanding anything to the contrary contained herein or in any of the other Facility Documents, to the extent the Equityholder purchases any Loan Assets Sold hereunder in accordance with Section 10.06 of the Revolving Credit and Security Agreement, such purchase shall, to the extent applicable, cure any breach of warranty or representation under this Section 4.2 arising from such Loan Asset(s).

Section 4.3. Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which the Seller relies in selling the Sale Portfolio to the Purchaser hereunder and each of the Secured Parties relies upon in entering into the Revolving Credit and Security Agreement. As of the Closing Date and each Purchase Date, the Purchaser represents and warrants to the Seller for the benefit of the Seller and each of its successors and assigns that:

(a) Due Organization. The Purchaser is a limited liability company formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement.

(b) Due Qualification and Good Standing. The Purchaser is in good standing in the State of Delaware and is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Purchaser of, and the performance of its obligations under, this Agreement and the other instruments, certificates and agreements contemplated hereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and bind obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(d) Governmental Authorizations; Private Authorizations; Governmental Filings. The Purchaser has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement.

(e) [Reserved].

(f) Non-Contravention. None of the execution and delivery by the Purchaser of this Agreement, the consummation of the transactions herein contemplated, or compliance by it with the terms, conditions and provisions hereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties.

(g) Value Given. The Purchaser has given fair consideration and reasonably equivalent value to the Seller in exchange for the Sale of the Sale Portfolio from the Seller, which amount the Purchaser hereby agrees is the fair market value of such Sale Portfolio.

(h) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Loan Assignment or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Loan Assignment.

(i) Opinions. The statements of fact in the section headings “Description of the Transaction” and “Facts and Assumptions” in the Non-Consolidation/True Sale Opinion are true and correct in all respects.

ARTICLE V.

COVENANTS OF THE SELLER

Section 5.1. Protection of Title of the Purchaser.

(a) On or prior to the Closing Date, the Seller shall have filed or caused to be filed UCC-1 financing statements, naming the Seller as “Debtor/Seller”, naming the Purchaser as “Assignor Secured Party/Buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Assignee Secured Party”, and describing the Sale Portfolio to be acquired by the Purchaser, with the office of the Secretary of State of the state of the jurisdiction of incorporation of the Seller. From time to time thereafter, the Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required

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by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Purchaser under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Revolving Credit and Security Agreement, in the Sale Portfolio acquired by the Purchaser hereunder, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Collateral Agent, the Servicer, the Lenders and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller agrees that it will from time to time, at its expense, take all actions, that the Purchaser, the Collateral Agent, the Custodian or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Sale Portfolio, or to enable the Purchaser, the Collateral Agent, the Custodian, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Facility Document.

(b) The Seller shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other UCC-1 financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Collection Date shall have occurred:

(i) file or cause to be filed an appropriate continuation statement with respect to such UCC-1 financing statement; and

(ii) deliver or cause to be delivered to the Purchaser, the Collateral Agent and the Administrative Agent an opinion of counsel for the Seller, in form and substance reasonably satisfactory to the Purchaser, the Collateral Agent and the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.01 of the Revolving Credit and Security Agreement with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(c) The Seller shall not make any change to its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Sale Portfolio from the address set forth under its name on the signature pages hereto, or change its jurisdiction of incorporation, unless, in each case, the Seller shall provide the Administrative Agent with such opinions of counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Purchaser in the Sale Portfolio.

(d) The Seller shall mark its master data processing records so that, from and after the time of Sale under this Agreement of the Sale Portfolio or any part thereof to the Purchaser and the grant of a security interest in such Sale Portfolio by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Revolving Credit and Security Agreement, the Seller’s master data processing records that refer to such Sale Portfolio shall indicate clearly that such Sale Portfolio has been Purchased by the Purchaser hereunder and pledged by the Purchaser

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to the Collateral Agent, on behalf of the Secured Parties, under the Revolving Credit and Security Agreement. Indication of the Collateral Agent’s security interest for the benefit of the Secured Parties in the Sale Portfolio shall be deleted from or modified on the Seller’s computer systems when, and only when, such Sale Portfolio shall be (i) paid off by the related Obligor or (ii) released by the Collateral Agent pursuant to Section 7.02 or 8.07 of the Revolving Credit and Security Agreement.

(e) If the Seller fails to perform any of its obligations hereunder, the Purchaser, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 9.1. The Seller irrevocably authorizes the Purchaser, the Collateral Agent or the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Purchaser, the Collateral Agent and the Administrative Agent as its attorney–in–fact pursuant to a Power of Attorney substantially in the form of Exhibit B to act on behalf of the Seller to file (i) financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent in the Sale Portfolio and (ii) a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Sale Portfolio as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable.

(f) Promptly following the request of Purchaser or the Administrative Agent, Seller shall cause to be filed a UCC-3 Amendment, or such other relevant filing, in form and substance reasonably satisfactory to the Purchaser and the Administrative Agent, related to any lien release by the Collateral Agent (as defined in the Seller Credit Facility) with respect to the Sale Portfolio pursuant to the Seller Credit Facility Documents.

Section 5.2. Affirmative Covenants of the Seller. From the date hereof until the Collection Date:

(a) Compliance with Law. The Seller will comply in all material respects with all Applicable Law, including those applicable to the Seller as a result of its interest in the Sale Portfolio or any part thereof.

(b) Preservation of Company Existence. The Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Performance and Compliance with Sale Portfolio. The Seller will, at its expense, timely and fully perform and comply in all respects with all provisions, covenants and other promises required to be observed by it under the Sale Portfolio and all other agreements related to such Sale Portfolio.

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(d) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Sale Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Sale Portfolio.

(e) Separate Identity. The Seller acknowledges that the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Revolving Credit and Security Agreement and the other Facility Documents in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall not take any action that causes, or omit to take any action that results in, the Purchaser failing to comply with any of its covenants set forth in Section 5.05 of the Revolving Credit and Security Agreement.

(f) Payment, Performance and Discharge of Obligations. The Seller will pay, perform and discharge all of its obligations and liabilities, including all Taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, Taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

(g) Notices.

(i) Representations and Covenants. Promptly, upon receipt of notice or discovery thereof, the Seller will furnish notice to the Purchaser and the Administrative Agent (A) if any representation or warranty set forth in Section 4.1 or Section 4.2 was materially incorrect at the time it was given or deemed to have been given or (B) of the breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Purchaser and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(ii) ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA, other than an event for which the reporting requirements have been waived by regulations) with respect to the Seller (or any member of its ERISA Group), the Seller will provide a copy of such notice to the Purchaser, the Collateral Agent and the Administrative Agent.

(iii) Proceedings. As soon as possible and in any event within three (3) Business Days, after the Seller receives notice or obtains knowledge thereof, the Seller will provide the Purchaser, the Collateral Agent and the Administrative Agent with notice of any settlement of, material judgment (including a material judgment with respect to the

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liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Sale Portfolio, the Facility Documents, the Collateral Agent’s, for the benefit of the Secured Parties, or the Purchaser’s interest in the Sale Portfolio, or the Purchaser, the Servicer, the Seller or any of their respective Affiliates. For purposes of this Section 5.2(g)(iii), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Seller or any of its Affiliates (other than the Purchaser) in excess of $5,000,000 shall be deemed to be material.

(h) Other. The Seller will furnish to the Purchaser, the Collateral Agent and the Administrative Agent promptly, from time to time such other information, documents, records or reports respecting the Sale Portfolio or the condition or operations, financial or otherwise, of the Seller as the Purchaser, the Collateral Agent and the Administrative Agent may from time to time reasonably request in order to protect the interests of the Purchaser, the Administrative Agent, the Collateral Agent, the Lenders or the Secured Parties under or as contemplated by this Agreement and the other Facility Documents.

(i) Opinion. The Seller will take all other actions necessary to maintain in all respects the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Seller, issued in connection with the Facility Documents and relating to the issues of substantive consolidation and the true sale of the Sale Portfolio.

(j) Delivery of Related Documents. The Seller shall have, or shall have caused to be, delivered to the Custodian on behalf of the Purchaser and any assignee thereof each item required to be contained in the Related Documents of any of the Eligible Collateral Loans or Portfolio Assets related thereto being acquired by the Purchaser within five Business Days of the related Purchase Date.

Section 5.3. Negative Covenants of the Seller. From the date hereof until the Collection Date:

(a) Sale Portfolio Not to be Evidenced by Instruments. The Seller will take no action to cause any Sale Portfolio that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Sale Portfolio.

(b) Security Interests. Except as otherwise permitted herein and in the Revolving Credit and Security Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Sale Portfolio Sold by the Seller to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Sale Portfolio Sold by the Seller to the Purchaser hereunder. The Seller will promptly notify the Purchaser, the Collateral Agent and the Administrative Agent of the existence of any Lien on any Sale Portfolio and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Agent, on behalf of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided, that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Sale Portfolio.

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(c) Transfer of Purchaser Membership Interests. The Seller shall not transfer, participate or otherwise encumber its membership interests in the Equityholder to the extent such transfer, participation or other encumbrance would constitute a Change of Control without the prior written consent of the Administrative Agent.

(d) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Loan Assets to the Purchaser.

(e) ERISA Matters. The Seller will not (i) engage, and will exercise its best efforts not to permit any member of its ERISA Group to engage, in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (iii) fail to make any payments to a Multiemployer Plan that the Seller or any member of its ERISA Group may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Pension Plan so as to result, directly or indirectly, in any liability to the Seller, or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to any Pension Plan other than an event for which the reporting requirements have been waived by regulations.

(f) Limitation on Financing Activities. The Seller shall not, directly or indirectly, advance or loan to the Purchaser any funds pursuant to any financial accommodation.

(g) Amendments to Constituent Documents, etc. Without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), it shall not amend, modify or take any action inconsistent with the Purchaser’s Constituent Documents.

(h) Seller Credit Facility Documents. The Seller shall not amend the Seller Credit Facility Documents in any manner that would reasonably be expected to have a Material Adverse Effect on the Seller’s ability to transfer the Sale Portfolio to Purchaser free and clear of any Liens (other than Permitted Liens) or grant in favor of the Purchaser any security interest in the Sale Portfolio provided for hereunder.

ARTICLE VI.

[RESERVED]

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ARTICLE VII.

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE SALE PORTFOLIO

Section 7.1. Rights of the Purchaser.

(a) The Seller hereby authorizes the Purchaser, the Servicer, the Collateral Agent and the Administrative Agent and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of the Seller that the Purchaser, the Servicer, the Collateral Agent or the Administrative Agent and/or their respective designees or assignees determine are necessary or appropriate to collect all amounts due under any Sale Portfolio and to enforce or protect the Purchaser’s, the Collateral Agent’s and the Administrative Agent’s rights under this Agreement, including endorsing the name of the Seller on checks and other instruments representing Interest Proceeds and Principal Proceeds and enforcing such Sale Portfolio.

(b) The Purchaser shall have no obligation to account for, replace, substitute or return any Sale Portfolio to the Seller. The Purchaser shall have no obligation to account for or to return Interest Proceeds or Principal Proceeds, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such Interest Proceeds and Principal Proceeds and charges are in excess of the Purchase Price for such Sale Portfolio.

(c) The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with any Sale Portfolio and all of the Purchaser’s right, title and interest in, to and under this Agreement, pursuant to the Revolving Credit and Security Agreement.

(d) The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Sale Portfolio and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

Section 7.2. Notice to Administrative Agent. The Seller agrees that, concurrently with its delivery to the Purchaser, copies of all notices, reports, documents and other information required to be delivered by the Seller to the Purchaser hereunder shall be delivered by the Seller to the Administrative Agent.

ARTICLE VIII.

SURVIVAL

Section 8.1. Survival of Certain Provisions. Notwithstanding any provision contained herein to the contrary, the Seller’s and the Purchaser’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles III and IV, the rights and obligations under Article VII, the indemnification provisions of Article IX and the provisions of Sections 5.1, 10.2, 10.8, 10.9, 10.10, 10.12, 10.13, 10.14 and 10.17 shall be continuing and shall survive any termination of this Agreement.

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ARTICLE IX.

INDEMNIFICATION.

Section 9.1. Indemnification by the Seller.

(a) Without limiting any other rights which the Purchaser, any assignee of the Purchaser or any such Persons’ respective shareholders, officers, employees, agents, or Affiliates (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify any Indemnified Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable attorneys’ fees and disbursements (all of the foregoing, being collectively referred to as, “Indemnified Amounts”), awarded against or incurred by such Indemnified Party arising out of or as a result of the following (excluding, however, (x) any such amounts resulting solely from any gross negligence or willful misconduct on the part of the applicable Indemnified Party or the breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Facility Document or (y) Indemnified Amounts that arise from Loan Assets that are uncollectible solely as a result of the insolvency, bankruptcy or financial inability to pay of the related Obligor):

(i) any Taxes that may at any time be asserted against any Indemnified Party or the Loan Assets with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, stamp or license Taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Seller under this Agreement and imposed against such Indemnified Party;

(ii) the failure by the Seller to pay when due any Taxes due by the Seller for which the Seller is liable, including sales, excise or personal property Taxes payable in connection with the Sale Portfolio;

(iii) [reserved];

(iv) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement (other than the Revolving Credit and Security Agreement) or with any Applicable Law;

(v) any representation or warranty made or deemed made by the Seller under or in connection with this Agreement, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered;

(vi) the failure to vest and maintain vested in the Purchaser an undivided ownership interest in the Sale Portfolio, together with all Interest Proceeds and Principal Proceeds, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Purchase or at any time thereafter;

(vii) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice or business activity report or any similar report;

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(viii) any action taken by the Seller in the enforcement or collection of any Sale Portfolio which results in any claim, suit or action of any kind pertaining to the Sale Portfolio or which reduces or impairs the rights of the Purchaser with respect to any Loan Asset or the value of any such Loan Asset;

(ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds by the Seller or the security interest in the Sale Portfolio granted hereunder;

(x) any failure by the Purchaser to give reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Purchaser of any item of the Sale Portfolio or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; or

(xi) the failure of the Seller or any of its agents or representatives to remit to the Purchaser any Interest Proceeds or Principal Proceeds on the Sale Portfolio remitted to the Seller or any such agent or representative as provided in this Agreement.

(b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Seller to the Indemnified Party within ten (10) Business Days following such Person’s demand therefor.

(c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Seller as the case may be, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) Indemnification under this Section 9.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

Section 9.2. Assignment of Indemnities. The Seller acknowledges that, pursuant to the Revolving Credit and Security Agreement, the Purchaser has assigned its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under this Article IX shall inure to the Collateral Agent, on behalf of the Secured Parties. The Seller agrees that the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this Article IX.

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ARTICLE X.

MISCELLANEOUS

Section 10.1. Liability of the Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and with respect to its representations, warranties, covenants and agreements expressly set forth hereunder.

Section 10.2. Limitation on Liability. No claim may be made by any Person against the Seller, the Collateral Agent, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.3. Amendments; Limited Agency. No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent.

Section 10.4. Waivers; Cumulative Remedies. No failure or delay on the part of the Purchaser (or any assignee thereof) or the Seller in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 10.5. Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 10.6. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Facility Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Facility Documents.

Section 10.7. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants,

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provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 10.8. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 10.9. Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Seller and the Purchaser agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Seller or the Purchaser, as applicable, at its address specified in Section 10.5. Nothing in this Section 10.9 shall affect the right of the Seller or the Purchaser to serve legal process in any other manner permitted by law.

Section 10.10. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Purchaser and its Affiliates and officers, directors, employees and agents thereof under Article IX, the Seller agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Purchaser or its assignees incurred in connection with the preparation, execution, delivery, enforcement, administration (including periodic auditing), renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith (other than the Revolving Credit and Security Agreement), including the reasonable and documented fees and out–of–pocket expenses of counsel with respect thereto and with respect to advising the Purchaser or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith (subject to the same limitations set forth in the Revolving Credit and Security Agreement), and all reasonable and documented out-of-pocket costs and expenses, if any (including counsel fees and expenses), incurred by the Purchaser or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

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(b) The Seller shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 10.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12. Bankruptcy Non-Petition and Limited Recourse; Claims. The Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy proceeding or other insolvency proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect plus one day) since the Collection Date. The Seller hereby acknowledges that (i) the Purchaser has no assets other than the Sale Portfolio, (ii) the Purchaser shall, immediately upon Purchase hereunder, grant a security interest in the Sale Portfolio to the Collateral Agent, on behalf of the Secured Parties, pursuant to the Revolving Credit and Security Agreement, and (iii) Available Collections generated by the Sale Portfolio will be applied first to payment of the Purchaser’s obligations under the Revolving Credit and Security Agreement. In addition, the Seller shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

Section 10.13. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 10.13 and the Revolving Credit and Security Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. The Seller agrees to perform its obligations hereunder for the benefit of the Collateral Agent, for the benefit of the Secured Parties, under the Revolving Credit and Security Agreement and the Collateral Agent, in such capacity, shall be an express third party beneficiary hereof. The Collateral Agent, for the benefit of the Secured Parties, under the Revolving Credit and Security Agreement may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without joinder of the Purchaser.

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(c) The Administrative Agent, the Collateral Agent and the other Secured Parties shall be express third-party beneficiaries of this Agreement.

Section 10.14. Waiver of Setoff.

(a) The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Purchaser, the Administrative Agent, the Collateral Agent, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller.

(b) The Purchaser shall have the right to set–off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Agreement. Upon any such set–off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.

Section 10.15. Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 10.16. Rights of Inspection. The Purchaser and the Administrative Agent and their respective representatives and assigns may conduct at any reasonable time, with reasonable notice, and from time to time, and the Seller will fully cooperate with, a reasonable number of field examinations and audits of the Loan Assets and business affairs of the Seller each calendar year; provided that the Seller shall not be liable for the costs and expenses of more than one such visit in any calendar year by the Administrative Agent unless an Event of Default has occurred under the Revolving Credit and Security Agreement, in which event the number of visits for which the Seller shall be liable for the costs and expenses shall not be limited.

Section 10.17. Subordination. After giving effect to any payment relating to any indebtedness, obligation or claim the Seller may from time to time hold or otherwise have against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing, the Borrowing Base at such time must exceed the Obligations owed by the Purchaser to the Secured Parties under the Revolving Credit and Security Agreement. The Seller hereby agrees that at any time during which the condition set forth in the preceding sentence shall not be satisfied, the Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to each Lender, the Collateral Agent, the Administrative Agent or any other Secured Party under the Revolving Credit and Security Agreement.

Section 10.18. Confidentiality. Each of the parties hereto hereby agrees with the confidentiality provisions set forth in Section 13.09 of the Revolving Credit and Security Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PENNANTPARK INVESTMENT FUNDING I, LLC, as the Purchaser

By: PennantPark Investment Corporation, its Designated Manager

By:
Name:
Title:

PennantPark Investment Funding I, LLC

c/o PennantPark Investment Corporation

590 Madison Avenue, 15th Floor

New York, New York 10022

PENNANTPARK INVESTMENT CORPORATION, as the Seller

By:
Name:
Title:

PennantPark Investment Corporation

590 Madison Avenue, 15th Floor

New York, New York 10022

SCHEDULE I

SALE PORTFOLIO LIST

[Attached]

EXHIBIT A

FORM OF LOAN ASSIGNMENT

LOAN ASSIGNMENT NO.     , dated as of                     , from PENNANTPARK INVESTMENT CORPORATION (the “Seller”) to PENNANTPARK INVESTMENT FUNDING I, LLC (the “Purchaser”).

(A) We refer to the Purchase and Sale Agreement, dated as of February 22, 2019 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between the Seller and the Purchaser.

(B) Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement or the Revolving Credit and Security Agreement unless otherwise defined herein.

“Cut–Off Date” shall mean, with respect to the Loan Assets designated hereby,             ,         .

(C) Designation of Loan Assets. The Seller delivers herewith a computer file containing a true and complete list of the Loan Assets Sold and assigned hereunder, identified by account number, the related Obligor and Principal Balance as of the Cut–Off Date. Such computer file shall be as of the date of this Loan Assignment incorporated into and made part of this Loan Assignment and is marked as Schedule I.

(D) The Seller does hereby Sell to the Purchaser, and the Purchaser hereby Purchases from the Seller, all right, title and interest of the Seller (whether now owned or hereafter acquired) in the property identified in clauses (i) - (iii) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to any of the following property, whether now owned or existing or hereafter created, arising or acquired and wherever located (in each case excluding the Retained Interest and the Excluded Amounts) (the “Sale Portfolio”):

(i) the Loan Assets that are identified by the Seller as of the Cut–Off Date, which are listed on Schedule I, together with all monies due or to become due in payment under such Loan Assets on and after the related Cut–Off Date, including, but not limited to, all Available Collections;

(ii) the Portfolio Assets with respect to the Loan Assets referred to in clause (i); and

(iii) all income and Proceeds of the foregoing.

(E) This Loan Assignment is made without recourse except as otherwise expressly set forth in the Agreement. The Seller acknowledges and agrees that the Purchaser is accepting this Loan Assignment in reliance on the representations, warranties and covenants of the Seller contained in the Agreement. The undersigned Responsible Officer of the Seller hereby certifies to the Purchaser, the Collateral Agent, the Administrative Agent, and the other Secured Parties that all of the representations and warranties in Section 4.2 of the Agreement are true, accurate and complete as of the Purchase Date referenced above.

(F) Ratification of the Agreement. The Agreement is hereby ratified, and all references to the “Purchase and Sale Agreement”, to “this Agreement” and “herein” shall be deemed to be a reference to the Agreement as supplemented by this Loan Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non–compliance with any term or provision of the Agreement.

(G) It is the express intent of the parties hereto that the Sale of the Loan Assets by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as, an absolute sale by the Seller (free and clear of any Lien (other than Permitted Liens)) of such Loan Assets. It is, further, not the intention of the parties that such Sale be deemed a pledge of such Loan Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, such Loan Assets are held to continue to be property of the Seller, then the parties hereto agree that: (i) the Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Loan Assets provided for hereunder shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller hereby grants to the Purchaser, a first priority security interest (subject only to Permitted Liens) in all of the Seller’s right, title and interest in and to such Loan Assets and all amounts payable to the holders of such Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the Covered Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Loan Assets together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of such Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Agreement. The Purchaser shall, to the extent consistent with the Agreement and the other Facility Documents, take such actions as may be necessary to ensure that, if the Agreement were deemed to create a security interest in such Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under

Applicable Law and will be maintained as such throughout the term of the Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under the Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(H) THIS LOAN ASSIGNMENT NO.      SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Seller has caused this Loan Assignment to be executed by its duly authorized officer as of the date first above written.

PENNANTPARK INVESTMENT CORPORATION, as the Seller

By:
Name:
Title:

SCHEDULE I TO EXHIBIT A

SEE ATTACHED

EXHIBIT B

FORM OF POWER OF ATTORNEY

PENNANTPARK INVESTMENT CORPORATION

[DATE]

This Power of Attorney is executed and delivered by PennantPark Investment Corporation, as the Seller under the Purchase and Sale Agreement (each as defined below), to [The Bank of New York Mellon Trust Company, National Association][BNP Paribas], as the [Collateral Agent][Administrative Agent] (in such capacity, the “Attorney”), pursuant to that certain Purchase and Sale Agreement, dated as of February 22, 2019 (as amended, modified, supplemented or restated from time to time, the “Purchase and Sale Agreement”), by and between PennantPark Investment Corporation, as the seller (in such capacity, the “Seller”) and PennantPark Investment Funding I, LLC, as the purchaser (in such capacity, the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings provided in the Purchase and Sale Agreement or the Revolving Credit and Security Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Seller as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Seller irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Seller until all obligations of the Purchaser under the Facility Documents have been indefeasibly paid in full in cash and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

The Seller hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), as its attorney–in–fact to act on behalf of the Seller solely to file (i) financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent, on behalf of the Secured Parties, in the Sale Portfolio and (ii) a carbon, photographic or other reproduction of the Purchase and Sale Agreement or any financing statement with respect to the Sale Portfolio as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable. The Seller hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, this Power of Attorney is executed by the Seller, and the Seller has caused its seal to be affixed pursuant to the authority of its managers and/or members as of the date set forth above.

PENNANTPARK INVESTMENT CORPORATION

By:
Name:
Title:

Sworn to and subscribed before

me this February     , 2019:

Notary Public

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